     As filed with the Securities and Exchange Commission on April 11, 2000

                                                      REGISTRATION NO. 333-49011
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                        ADVANCED ACCESSORY SYSTEMS, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   13-3848156
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                            AAS CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    6719                                   13-3969422
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                               AAS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    6719                                   38-3319226
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                                 SPORTRACK, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   13-3848154
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                             VALLEY INDUSTRIES, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   38-3363492
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------

                                  VALTEK, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   38-3402070
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                               TERENCE C. SEIKEL
                            CHIEF EXECUTIVE OFFICER
                           12900 HALL ROAD, SUITE 200
                        STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                           -------------------------

                                With a copy to:
                 JAMES M. LURIE, ESQ. AND ILAN S. NISSAN, ESQ.
                        O'SULLIVAN GRAEV & KARABELL, LLP
                 30 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10112
                                 (212) 408-2400
                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(C), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        ADVANCED ACCESSORY SYSTEMS, LLC
                            AAS CAPITAL CORPORATION
                            ------------------------

                             CROSS REFERENCE SHEET

                    PURSUANT TO REGULATION S-K, ITEM 501(B),
         SHOWING LOCATION OF INFORMATION REQUIRED BY ITEMS OF FORM S-4


            FORM S-4 ITEM NUMBER AND CAPTION               LOCATION OF CAPTION IN PROSPECTUS
            --------------------------------               ---------------------------------
 1.    Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus.....    Facing Page of Registration Statement;
                                                      Outside Front Cover Page of Prospectus
 2.    Inside Front and Outside Back Cover Pages
       of Prospectus..............................    Inside Front and Outside Back Cover Pages
                                                      of Prospectus; Available Information
 3.    Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information..............    Prospectus Summary; Risk Factors; Selected
                                                      Consolidated Financial Information
 4.    Terms of the Transaction...................    Prospectus Summary; Description of the
                                                      Notes
 5.    Pro Forma Financial Information............                         *
 6.    Material Contracts with the Company Being
       Acquired...................................                         *
 7.    Additional Information Required for
       Reoffering by Persons and Parties Deemed to
       be Underwriters............................    Plan of Distribution
 8.    Interests of Named Experts and Counsel.....                         *
 9.    Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities................................                         *
10.    Information With Respect to S-3
       Registrants................................                         *
11.    Incorporation of Certain Information by
       Reference..................................                         *
12.    Information With Respect to S-2 or S-3
       Registrants................................                         *
13.    Incorporation of Certain Information by
       Reference..................................                         *
14.    Information With Respect to Registrants
       Other Than S-2 or S-3 Registrants..........    Prospectus Summary; Risk Factors; Selected
                                                      Consolidated Financial Information;
                                                      Management's Discussion and Analysis of
                                                      Financial Condition and Results of
                                                      Operations; Business; Description of the
                                                      Credit Facilities
15.    Information With Respect to S-3
       Companies..................................                         *
16.    Information With Respect to S-2 or S-3
       Companies..................................                         *
17.    Information With Respect to Companies Other
       Than S-2 or S-3 Companies..................                         *
18.    Information if Proxies, Consents or
       Authorization Are to be Solicited..........                         *
19.    Information if Proxies, Consents or
       Authorizations Are Not to be Solicited, or
       in an Exchange Offer.......................    Management; Ownership of Capital Stock;
                                                      Certain Transactions


-------------------------
* Not applicable or answer is in the negative.

PROSPECTUS

                                  $125,000,000

                        ADVANCED ACCESSORY SYSTEMS, LLC
                            AAS CAPITAL CORPORATION

               9 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2007

     Advanced Accessory Systems, LLC ("AAS") and AAS Capital Corporation have issued $125,000,000 aggregate principal amount of our 9 3/4% Series B Senior Subordinated Notes due 2007 (the "Notes"). The Notes are direct obligations of both of us.

     We will pay interest on the Notes, in arrears, in cash on April 1 and October 1. We began paying interest on the Notes on October 1, 1998. We may redeem the Notes subject to certain limitations described in this Prospectus.

     The Notes are unsecured and are subordinated in right of payment to all of our existing and future senior debt. Our domestic subsidiaries as of this date guarantee the Notes. The guarantees of our domestic subsidiaries are unsecured obligations and are subordinated in right of payment for all of their existing and future senior debt. Our foreign subsidiaries do not guarantee the Notes.

     We will not receive any proceeds from the sale of the Notes.

     We prepared this Prospectus for use by Chase Securities Inc. ("CSI") in connection with offers and sales in market-making transactions. CSI may act as a principal or agent in these market-making transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. See "Plan of Distribution."

     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE NOTES.
                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                 The date of this Prospectus is April   , 2000

     MARKET DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED THROUGH OUR RESEARCH, SURVEYS OR STUDIES PURCHASED BY US OR THE INITIAL PURCHASERS (AS DEFINED). THE RESEARCH WAS ALSO CONDUCTED BY THIRD PARTIES OR OBTAINED FROM INDUSTRY OR GENERAL PUBLICATIONS. WE HAVE NOT INDEPENDENTLY VERIFIED MARKET DATA PROVIDED BY THIRD PARTIES OR INDUSTRY OR GENERAL PUBLICATIONS. SIMILARLY, INTERNAL COMPANY SURVEYS, WHICH WE BELIEVE TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.
                            ------------------------

                           FORWARD LOOKING STATEMENTS

     SOME OF THE STATEMENTS CONTAINED IN THIS PROSPECTUS DISCUSS FUTURE EXPECTATIONS, CONTAIN PROJECTIONS OR RESULTS OF OPERATIONS AND FINANCIAL CONDITION OR STATE OTHER "FORWARD-LOOKING" INFORMATION. THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE STATEMENTS. THE FORWARD-LOOKING INFORMATION IS BASED ON VARIOUS FACTORS AND WAS DERIVED FROM USING NUMEROUS ASSUMPTIONS. IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM THE FORWARD-LOOKING STATEMENTS ARE DISCLOSED UNDER THE HEADING "RISK FACTORS" AND THROUGHOUT THIS PROSPECTUS.

                             AVAILABLE INFORMATION

     To register the Notes, we filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain complete information about us, nor does it contain all of the information contained in the Registration Statement. For information about the contracts, agreements and other documents we refer to in this Prospectus, you should consult the Exhibits to the Registration Statement.

     You may review the Registration Statement without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may get your own copy at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, for a fee. You may inspect the materials contained in the Registration Statement on the Internet at http://www.sec.gov.

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and we will file reports and other information with the Commission. You may inspect or obtain a copy of such materials filed by us with the Commission at the offices listed above.

     If we cease to be subject to the reporting requirements of the Exchange Act, we have agreed that, as long as the Notes remain outstanding, we will file with the Commission and give holders of the Notes copies of the financial information that would have been contained in annual reports and quarterly reports, that we would have been required to file with the Commission. The financial information will include annual reports containing consolidated financial statements, together with an opinion expressed by an independent accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. We will also make the reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. This Prospectus includes specific terms of the Notes we sold, as well as information regarding our business, certain recent transactions entered into by us and detailed financial data. We encourage you to read this Prospectus in its entirety. Unless otherwise indicated, the words "Company", "we" "ours", and "us" refer to Advanced Accessory Systems, LLC and its subsidiaries, including AAS Capital Corporation.

     Our subsidiaries include the following:

     - SportRack, LLC ("SportRack" or "SportRack, LLC").

     - SportRack International, Inc. ("SportRack International").

     - Brink International B.V. ("Brink" or, "Brink International, B.V.").

     - Valley Industries, LLC ("Valley" or, "Valley Industries, LLC").

     - ValTek, LLC ("ValTek" or, "ValTek, LLC").

     - AAS Capital Corporation ("Capital Corp." or "AAS Capital Corporation").

                                  THE COMPANY

GENERAL


     We are one of the world's largest suppliers of towing and rack systems and related accessories for the automotive original equipment manufacturer ("OEM") market and the automotive aftermarket. Our products include a complete line of towing systems including accessories such as trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins. We also make rack systems and accessories which can be installed on vehicles to carry items such as bicycles, skis, luggage, surfboards and sailboards. In 1999, approximately 50% of our net sales were generated from products sold for light trucks. For the year ended December 31, 1999, net sales and EBITDA (as defined), were $311.7 million and $46.5 million, respectively.


COMPETITIVE ADVANTAGES

     Leading Global Market Position. Based on our knowledge of our industry, we believe that we are one of the world's largest suppliers of towing systems and of rack systems. Based on our knowledge of our industry, we believe that we are;

     - The largest supplier of towing systems in Europe.

     - The largest supplier of towing systems to automotive OEMs in North
       America.

     - The second largest supplier of towing systems to the aftermarket in North America.

     - One of the two largest suppliers of rack systems to automotive OEMs in North America.


     We have 26 engineering, manufacturing and distribution facilities strategically located in North America and Europe. By virtue of our size and global presence, we believe that we benefit from several competitive advantages, including the ability to:


     - Satisfy local design, production, quality and timing requirements of global OEMs.

     - Provide "one-stop shopping" for customers' product and service requirements.

     - Optimize plant production.

     - Maximize our raw material purchasing power.

     - Spread our selling, administrative and product development expenses over a large base of net sales.

     - Develop and maintain state-of-the-art production facilities.

     Strong Relationships with Diverse Customer Base. We have an established position as a Tier 1 supplier of towing and/or rack systems to most of the OEMs manufacturing in North America and/or Europe, including DaimlerChrysler, General Motors, Toyota, Opel, Volvo, Isuzu, Ford, BMW, Subaru, Fiat, Mitsubishi, Nissan, Volkswagen, SEAT, Skoda, Daiwoo and Kia. In our case, "Tier 1" means that we supply our products directly to the manufacturer of the vehicle. We supply DaimlerChrysler with substantially all its North American towing systems and rack systems and accessories. We also supply General Motors with approximately 50% of its rack system requirements. Tier 1 status and strong customer relationships are important elements in achieving continued profitable growth because, as OEMs narrow their supplier bases, well regarded, existing suppliers have an advantage in gaining new contracts. As OEM relationships turn into strategic partnerships, Tier 1 suppliers like us with system integration capabilities have an advantage in retaining existing contracts as well as participating in the design phase for new vehicles, which is integral to becoming a supplier for such new vehicles. We are also a leading supplier of towing and rack systems to automotive aftermarket wholesalers, retailers and installers, such as U-Haul, Pep Boys, Balkamp, Advance Auto Parts, Coast Distribution Systems, Discount Auto Parts, Ace Hardware, Norauto, Brezan, Feuvert and Canadian Tire.


     Comprehensive Product Line. We advertise ourselves as a leading supplier of a growing range of products and services. By offering over 2,000 towing system models, our products fit virtually every light vehicle produced in North America and Europe. We are one of a limited number of European manufacturers with such a broad product line that also satisfies European Community ("EC") regulatory safety standards. We believe that competitors whose products do not satisfy such standards face substantial design and testing costs to offer a comparable product line that meets these safety standards. We provide OEMs with fixed rack systems for approximately half of the light truck models produced in North America that utilize vehicle-specific fixed racks. We believe that our broad product offerings also facilitate strategic partnerships with automotive aftermarket wholesalers, retailers and installers.

     Design and Engineering Expertise. We have an engineering and research and development staff that develops new products and processing technologies. We work directly with OEM designers to simplify vehicle assembly and reduce vehicle cost and weight. We are responsible for many industry innovations, including lighter, less obtrusive, round tube towing hitches as well as push button and pull lever stanchions on fixed rack systems. We believe that our design and engineering capabilities provide significant value to our customers by:

     - Shortening OEM new product development cycles.

     - Lowering OEM manufacturing costs.

     - Providing technical expertise.

     - Permitting aftermarket customers to maintain lower inventory levels.

     We believe that our design innovations have helped to produce products that are durable and easy to install.

     High Quality, Low Cost Manufacturing Position. We believe that we are one of the highest quality, lowest cost suppliers of towing and rack systems in North America and Europe. We have received numerous quality and performance awards, including:

     - DaimlerChrysler's Gold Pentastar Award.

     - Ford's Q-1 Award.

     - Toyota's Distinguished Supplier Award.

     - Nissan's Superior Supplier Performance Award.


     Supplier quality systems are currently being standardized across OEMs through the ISO-9000 and QS-9000 programs. We have achieved ISO-9000 or QS-9000 certification for 12 of our 21 manufacturing and engineering facilities, and we are in the process of obtaining certification for other facilities. Our low cost position is the result of our strict cost controls and continuous improvement programs. OEMs typically prefer stable suppliers who can generate productivity gains that can be shared to reduce their costs. Our low cost position is closely integrated with our quality driven manufacturing operations. Our low cost position allows us to profitably deliver high quality, easy to install and competitively priced components on a just-in-time basis. Our focus on low cost manufacturing also provides benefits when selling products to the less price sensitive aftermarket.

BUSINESS STRATEGY

     Our objective is to strengthen our position as a leading global supplier of automotive exterior accessories. To accomplish our goals, we intend to pursue the following strategies:

     Increase Global Market Share. Our plan to increase our global market share is as follows:

     - Attract international customers by having operations in both North America and Europe.

     - Make newly acquired product lines available to our current customers.

     - Continually develop new and more profitable products which we can sell to our existing customers and use to attract new customers.

     Maintain and Enhance Strong Customer Relationships. We intend to strengthen and expand our relationships with global automotive OEMs and aftermarket customers by:

     - Continuing to develop new OEM and aftermarket products.

     - Building on our position as a low cost supplier of quality accessory products.

     - Offering new products to our existing customers.

     - Working with aftermarket customers to develop new marketing strategies.


     Pursue Strategic Acquisitions. We will continue to pursue strategic acquisitions to:


     - Respond to our customers increasing preference for "one stop" producers.

     - Add new products and services we believe our customers will value.

     - Expand geographically.

                               INDUSTRY OVERVIEW


     Our products are sold as standard accessories or options for a variety of light vehicles. In 1999, we estimate that approximately 50% of our net sales were generated from products sold for light trucks. Our research indicates that growth in this market, and in towing systems and rack systems in particular, resulted in large part from the increased production and sale of light trucks, which in 1999 accounted for approximately 51% of total light vehicle production in North America as compared to 32% in 1986. According to DRI/ McGraw-Hill Ward's Global Automotive Group, production of light trucks in North America and Western Europe has outpaced overall production in the light vehicle market. We cannot give you any assurance that such production rates of light trucks will continue or will continue to outpace overall production.


     The strong growth in production of light trucks is attributable to several factors, including:

     - The changing lifestyle of an aging population.

     - The versatile product offerings targeted toward both the luxury and economy market sectors.

     - The increasing acceptance of light truck use for everyday transportation.

     - The durability and special performance capabilities of light trucks.

     As automobile and light truck manufacturers have faced increased global competition, they have sought to significantly improve quality, reduce costs and shorten the development time required for new vehicle models. These changes have altered the OEM/supplier relationship and benefited larger suppliers that have strong product engineering and development capabilities, superior quality products, lower unit costs and the ability to deliver products on a timely basis. As a result, we believe that we will continue to benefit from the following automotive OEM and aftermarket trends:

     - Consolidation of supplier base by OEMs.

     - Emergence of EC safety standards.

     - Increased levels of manufacturing in North America by foreign companies.

     - Increased outsourcing by OEMs.

                            MANAGEMENT AND OWNERSHIP


     Chase Capital Partners ("CCP") and certain members of our management formed the Company in September 1995 to make strategic acquisitions of automotive exterior accessory manufacturers and to integrate those acquisitions into a global enterprise that would be a preferred supplier to the automotive industry. Our senior management team has an average of over 20 years of experience in manufacturing and marketing automotive-related products. We believe that members of our management team have strong and successful track records in the operation of their respective businesses. Members of our senior management own, in the aggregate, approximately 16% of our issued and outstanding voting securities on a fully diluted basis.



     CCP is the private equity group of The Chase Manhattan Corporation, one of the largest bank holding companies in the United States, and is one of the largest private equity organizations in the United States, with over $16 billion under management. Through its affiliates, CCP invests in leveraged buyouts, recapitalizations and venture capital opportunities by providing equity and mezzanine debt capital. Affiliates of CCP own approximately 53% of our issued and outstanding voting securities on a fully diluted basis.


                              ACQUISITION HISTORY

     In September 1995, our subsidiary, SportRack, acquired substantially all of the net assets of the MascoTech Accessories division (the "MascoTech Division") of MascoTech, Inc. ("MascoTech"). The MascoTech Division was a North American supplier of rack systems and accessories to the automotive OEM market and aftermarket.

     In October 1996, we acquired all of the capital stock of Brink B.V. (the "Brink Acquisition"), a private company with limited liability incorporated under the laws of The Netherlands and a European supplier of towing systems to the automotive OEM market and aftermarket. In December 1996, ownership of Brink B.V. and its subsidiaries was transferred to our newly formed subsidiary, Brink International B.V.

     In August 1997, we formed Valley to acquire the net assets of Valley Industries, Inc. ("Valley Industries"), a North American supplier of towing systems to the automotive OEM market and aftermarket (the "Valley Acquisition").

     In July 1997 we completed two smaller acquisitions though a subsidiary of SportRack called SportRack International, Inc. SportRack International acquired from Bell Sports Corporation ("Bell") the net assets of Bell's sportrack division, a Canadian supplier of rack systems and accessories to the automotive aftermarket. CCP was a significant equity investor in Bell. SportRack International also acquired the capital stock of Nomadic Sports, Inc. ("Nomadic"), a Canadian supplier of rack systems and accessories to the automotive OEM market and aftermarket. The acquisitions of the sportrack division of Bell and the capital stock of Nomadic are collectively referred to in this Prospectus as the "SportRack International Acquisition."

     In January 1998, we formed Ellebi S.r.l. ("Ellebi") to acquire the net assets of a division of Ellebi S.p.A. (the "Ellebi Acquisition"). Ellebi is an Italian supplier of towing systems to the European automotive OEM market and aftermarket.

     In February 1998, our subsidiary, SportRack International, Inc., acquired the net assets of Transfo-Rakzs, Inc. (the "Transfo-Rakzs Acquisition"), a Canadian supplier of rear hitch rack carrying systems and related products to the automotive aftermarket.



     In February 2000, our subsidiary, Valley Industries, LLC, acquired the net assets of Titan Industries, Inc. ("Titan"). Titan is a North American supplier of trailer balls and other towing related accessories to the automotive aftermarket.

                            ------------------------

     Capital Corp. is a Delaware corporation and is a wholly owned subsidiary of the Company. Capital Corp. has no assets, no liabilities other than with respect to the Notes and does not conduct any operations. The Notes are the joint and several obligations of AAS and Capital Corp.

     Our principal executive offices are located at 12900 Hall Road, Suite 200, Sterling Heights, Michigan 48313 and our telephone number is (810) 997-2900.

                        SUMMARY DESCRIPTION OF THE NOTES

Issuers.......................   Advanced Accessory Systems, LLC and AAS Capital
                                 Corporation

Notes Outstanding.............   $125,000,000 aggregate principal amount of
                                 9 3/4% Series B Senior Subordinated Notes due
                                 2007.

Maturity......................   October 1, 2007.

Interest Payment Dates........   April 1, and October 1.

Sinking Fund..................   None.

Optional Redemption...........   Except as described below, we may not redeem
                                 the Notes prior to October 1, 2002. On or after October 1, 2002 we may redeem some or all of the Notes at the redemption prices set forth in this Prospectus.

                                 At any time on or prior to October 1, 2000, we may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings made by us as long as we pay 109.750% of the principal amount to be redeemed, plus interest.

                                 If we do that, at least 65% of the aggregate principal amount of the Notes originally issued must remain outstanding after each such redemption. See "Description of the
                                 Notes -- Optional Redemption."

Change of Control.............   Upon the occurrence of a Change of Control, we
                                 must make an offer to repurchase the Notes at a price equal to 101% of the principal amount, plus interest. See "Description of the Notes --
                                 Change of Control."

Subsidiary Guarantees.........   Our domestic subsidiaries fully and
                                 unconditionally on a joint and several basis guarantee our obligations to pay principal and interest on the Notes. Before we may pay any principal or interest on the Notes, we must first have paid all principal and interest due under our existing Senior Indebtedness, including any Senior Indebtedness we may incur in the future. See "Description of the Notes --
                                 Guarantees of the Notes."

Ranking.......................   The Notes are not secured by any collateral.


                                 The Notes and the guarantees of our
                                 subsidiaries rank below all of our and our subsidiary guarantors' senior debt. Therefore, if we default, your right to payment under the Notes will be junior to the rights of holders of our and our subsidiary guarantors' senior debt to collect money we owe them at the time. In addition, if we do not pay you under the terms of the Notes, we may not be able to make additional borrowings and our senior debt may become due and payable immediately. The Notes will effectively rank below all liabilities (including trade payables) of our subsidiaries which are not guarantors. On December 31, 1999 the aggregate amount of senior debt was $53.9 million. See "Description of the Notes -- Ranking" and "-- Subordination of the Notes."

Certain Covenants.............   The indenture under which the Notes were issued
                                 (the "Indenture") contains certain covenants that, among other things, limit our ability to:

                                 - Incur additional indebtedness.

                                 - Pay dividends on or redeem our membership
                                   interests or make certain payments to others.

                                 - Make investments.

                                 - Sell our assets or membership units to third parties.

                                 - Enter into transactions with our affiliates.

                                 - Consolidate, merge or transfer all or
                                   substantially all of our assets.

     The covenants are subject to a number of significant exceptions and qualifications. See "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     In addition to other matters set forth in this Prospectus, you should carefully consider the following factors before purchasing the Notes.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM PAYING YOU


     Indebtedness in relation to our members' equity is high. Our indebtedness at December 31, 1999 was $178.5 million. Our ratio of indebtedness to total capital was 0.9 to 1.0. Our ratio of earnings to fixed charges was 1.29 to 1.0 for the year ended December 31, 1999. Our net income for the year ended December 31, 1999 was $5.0 million. In addition, the Amended and Restated Credit Agreement and the Indenture subject us to certain restrictions if we incur additional debt to finance acquisitions or capital expenditures or for other purposes. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of the Credit Facilities" and "Description of the Notes."


     Our high level of debt in relation to our members' equity may have important consequences for us. These consequences include:

     - Our ability to obtain additional financing for acquisitions, working capital, capital expenditures, or other purposes on terms favorable to us, or at all, may be impaired.

     - We must use a substantial portion of our cash flow to pay our interest expense and repay our debts. This will reduce the funds that would otherwise be available to us for our operations and future business opportunities.


     - Our existing capital structure requires cash interest and debt amortization payments estimated to be approximately $28.6 million in 2000 and payments ranging from approximately $27.1 million to $22.1 million in 2001 through 2004.


     - A substantial decrease in our net operating cash flows or an increase in our expenses could make it difficult for us to meet our debt payments and force us to modify our operations.

     - We may have a higher amount of debt in relation to our members' equity than our competitors, which may place us at a competitive disadvantage.

     - Our high amount of debt in relation to our members' equity may make us more vulnerable than our competitors to a downturn in our business cycle or the economy generally.

     - Any inability to repay our debts or obtain additional financing when we needed it would have a material adverse effect on us.

     Our ability to pay principal and interest on the Notes and to pay our other debts will depend upon our future operating performance. Our performance will be affected by prevailing economic conditions and other financial and business factors. Some of these factors are beyond our control. Our ability to obtain revolving credit borrowings under the Amended and Restated Credit Agreement or any other financing agreement we might enter into may be dependent upon certain factors beyond our control. We anticipate that we will be able to meet our debt obligations in the foreseeable future. We base this on our expectations of current and expected levels of operations, operating cash flows and our borrowings under the Amended and Restated Credit Agreement. If we can not make payments on our indebtedness, we will be forced to takes actions such as reducing or delaying acquisitions and/or capital expenditures, selling assets, selling more of our equity or restructuring or refinancing our indebtedness, including the Notes. There is no assurance that we could take any of these actions on satisfactory terms to us, or at all.

RESTRICTIVE DEBT COVENANTS LIMIT OUR ABILITY TO OBTAIN FINANCING

     The Amended and Restated Credit Agreement and the Indenture impose restrictions which limit our ability to:

     - Declare dividends or redeem or repurchase membership interests.

     - Prepay or redeem debt, including the Notes.

     - Incur liens.

     - Make loans and investments.

     - Incur additional debt.

     - Amend or otherwise alter debt and other material agreements.

     - Make capital expenditures.

     - Engage in mergers, acquisitions and asset sales.

     - Enter into transactions with affiliates; and

     - Alter the business we conduct.

     The indebtedness outstanding under the Amended and Restated Credit Agreement is guaranteed by all of our domestic subsidiaries and is secured by a first priority lien on substantially all of our current and future properties and assets and the current and future properties and assets of our domestic subsidiaries. This includes a pledge of all of the shares of our current and future domestic subsidiaries, and up to 65% of the shares of our current and future foreign subsidiaries and certain of the tangible and intangible assets of our current and future foreign subsidiaries. In addition, under the Amended and Restated Credit Agreement, we are required to comply with financial covenants with respect to:

     - a maximum leverage ratio;

     - a minimum fixed charge coverage ratio;

     - a minimum net worth;

     - capital expenditures; and

     - rentals.

     If we were unable to borrow under the Amended and Restated Credit Agreement due to a default or failure to meet certain specified borrowing base prerequisites for borrowing, we could be left without sufficient liquidity.

WE MUST PAY OTHER DEBTS BEFORE WE PAY YOU


     The Notes and the Guarantees are unsecured and subordinated to the prior payment in full, in cash, of all of our Senior Indebtedness. As of December 31, 1999, the aggregate outstanding principal amount of all Senior Indebtedness was approximately $53.9 million. In the event of a bankruptcy, liquidation or reorganization of the Company, our assets and the assets of the Guarantors will be available to pay obligations on the Notes only after all of our Senior Indebtedness or the Senior Indebtedness of the Guarantors, has been paid in full. After that, we may not have sufficient assets remaining to pay amounts due on any or all of the Notes. In addition, we may not pay principal or premium, if any, or interest on the Notes if any Senior Indebtedness is not paid when due or any other default on any Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms. However, if the amount owed is paid in full or the default has been cured or waived and such acceleration has been rescinded then we can pay what we owe on the Notes. In addition, if any default occurs with respect to certain Senior Indebtedness and certain other conditions are satisfied, we may not make any payments on the Notes for a designated period of time. Finally, if any judicial proceeding is pending because of default in payment on any Senior Indebtedness, or other default with respect to certain Senior Indebtedness, or if the maturity of the Notes is accelerated because of a default under the Indenture and the default constitutes a default with respect to any Senior Indebtedness, we may not make any payment on the Notes.


     The Notes are not guaranteed by any of the Company's foreign subsidiaries. See "Description of the Notes." Our subsidiaries which are not guarantors of the Notes represented 33% of our net sales in 1999 and 38% of our total assets at December 31, 1999.


OUR INTEREST PAYMENTS ON DEBT COULD INCREASE

     A significant portion of our outstanding indebtedness bears interest at variable rates. While we may enter interest rate protection agreements to limit our exposure to increases in such interest rates, such agreements will not eliminate the exposure to variable rates. Any increase in the interest rates on our indebtedness will reduce funds available to us for our operations and future business opportunities.

OUR INTEGRATION STRATEGY MIGHT NOT SUCCEED

     We want to grow through acquisitions. We can not assure you that the integration of any future acquisitions will be successful or that the anticipated strategic benefits of any future acquisitions will be realized. Acquisitions involve a number of special risks, including, but not limited to, adverse short-term effects on our reported operating results, diversion of management's attention, standardization of accounting systems, dependence on retaining, hiring and training key personnel and unanticipated problems or legal liabilities. Our ability to successfully implement our acquisition strategy depends on a number of factors, some of which are beyond our control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     We cannot assure you that we will be able to consummate acquisitions in the future on terms acceptable to us.

WE FACE POTENTIAL RISKS BECAUSE WE HAVE OPERATIONS IN FOREIGN COUNTRIES


     We manufacture and/or sell our products in Europe, Canada and Mexico. In 1999, approximately 33% of our net sales were derived from operations conducted outside the United States. These sales are principally in currencies other than U.S. dollars. Foreign operations are subject to certain risks that can materially affect our sales, profits, cash flows and financial position. These risks include currency exchange rate fluctuations, inflation, changes in import duties, exchange controls and variable political conditions. In particular, currency exchange rate fluctuations may impact the revenues and gross margins of our foreign operations. Moreover, most of our foreign subsidiaries' indebtedness is denominated in U.S. dollars and exchange rate fluctuations and other factors may affect the amount and availability of dollars to service such debt. We are currently not a party to any material currency hedging agreements. In addition, a highly inflationary economy may also give rise to increased production costs without correspondingly increased prices, especially if products are exported to countries with low inflation rates. See Note 12 of the notes to our consolidated financial statements.


THE INTERESTS OF OUR CONTROLLING MEMBERS MAY CONFLICT WITH YOUR INTERESTS


     CCP and its affiliates in the aggregate own approximately 53% of our issued and outstanding voting securities on a fully diluted basis. In addition, pursuant to the Members' Agreement (as defined), affiliates of CCP have the ability to appoint a majority of the members of our Board of Managers. See "Management -- Members' Agreement." Accordingly, CCP can exert substantial influence on the direction and future operations of the Company. See "Security Ownership of Certain Beneficial Owners and Management" and "Plan of Distribution."


OUR BUYERS CAN EXERT PRESSURE ON US

     We compete in the global OEM supplier industry, which is characterized by a small number of OEMs which are able to exert considerable pressure on OEM suppliers, including us. Sales to OEM customers were approximately 67% of our aggregate net sales in 1999. In addition, sales to DaimlerChrysler and General Motors were approximately 36% and 12%, respectively, of our aggregate net sales in 1999. Sales to these customers consist of a large number of different parts, tooling and other services, which are sold to separate divisions and operating groups within each customer's organizations. Although we have purchase orders from these customers, these purchase orders generally provide for supplying the customer's requirements for a particular model or model year rather than for manufacturing a specific quantity of products. The loss of either of the customers or any of the purchase orders, or a significant decrease in demand for certain models or a group of related models sold by any of its major customers could have a material adverse effect on us. Failure to obtain new business for new models or to retain or increase business on redesigned existing models could adversely affect us. OEM customers are also able to exert considerable pressure on component and system suppliers to reduce costs, provide integrated systems (as opposed to just parts), finance tooling, improve quality and provide additional design and engineering capabilities. We can not assure you that the additional costs of increased quality standards, price reductions or additional engineering or systems integration capabilities required by OEMs will not have a material adverse effect on the financial condition or results of operations of the Company. In addition, we may not be able to pass on increases in the cost of raw materials to our OEM customers.


     The OEM supplier industry is highly cyclical and, in large part, dependent upon the overall strength of consumer demand for light trucks and passenger cars. We can not assure you that the automotive industry for which we supply components and systems, will not experience downturns in the future. An economic recession typically impacts substantially leveraged companies like us more than similarly situated companies with less leverage. A decrease in overall consumer demand for motor vehicles in general or specific types of vehicles could have a material adverse effect on our financial condition and results of operations.

SOME OF OUR EMPLOYEES ARE UNIONIZED


     Approximately 170 of our employees in the United States at the Port Huron, Michigan facility are represented by the Teamsters Union. Collective bargaining agreements with the Teamsters Union affecting these employees expire in April 2004. As is common in many European jurisdictions, substantially all of our employees in Europe are covered by country-wide collective bargaining agreements. While we believe that our relations with our employees are satisfactory, a dispute with our employees could have a material adverse effect on us.


LABOR DISPUTES AT OUR CUSTOMERS AND OTHER SUPPLIERS OF OUR CUSTOMERS COULD ADVERSELY AFFECT US

     Many of our OEM and other Tier 1 supplier customers, and other suppliers to our customers, are unionized, and work stoppages, slowdowns or other labor disputes experienced by, and the labor relations policies of, OEMs and other Tier 1 suppliers could have an adverse effect on our financial condition and our results of operations.

WE MAY NOT BE ABLE TO PAY THE NOTES UPON CHANGE OF CONTROL

     Upon a Change of Control, we are required to offer to purchase all outstanding Notes at 101% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase. The source of funds for any such purchase will be our available cash or cash generated from operations or other sources, including borrowing, sales of assets, sales of equity or funds provided by a new controlling person. However, we can not assure you that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered, or that, if applicable, restrictions in the Amended and Restated Credit Agreement will allow us to make such required repurchases. See "Description of the Notes -- Change of Control."

OUR INDUSTRY IS HIGHLY COMPETITIVE

     Our industry is highly competitive. A large number of actual or potential competitors exist, some of which are larger than us and have substantially greater resources than we have. See "Business --

Competition." Our business may be adversely affected by increased competition in the markets in which we currently operate or in markets in which we will operate in the future, and we can not assure you that we will be able to improve or maintain our profit margins. In addition, we principally compete for new business both at the beginning of the development of new models and upon the redesign of existing models by our major customers. New model development generally begins two to four years prior to the marketing of such models to the public.

     OEMs have increasingly stressed the need for suppliers with global capabilities. We can not assure you that by further expanding into international markets we will be successful either in competing with other suppliers, domestic or foreign, or in maintaining our relationship with various OEMs, such that our international operations will be profitable.

ENVIRONMENTAL REGULATION IMPOSES RISKS AND COSTS ON US

     Our operations are subject to federal, state, local and foreign laws and regulations governing the protection of the environment, including those regulating discharges into the air and water, the management of wastes, the cleanup of contamination, and the control of noise and odors. Like all companies, we are subject to potentially significant fines or penalties if we fail to comply with these environmental regulatory requirements. Under certain environmental laws, a current or previous owner or operator of real property, and parties that generate or transport hazardous substances that are disposed of at real property, may be held liable for the cost to investigate or clean up such substances on or under the property. We may be subject to liability, including liability for cleanup costs, if contamination is discovered at one of our facilities or at a landfill or other location where we have disposed of wastes. We have made and will continue to make capital expenditures to comply with current and future environmental requirements. Because environmental requirements are becoming increasingly stringent, our expenditures for environmental compliance may increase and we may incur material costs associated with environmental compliance in the future. See "Business -- Environmental Regulation."

YOU MAY BE RESTRICTED BY BLUE SKY REGULATIONS

     In order to comply with the securities laws of certain jurisdictions, the Notes may not be offered or resold by any Holder unless the Notes have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We do not currently intend to register or qualify the resale of the Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

AN ACTIVE TRADING MARKET FOR THE NOTES MAY NOT DEVELOP

     The Notes are a class of securities with no established trading market. We do not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading in the NASDAQ National Market. We have been advised by CSI that CSI currently intends to make a market in the Notes. CSI is not obligated to do so. Any market-making activities with respect to the Notes may be discontinued at any time without notice. Market-making activity is subject to the limits imposed by the Securities Act and the Exchange Act. We can not assure you that an active public or other market will develop for the Notes. If a trading market does not develop or is not maintained, you may experience difficulty in reselling the Notes or you may be unable to sell them at all. If a market develops for the Notes, future trading prices of the Notes will depend on many factors, including among other things, prevailing interest rates, our financial condition and results of operations, and the market for similar notes. Depending on those and other factors, the Notes may trade for less than what you paid for them.

                                USE OF PROCEEDS

     We will not receive any proceeds from any sales of the Notes.

                                 CAPITALIZATION


     The following table sets forth our actual capitalization as of December 31, 1999. You should read information set forth below in conjunction with the "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, and the notes thereto, included elsewhere in this Prospectus.



                                                                        AS OF
                                                                  DECEMBER 31, 1999
                                                                  -----------------
                                                                    (IN THOUSANDS)
Cash........................................................           $  8,718
                                                                       ========
Long-term debt (including current maturities):
  Amended and Restated Credit Agreement(1):
     Revolving Credit Facility(2)...........................           $     --
     Tranche A Term Loan....................................              9,082
     Tranche B Term Loan....................................             13,494
     Acquisition Facility...................................             21,000
  Canadian Credit Agreement(1)(2)...........................
     Term Note..............................................             10,325
     Revolving Note.........................................                 --
  Notes(3)..................................................            124,597
                                                                       --------
     Total long-term debt...................................            178,498
Mandatorily redeemable warrants(4)..........................              4,810
Members' equity.............................................             10,331
                                                                       --------
     Total capitalization...................................           $193,639
                                                                       ========


-------------------------
(1) See "Description of the Credit Facilities."

(2) The Company has up to $25.0 million available under the Revolving Credit Facility. Borrowings by SportRack International under the revolving note of the Canadian Credit Agreement (as defined) are counted against availability under the Revolving Credit Facility.


(3) The principal amount of the Notes is $125.0 million. The Notes are presented net of unamortized discount of $403,000.



(4) Represents the value assigned to certain warrants associated with certain senior subordinated debt. This senior subordinated debt was repaid with proceeds from the Notes. The warrants are being accreted to their redemption value through periodic charges to members' equity.

                       SELECTED HISTORICAL FINANCIAL DATA


     The information below presents historical financial data of the MascoTech Division ("Predecessor") for the period from January 1, 1995 through September 27, 1995 (the period prior to the acquisition of the net assets of MascoTech Division by the Company) and has been derived from the audited financial statements of the MascoTech Division. The data as of and for the period from September 28, 1995 through December 31, 1995 and for the years ended December 31, 1996, 1997, 1998 and 1999 represent consolidated financial data of the Company subsequent to the acquisition of the MascoTech Division, have been derived from our audited financial statements and include:


     - The operations of Brink subsequent to the Brink Acquisition on October 31, 1996.

     - The operations of the sportrack division of Bell and Nomadic subsequent to the SportRack International Acquisition on July 2, 1997 and July 24, 1997, respectively.

     - The operations of Valley subsequent to the Valley Acquisition on August 5, 1997.

     - The operations of Ellebi subsequent to the Ellebi Acquisition on January 2, 1998.

     - The operations of Tranfo-Rakzs subsequent to the Transfo-Rakzs Acquisition on February 7, 1998.

     The following table should be read in conjunction with our financial statements and notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                                                            COMPANY                                PREDECESSOR
                                                 -------------------------------------------------------------   ----------------
                                                                                                PERIOD FROM        PERIOD FROM
                                                          YEAR ENDED DECEMBER 31,            SEPTEMBER 28, TO      JANUARY 1 TO
                                                 -----------------------------------------     DECEMBER 31,       SEPTEMBER 27,
                                                   1999     1998(3)    1997(2)    1996(1)          1995                1995
                                                   ----     -------    -------    -------    ----------------     -------------
                                                                                                                   (DOLLARS IN
                                                                    (DOLLARS IN THOUSANDS)                          THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales......................................  $311,732   $290,139   $188,678   $ 81,466        $16,299            $48,698
Cost of sales(4)...............................   225,479    213,435    135,556     53,607         12,458             38,645
                                                 --------   --------   --------   --------        -------            -------
  Gross profit.................................    86,253     76,704     53,122     27,859          3,841             10,053
Selling, administrative and product development
  expenses(4)..................................    50,258     50,839     31,350     13,413          1,472              6,107
Amortization of intangible assets..............     3,245      3,551      2,336      2,475            546                 --
Impairment charge(4)...........................        --      7,863         --         --             --                 --
                                                 --------   --------   --------   --------        -------            -------
  Operating income.............................    32,750     14,451     19,436     11,971          1,823              3,946
Other (income) expense
  Interest expense(5)..........................    17,453     18,633     12,627      4,312            975                 --
  Foreign currency (gain) loss(6)..............     7,912     (4,995)     6,097      1,330             --                 --
  Other, net...................................     1,990         --         --        (80)           (22)                65
                                                 --------   --------   --------   --------        -------            -------
  Income before minority interest,
    extraordinary charge and income taxes......     5,395        813        712      6,409            870              3,881
Provision (benefit) for income taxes(7)........       417        903     (2,856)      (491)            --              1,324
                                                 --------   --------   --------   --------        -------            -------
  Income (loss) before minority interest and
    extraordinary charge.......................     4,978        (90)     3,568      6,900            870              2,557
Minority interest..............................        --         --         97         69              9                 --
                                                 --------   --------   --------   --------        -------            -------
  Income (loss) before extraordinary charge....     4,978        (90)     3,471      6,831            861              2,557
Extraordinary charge(8)........................        --         --      7,416      1,970             --                 --
                                                 --------   --------   --------   --------        -------            -------
  Net income (loss)............................  $  4,978   $    (90)  $ (3,945)  $  4,861        $   861            $ 2,557
                                                 ========   ========   ========   ========        =======            =======
OTHER DATA:
Cash flows from operating activities...........  $ 25,014   $ 21,879   $  6,982   $  9,917        $ 1,390            $ 3,741
EBITDA(9)......................................    46,539     38,364     27,916     16,448          2,651              4,735
Depreciation...................................    10,418     10,857      6,144      2,002            282                789
Capital expenditures...........................    11,775      9,998      7,751      3,124            491              2,079
Ratio of EBITDA to interest expense(5).........     2.67x      2.06x      2.21x      3.81x          2.72x                 --
Ratio of earnings to fixed charges(5)(10)......     1.29x      1.04x      1.06x      2.43x          1.89x                 --
BALANCE SHEET DATA (AT END OF PERIOD)
Cash...........................................  $  8,718   $ 11,240   $ 27,348   $  2,514        $ 1,637            $     3
Working capital................................    36,825     49,232     65,803     14,368          3,960              4,002
Total assets...................................   251,213    258,981    265,558    148,359         59,979             24,698
Total debt, including current maturities(5)....   178,498    187,524    197,126     93,142         34,900                 --
Mandatorily redeemable warrants(5).............     4,810      4,409      3,507      3,498            200                 --
Distribution to Members'.......................     4,720        195      2,945      3,692             --                 --
Members' equity................................    10,331     15,147     16,444     18,463         14,221             15,794


                                                   (footnotes on following page)

-------------------------
 (1) In October 1996, we acquired Brink. We accounted for the Brink Acquisition in accordance with the purchase method of accounting. Accordingly, the operating results of Brink are included in our consolidated operating results subsequent to October 31, 1996.

 (2) We acquired the net assets of the sportrack division of Bell on July 2, 1997, Nomadic on July 24, 1997, and the net assets of Valley Industries on August 5, 1997. The SportRack International Acquisition and Valley Acquisition have been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of SportRack International and Valley are included in our consolidated operating results subsequent to the respective acquisition dates.

 (3) We acquired the towbar segment of Ellebi S.p.A. on January 2, 1998 and the net assets of Transfo-Rakzs on February 7, 1998. We accounted for the Ellebi Acquisition and Transfo-Rakzs Acquisition in accordance with the purchase method of accounting. Accordingly, the operating results of Ellebi and Transfo-Rakzs are included in our consolidated operating results subsequent to the respective acquisition dates.


 (4) In June 1998, information became available that indicated that certain assets acquired from Bell in connection with the SportRack International Acquisition (accounts receivable, inventory and tooling) had a fair value less than originally recorded. The SportRack International Acquisition was renegotiated and a $2.0 million reimbursement was received from Bell. Accounts receivable, inventory and tooling were reduced by $6.5 million and additional goodwill of $4.5 million, net of the $2.0 million reimbursement from Bell, was recorded. During the second half of 1998, management further reassessed the operations of SportRack International, restructured the operations, and recorded restructuring charges totaling $1.9 million. Restructuring charges have been included in cost of sales ($1.1 million) and in selling, administrative and product development expenses ($832,000) in our consolidated statement of operations. All restructuring costs were incurred as of December 31, 1998. Concurrent with the reassessment of the SportRack International operations, management reviewed the carrying value of goodwill and other intangible assets, determined that future cash flows would not be sufficient to recover recorded amounts, and recorded an impairment charge of $7.9 million.


 (5) Prior to its acquisition by the Company on September 28, 1995, the Predecessor was a division of MascoTech and, accordingly, had no outstanding indebtedness.

 (6) Primarily represents net currency gains and loss on indebtedness of our foreign subsidiaries denominated in currencies other than their functional currency.

 (7) The Predecessor, as a division of MascoTech, was allocated a portion of the consolidated income tax provision, which approximated the division's federal income tax provision on a stand-alone basis. We are a limited liability corporation and, as such, our earnings and the earnings of our domestic subsidiaries are included in the taxable income of our unit holders and no federal income tax provision is required. Our foreign subsidiaries provide for income taxes on their results of operations.

 (8) In connection with the indebtedness extinguished as a result of the Brink Acquisition, a prepayment penalty of $220,000 and unamortized deferred debt issuance costs of $1.8 million were charged to operations during 1996. In connection with indebtedness extinguished as a result of issuing the Notes, a prepayment penalty of $1.4 million, $3.1 million of unamortized debt discount, and unamortized deferred debt issuance costs of $3.2 million were charged to operations during 1997. The debt extinguishment charges in 1997 were reduced by $365,000 representing the income tax benefit recognized by Brink.

 (9) EBITDA is defined as operating income plus depreciation and amortization adjusted in 1998 for the non-cash portion of impairment and restructuring charges ($9.5 million for the year ended December 31, 1998), which definition may not be comparable to similarly titled measures reported by other companies. EBITDA is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur indebtedness. However, you should not consider EBITDA in isolation from or as an alternative to net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In addition, funds depicted by the EBITDA measurement are not fully available for discretionary use because of debt service requirements, expenditures for capital replacement and expansion, and the need to conserve funds for other commitments and uncertainties.

(10) For purposes of determining the ratio of earnings to fixed charges, "earnings" are defined as income (loss) before minority interest, extraordinary charge and income taxes, plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the component of operating lease rental expense that management believes is representative of the interest component of rent expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL



     Chase Capital Partners ("CCP") and certain members of the Company's management formed the Company in September 1995 to make strategic acquisitions of automotive exterior accessory manufacturers and to integrate those acquisitions into a global enterprise that would be a preferred supplier to the automotive industry.



ACQUISITIONS



     In September 1995, the Company, through its SportRack subsidiary, acquired the MascoTech Division of MascoTech. The MascoTech Division was a North American supplier of rack systems and accessories to the automotive OEM market and aftermarket.



     In October 1996, the Company consummated the Brink Acquisition by acquiring all of the capital stock of Brink B.V., a private company with limited liability incorporated under the laws of The Netherlands and a European supplier of towing systems to the automotive OEM market and aftermarket. In December 1996, ownership of Brink B.V. and its subsidiaries was transferred to Brink, a newly formed subsidiary of the Company.



     In August 1997, the Company formed Valley to effect the Valley Acquisition by acquiring the net assets of Valley Industries, a North American supplier of towing systems to the automotive OEM market and aftermarket.



     Two smaller acquisitions were completed in July 1997 by SportRack International. SportRack International acquired from Bell the net assets of its sportrack division, a Canadian supplier of rack systems and accessories to the automotive aftermarket. CCP at that time was a significant equity investor in Bell. SportRack International also acquired the capital stock of Nomadic, a Canadian supplier of rack systems and accessories to the automotive OEM market and aftermarket. The acquisitions of the sportrack division of Bell and Nomadic are collectively referred to in this 10-K as the "SportRack International Acquisition."



     In January 1998, the Company through Brink International B.V., acquired the net assets of the towbar segment Ellebi S.p.A., an Italian supplier of towing systems to the automotive OEM market and aftermarket.



     In February 1998, the Company through SportRack International, Inc., acquired the net assets of Transfo-Rakzs, a Canadian supplier of rear hitch rack carrying systems and related products to the automotive aftermarket.



     In February 2000, the Company through Valley, acquired the net assets of Titan Industries, Inc. ("Titan"). Titan is a North American Supplier of trailer balls and other towing related accessories to the automotive aftermarket.

SUMMARY RESULTS OF OPERATIONS



     The following table presents the major components of the statement of operations together with percentages of each component as a percentage of net sales.



                                                          YEAR ENDED DECEMBER 31,
                                      ---------------------------------------------------------------
                                            1999                   1998                   1997
                                            ----                   ----                   ----
                                                          (DOLLARS IN THOUSANDS)
Net sales...........................  $311,732    100.0%     $290,139    100.0%     $188,678    100.0%
  Gross profit......................    86,253     27.7%       76,704     26.4%       53,122     28.2%
Selling, administrative and product
  development expenses..............    50,258     16.1%       50,839     17.5%       31,350     16.6%
  Amortization of intangible
     assets.........................     3,245      1.0%        3,551      1.2%        2,336      1.2%
Impairment charge...................        --       --         7,863      2.7%           --       --
  Operating income..................    32,750     10.5%       14,451      5.0%       19,436     10.3%
Interest expense....................    17,453      5.6%       18,633      6.4%       12,627      6.7%
Foreign currency (gain) loss........     7,912      2.5%       (4,995)    (1.7%)       6,097      3.2%
Income before minority interest,
  extraordinary charge and income
  taxes.............................     5,395      1.7%          813      0.3%          712      0.4%
Income tax provision (benefit)......       417      0.1%          903      0.4%       (2,856)    (1.5%)
Extraordinary charge................        --       --            --       --         7,416      3.9%
Net income (loss)...................     4,978      1.6%          (90)     0.0%       (3,945)    (2.1%)



RESULTS OF OPERATIONS



1999 COMPARED TO 1998



     Net Sales. Net sales for 1999 were $311.7 million, representing an increase of $21.6 million, or 7.4%, over net sales for 1998. This increase resulted from increased sales to OEMs of approximately $10.1 million and increased aftermarket sales of $10.5 million. Increased OEM sales are attributable to higher production volumes by the OEMs on the Company's existing programs. Increases in aftermarket sales are primarily attributable to new customers in the retail market and new business with an existing customer in the installer business. Offsetting the Company's increased sales volume is a decrease of approximately $3.1 million related to the effect of declining exchange rates between the U.S. Dollar and the currencies used by the Company's foreign subsidiaries.



     Gross Profit. Gross profit for 1999 was $86.3 million, representing an increase of $9.5 million, or 12.4%, over the gross profit for 1998. This increase resulted from the increase in net sales. Gross profit as a percentage of net sales was 27.7% in 1999 compared to 26.4% in 1998. The increase in the gross profit percent resulted primarily from reduced material costs, primarily steel, and the effect of higher net sales on fixed overhead costs.



     Selling, administrative and product development expenses. Selling, administrative and product development expenses for 1999 were $50.3 million, representing a decrease of $581,000, or 1.1%, over the selling, administrative and product development expenses for 1998. Selling, administrative and product development expenses as a percentage of net sales decreased to 16.1% in 1999 from 17.5% in 1998. This decrease resulted primarily from the effect of higher net sales on fixed costs, decreased selling, administrative and product development expenses of SportRack International resulting from the restructuring of the subsidiary's operations during the fourth quarter of 1998 and the restructuring charges (as further discussed below) related to the operations of SportRack Accessories incurred in 1998.



     Operating income. Operating income for 1999 was $32.8 million, an increase of $18.3 million, or 126.6%, over operating income for 1998. In addition to the increase in net sales, this increase was due to an impairment and restructuring charge in 1998. Excluding the impairment and restructuring charges, operating income in 1998 would have been $24.2 million and there would have been an increase in operating income during 1999 of $8.6. Operating income as a percentage of net sales increased to 10.5% in 1999 from 8.3% in 1998, excluding the impairment and restructuring charge. This increase reflects the increase in gross profit, and decrease in selling, general and product development expenses as a percentage of net sales.



     Interest expense. Interest expense for 1999 was $17.5 million, a decrease of $1.2 million, or 6.3%, compared to interest expense for 1998. The decrease was primarily due to lower outstanding senior indebtedness attributable to scheduled principal payments made during 1999 partially offset by higher average line of credit borrowings during 1999 as compared with 1998, and higher interest rates on the Company's variable rate debt.



     Foreign currency (gain) loss. Foreign currency loss in 1999 was $7.9 million, compared to a foreign currency gain of $5.0 million in 1998. The Company's foreign currency loss is primarily related to Brink which has indebtedness denominated in U.S. Dollars. During 1999 the U.S. Dollar strengthened significantly in relation to the Dutch Guilder, the functional currency of Brink. At December 31, 1998, the exchange rate of the Dutch Guilder to the U.S. Dollar was 1.89:1, whereas at December 31, 1999 the exchange rate was 2.19:1, or a 16.5% decline in the relative value of the Dutch Guilder.



     Provision for income taxes. The Company and certain of its domestic subsidiaries have elected to be taxed as limited liability companies for federal income tax purposes. As a result of this election, the Company's domestic taxable income accrues to the individual members. Certain of the Company's domestic subsidiaries and foreign subsidiaries are subject to income taxes in their respective jurisdictions. During 1999, the Company had a loss before income taxes for its taxable subsidiaries totaling $5.6 million and recorded a provision for income taxes of $417,000. The effective tax rate differs from the U.S. federal income tax rate primarily due to changes in valuation allowances on the deferred tax assets of SportRack International recorded during 1999, non-deductible goodwill and differences in the tax rates of foreign countries. During 1998, the Company had a loss before income taxes for its taxable subsidiaries totaling $9.2 million and recorded a provision for income taxes of $903,000.



     Net income. Net income for 1999 was $5.0 million, as compared to a net loss of $90,000 in 1998, an increase of $5.1 million. The change in net income is primarily attributable to increased operating income, decreased interest expense and decreased provision for income taxes offset by a foreign currency loss in 1999 compared with the foreign currency gain during 1998.



1998 COMPARED TO 1997



     Net sales. Net sales for 1998 were $290.1 million, representing an increase of $101.5 million, or 53.8% over net sales for 1997. The increase resulted primarily from the Ellebi Acquisition in January 1998, the Transfo-Rakzs Acquisition in February 1998, the Valley Acquisition in August 1997 and the SportRack International Acquisition in July 1997. The 1998 sales increase resulting from these acquisitions was $80.1 million. The remaining sales increase of $21.4 million resulted primarily from increased sales volumes of OEM rack systems on existing programs and the effect of having a full year of sales on new OEM rack system programs launched during 1997. On a pro forma basis, if the net sales of Ellebi and Tranfo-Rakzs and the net sales of Valley and SportRack International prior to acquisition were included with those of the Company for 1997 net sales for 1997 would have been $268.5 million, as compared to net sales of $290.1 million for 1998, an increase of $21.6 million, or 8.1% .



     Gross profit. Gross profit for 1998 was $76.7 million, representing an increase of $23.6 million, or 44.4%, over the gross profit for 1997. This increase resulted from the increase in net sales offset by a decrease in the gross margin. Gross profit as a percentage of net sales was 26.4% in 1998 compared to 28.2% in 1997. The decrease in gross margin resulted primarily from lower gross margins of newly acquired businesses, lower gross profit margins from sales of OEM rack systems resulting from increased sales of lower margin programs and restructuring charges (as further discussed below) related to the operations of SportRack International.



     Selling, administrative and product development expenses. Selling, administrative and product development expenses for 1998 were $50.8 million, representing an increase of $19.5 million, or 62.2% over selling, administrative and product development expenses for 1997, reflecting the increase in net sales. Selling, administrative and product development expenses as a percentage of net sales increased to 17.5% in 1998 from

16.6% in 1997. This increase is the result of increased spending on research and development activities, higher selling, administrative and product development expenses as a percentage of nets sales for Ellebi, increased costs in the roof rack aftermarket as a percentage of net sales and restructuring charges (as further discussed below) related to the operations of SportRack International.



     Impairment and restructuring charges. In June 1998, information became available that indicated that certain assets acquired from Bell (accounts receivable, inventory and tooling) had a fair value less than originally recorded. The SportRack International purchase price was renegotiated and a $2.0 million reimbursement was received from Bell. Accounts receivable, inventory and tooling were reduced by $6.5 million and additional goodwill of $4.5 million, net of the $2.0 million reimbursement from Bell, was recorded.



     During the second half of 1998, management further reassessed the operations of SportRack International, and as a result took actions to restructure the operations, rationalize the product offerings, customer and supplier base, distribution channels and warehousing, and terminated 14 employees, including certain members of SportRack International's senior management. A restructuring charge totaling $1.9 million was recorded including cash expenditures made during 1998 totaling $258,000 consisting of outside legal and accounting fees, employee severance and costs to dispose of obsolete inventory. Non-cash expenses included in the restructuring charge totaling $1.6 million included recording of inventory reserves related to the product rationalization of $1.1 million and recording of customer allowances, bad debts and other items of $574,000. The restructuring charge related to inventory ($1.1 million) has been included in cost of sales and other restructuring costs ($832,000) have been included in selling, administrative and product development expenses in the Company's consolidated statement of operations.



     Concurrent with the reassessment of SportRack International's operations, management reviewed the revised carrying value of goodwill and other intangible assets, determined that future cash flows would not be sufficient to recover recorded amounts, and recorded an impairment charge of $7.9 million. No impairment or restructuring charge was recorded during 1997.



     Operating income. Operating income for 1998 was $14.5 million, a decrease of $5.0 million, or 25.6%, compared to operating income for 1997. The decrease was due primarily to an impairment and restructuring charge in 1998. Excluding the impairment and restructuring charges, operating income in 1998 would have been $24.2 million, representing an increase of $4.8 million, or 24.6% over operating income for 1997. Excluding the impairment and restructuring charge, operating income as a percentage of net sales decreased to 8.3% in 1998 from 10.3% in 1997 as a result of lower gross margins and higher selling, administrative and product development expenses as a percentage of net sales in 1998.



     Interest expense. Interest expense for 1998 was $18.6 million, an increase of $6.0 million, or 47.6%, over interest expense for 1997. The increase was primarily due to additional borrowings to finance (i) the SportRack International Acquisition in July 1997, (ii) the Valley Acquisition in August 1997, (iii) the Ellebi Acquisition in January 1998, (iv) the Tranfo-Rakzs Acquisition in February 1998, and (v) the effect of the issuance of the Notes (as defined below), of which a portion of the proceeds were used to repay debt from the Valley Acquisition and other then existing debt. These increases were partially offset by lower interest expense due to lower average line of credit borrowings during the year and lower interest rates on the Company's variable rate debt.



     Foreign currency (gain) loss. Foreign currency gain in 1998 was $5.0 million. The foreign currency gain primarily relates to the debt of Brink (whose functional currency was the Dutch Guilder through December 31, 1998) which is denominated in U.S. Dollars including intercompany debt and substantially all outstanding loans under the Company's Second Amended and Restated Credit Agreement, except for Term note A (as defined below) which was changed from a U.S. Dollar denominated loan to a Dutch Guilder denominated loan in October 1998. During 1998, the U.S. dollar weakened significantly in relation to the Dutch Guilder. At December 31, 1997, the exchange rate of the Dutch Guilder to the U.S. dollar was 2.02:1, whereas at December 31, 1998 the exchange rate was 1.89:1, or a 6.4% increase in the relative value of the Dutch Guilder.

     Provision (benefit) for income taxes. The Company and certain of its domestic subsidiaries have elected to be taxed as limited liability companies for federal income tax purposes. As a result of this election, the Company's domestic taxable income accrues to the individual members. Certain of the Company's domestic subsidiaries and foreign subsidiaries are subject to income taxes in their respective jurisdictions. During 1998, the Company had a loss before income taxes for its taxable subsidiaries totaling $9.2 million and recorded a provision for income taxes of $903,000. The effective tax rate differs from the U.S. federal income tax rate primarily due to changes in valuation allowances on the deferred tax assets of SportRack International recorded during 1998 and differences in the tax rates of foreign countries. During 1997, the Company had a loss before income taxes for its taxable subsidiaries totaling $9.9 million and recorded a benefit for income taxes of $3.2 million.



     Extraordinary charge. There were no extraordinary charges incurred by the Company during the year ended December 31, 1998. The extraordinary charge resulting from debt extinguishment in 1997 was $7.4 million. In connection with the issuance of $125 million aggregate principal amount of 9 3/4% Senior Subordinated Promissory Notes due 2007 (the "Notes"), the Company repaid, in full, its Senior Subordinated Debt and Junior Subordinated Guilder Note and repaid a portion of certain term notes under the Amended and Restated Credit Agreement. In connection with such debt extinguishments, the Company recorded an extraordinary charge comprised of $1.4 million in prepayment penalties, $3.1 million of unamortized debt discount and $3.2 million of unamortized debt issuance costs, less $365,000 of tax benefit.



     Net income (loss). The net loss for 1998 was $90,000 as compared to a net loss of $3.9 million in 1997, a decrease of $3.9 million. Operating income for 1998 was $14.5 million, representing a decrease of $5.0 million, or 25.6% compared to operating income for 1997. The decreased operating income, resulting from the impairment and restructuring charges offset by the inclusion of Valley and SportRack International operating results for a full year in 1998 as compared to five and six months, respectively, in 1997, the Ellebi acquisition in January 1998 and the Tranfo-Rakzs acquisition in February 1998, and increased interest expense ($6.0 million) was offset by the foreign currency gain in 1998 as compared with a foreign currency loss in 1997 related to Brink Acquisition debt denominated in U.S. dollars ($11.1 million), and no extraordinary charge in 1998 compared with an extraordinary charge resulting from debt extinguishment in 1997 ($7.4 million), and reduced by the provision for income taxes in 1998 as compared to an income tax benefit in 1997 ($3.8 million).



LIQUIDITY AND CAPITAL RESOURCES



     The Company's principal liquidity requirements are to service its debt and meet its working capital and capital expenditure needs. The Company's indebtedness at December 31, 1999 was $178.5 million including current maturities of $12.4 million. The Company expects to be able to meet its liquidity requirements through cash provided by operations and through borrowings available under the Second Amended and Restated Credit Agreement ("U.S. Credit Facility").



Working Capital and Cash Flows



     Working capital and key elements of the consolidated statement of cash flows are:



                                                                  1999        1998        1997
                                                                  ----        ----        ----
Working Capital.............................................    $ 36,825    $ 46,370    $ 65,803
Cash flows provided by operating activities.................      25,014      21,879       6,982
Cash flows (used for) investing activities..................     (11,775)    (31,618)    (79,733)
Cash flows provided by (used for) financing activities......     (18,185)     (8,367)     97,080



Working Capital



     Working capital decreased by $9.5 million to $36.8 million at December 31, 1999 from $46.4 million at December 31, 1998 due to decreases in cash and inventory of $2.5 million and $1.8 million, respectively, increases in accounts payable and accrued liabilities of $4.5 million and $3.4 million, respectively, increase in the current maturities of long-term debt of $5.1 and decreases attributable to the decline of the exchange rates between the functional currencies of the Company's foreign subsidiaries against the U.S. Dollar totaling $900,000. These decreases were offset by increases in accounts receivable and other current assets of $8.2 million and $677,000, respectively. Inventory balances decreased as a result of management's efforts to reduce inventory levels held for the Company's aftermarket business. The increases in accounts receivable and accounts payable are attributable to increases in the Company's sales and corresponding purchasing activities during the year.



     Working capital decreased by $19.4 million to $46.4 million at December 31, 1998 from $65.8 million at December 31, 1997 due to a decrease in cash of $16.1 million, a decrease of $5.7 million in working capital of SportRack International related to the change in estimated fair value of accounts receivable and inventory recorded in June 1998 and restructuring charges recorded in 1998 (as discussed above) and a decrease in accounts receivable of $5.9 million primarily related to the timing of collections of accounts receivable from large customers, primarily OEMs. Offsetting these decreases are increases in working capital of $9.7 million attributable to the Ellebi and Tranfo-Rakzs acquisitions.



     Cash decreased by $16.1 million to $11.2 million at December 31, 1998 from $27.3 million at December 31, 1997 primarily due to cash used for investing and financing activities of $31.6 million and $8.4 million, respectively, offset by cash provided by operating activities of $21.9 million. Cash increased by $24.8 million to $27.3 million at December 31, 1997 from $2.5 million at December 31, 1996 primarily due to cash provided by operating and financing activities of $7.0 million and $97.8 million (of which $21.0 million was borrowed to finance the acquisition of Ellebi on January 2, 1998), respectively, offset by cash used for investing activities of $79.7 million.



Operating Activities



     Cash flow provided by operating activities for 1999 was $25.0 million, compared to $21.9 million in 1998 and $7.0 million in 1997. Cash flow for 1999 increased from 1998 due to improved operating performance and lower working capital for the year.



     Cash flow for 1998 increased from 1997 due to the cash flows provided by acquisitions completed in 1998, including the Ellebi Acquisition and the Transfo-Rakzs Acquisition, and the full year effect of acquisitions completed in 1997, including the Valley Acquisition and the SportRack International Acquisition. Acquisition related increases in operating cash flow totaled $4.0 million. The remaining increase in operating cash flows is attributable to improved operating performance and lower working capital of SportRack. SportRack's working capital decreased primarily as a result of the timing of collections of accounts receivable from large customers, primarily OEMs.



     The Company's European and Canadian subsidiaries have income tax net operating loss carryforwards ("NOLs") of approximately $5.7 million and $13.7 million, respectively, at December 31, 1999. The European NOLs have no expiration date and the Canadian NOLs expire in 2004 through 2006. Management believes that it is more likely than not that a portion of the deferred tax assets of the Canadian subsidiaries will not be realized and a valuation allowance of $5.3 million has been recorded against such assets. No valuation allowance has been recorded for the European NOLs as it is management's belief that it is more likely than not that the related deferred tax asset will be realized.



Investing Activities



     Investing cash flows include acquisitions of property and equipment of $11.8 million, $10.0 million and $7.8 million in 1999, 1998 and 1997, respectively. The increase in capital expenditures during 1999 was primarily due to the expansion of the Company's manufacturing facility in Shelby Township, Michigan to accommodate increased manufacturing capacity needs for new and existing OEM roof rack programs. The increase in capital expenditures during 1998 was primarily attributable to the capital expenditures of Ellebi and Transfo-Rakzs, which were acquired in 1998, and the increased capital expenditures of Valley and SportRack International, which were acquired during 1997. The Company estimates that capital expenditures for 2000 will be primarily for the expansion of capacity, productivity and process improvements and maintenance. The Company's 2000 capital expenditures are anticipated to include approximately $5.0 million for replacing and upgrading existing equipment. The Company's ability to make capital expenditures is subject to restrictions in the Amended and Restated Credit Agreement, including a maximum of $12.5 million of capital expenditures annually.



     Investing cash flows in 1998 include $22.8 million, for the acquisition of the Ellebi and Tranfo-Rakzs (January and February 1998, respectively). Investing cash flows in 1997 include $70.8 million for the acquisitions of SportRack International and Valley (July and August 1997, respectively).



Financing Activities



     During 1999, financing cash flows included payments of principal on the Company's term indebtedness of $9.3, distributions to members in amounts sufficient to meet the tax liability on the Company's domestic taxable income which accrues to individual members totaling $4.7 million and repurchase of membership units of $4.3 million. Principal payments included $5.9 million in scheduled repayments and a $3.4 million mandatory prepayment required as a result of the Company having excess cash flows during 1998 as defined by the Second Amended and Restated Credit Agreement. Repurchase of membership units included repurchases from the Company's former Chief Executive Officer of $4.3 million.



     During 1998, financing cash flows were primarily limited to scheduled payments of principal on the Company's term indebtedness of $3.7 million and net repayments of borrowing under the Company's revolving loans of $4.5 million. Financing cash flows in 1997 include borrowings of $90.5 million for the acquisition of the SportRack International, Valley and Ellebi (July, August and December 1997, respectively). Although the Ellebi Acquisition was consummated in January 1998, proceeds related to borrowing for the purchase were received in December 1997 and were included in the Company's cash at December 31, 1997. Debt issuance costs in connection with such borrowings were $2.6 million in 1997. In October 1997 the Company issued the Notes (as defined below). Proceeds from the issuance, which totaled $124.5 million, were used to reduce or eliminate certain of the Company's outstanding senior and subordinated debt and to pay $4.7 million in offering costs. Proceeds from the issuance of membership units were not significant in 1998 and were $5.0 million in 1997. Distributions to members, in amounts sufficient to meet the tax liability on the Company's domestic taxable income which accrues to individual members, were not significant in 1998 and were $2.9 million in 1997.



Debt and Credit Sources



     Borrowings under the Company's U.S. Credit Facility and the Company's First Amended and Restated Credit Agreement ("Canadian Credit Facility") bear interest at floating rates which require interest payments on varying dates depending on the interest rate option selected by the Company. Under the terms of these credit facilities, the Company will be required to make principal payments totaling approximately $12.4 million in 2000, $11.9 million in 2001, $10.8 million in 2002 and $9.2 million in 2003. The Notes bear interest at 9.75% which is payable semiannually in arrears. See "Note 4" to the Company's "Consolidated Financial Statements" for additional information regarding the U.S. Credit Facility, the Canadian Credit Facility and the Senior Subordinated Notes.



     The Company expects that its primary sources of cash will be from operating activities and borrowings under the U.S. Credit Facility and Canadian Credit Facility each of which provide the Company with revolving notes. As of December 31, 1999, the Company had no amounts borrowed under the revolving note of either the U.S. Credit Facility or the Canadian Credit Facility and has $25.0 million available borrowing capacity. As part of the U.S. Credit Facility, Chase and NBD committed to provide a $22.0 million Acquisition Revolving Note to finance acquisitions. On December 31, 1997, the Company borrowed $21.0 million under the Acquisition Revolving Note and used such proceeds to acquire the net operating assets of the towbar segment of Ellebi S.p.A. on January 2, 1998. Future acquisitions, if any, may require additional third party financing and there can be no assurances that such funds would be available on terms satisfactory to the Company, if at all.



     The Company's ability to satisfy its debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business, and other factors, certain of which are beyond its control, as well as the availability of revolving credit borrowings under the Amended and Restated Credit Agreement or a successor facility. The company anticipates that, based on current and expected levels of operations, its operating cash flow, together with borrowings under the U.S. Credit Facility and the Canadian Credit Facility, should be sufficient to meet its debt service, working capital and capital expenditure requirements for the foreseeable future, although no assurances can be given in this regard, including as to the ability to increase revenues or profit margins. If the Company is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying acquisitions and/or capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that any of these remedies can be effected on satisfactory terms, if at all, including, whether, and on what terms, the Company could raise capital. See "Forward Looking Statements".



     The Company conducts operations in several foreign countries including Canada, The Netherlands, Denmark, the United Kingdom, Sweden, France, Germany, Poland, Spain, the Czech Republic and, Italy. Net sales from international operations during 1999 were approximately $102.9 million, or 33.0% of the Company's net sales. At December 31, 1999, assets associated with these operations were approximately 38.4% of total assets, and the Company had indebtedness denominated in currencies other than the U.S. dollar of approximately $10.3 million.



     The Company's international operations may be subject to volatility because of currency fluctuations, inflation and changes in political and economic conditions in these countries. Most of the revenues and costs and expenses of the Company's operations in these countries are denominated in the local currencies. The financial position and results of operations of the Company's foreign subsidiaries are measured using the local currency as the functional currency. Certain of the Company's foreign subsidiaries have debt denominated in currencies other than their functional currency. As the exchange rates between the currency of the debt and the subsidiaries functional currency change the Company is subject to foreign currency gains and losses.



     The Company may periodically use foreign currency forward option contracts to offset the effects of exchange rate fluctuations on cash flows denominated in foreign currencies. The Company has no outstanding foreign currency forward options at December 31, 1999 and does not use derivative financial instruments for trading or speculative purposes.



YEAR 2000



  General



     The "Year 2000 Issue" is the result of computer programs that were written using two digits rather than four to define the applicable year. If the Company's computer programs with date-sensitive functions are not Year 2000 compliant, they may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.



     During 1998 and 1999, the Company and each of its operating subsidiaries implemented Year 2000 readiness programs with the objective of having all of their significant business systems functioning properly with respect to the Year 2000 Issue before December 31, 1999.



Project



     Generally each subsidiary's Year 2000 program was divided into three major sections -- internal business software and hardware, internal non-financial software and embedded chip technology and external compliance by customers and suppliers. The general phases common to all sections were: (1) inventorying Year 2000 items; (2) assessing the Year 2000 compliance of identified items; (3) repairing or replacing material items that were determined not to be Year 2000 compliant; (4) testing material items; and (5) designing and implementing contingency and business continuation plans for each organization and company location.



     The internal business software and hardware section of the Company's Year 2000 plans varied by operating subsidiary and included either the conversion or reprogramming of applications software that was not Year 2000 compliant, the inclusion of newly acquired companies on the Company's existing Enterprise Resource Planning System (ERP System) or, where available from the supplier, the upgrading of such software to a Year 2000 compliant version. This phase was completed by September 1999. As of March 17, 2000, the Company has not experienced any disruptions in its operations resulting from any Year 2000 related system failure of its internal business software or hardware.



     The total costs associated with required modifications to the Company's internal business software and hardware to become Year 200 compliant was not material to the Company's financial position. The estimated total cost of the Year 2000 program was approximately $935,000 of which approximately $335,000 related to the cost of software modification and approximately $600,000 related to the cost of upgrading existing software to Year 2000 compliant versions. Costs were included in operating expenses as incurred.



     The Company completed all phases of its Year 2000 plan related to non-financial software, embedded chip technology, and its non-financial systems such as manufacturing equipment, security equipment, etc. during 1998. Few of these systems were identified as not being in compliance. Accordingly, the cost of achieving Year 2000 compliance for these systems was minimal. As of March 17, 2000, the Company has not experienced any disruptions in its operations resulting from any Year 2000 related failure of non-financial software, embedded chip technology or non-financial systems.



     The Company identified and contacted its critical suppliers, service providers and contractors to determine the extent to which the Company's interface systems were vulnerable to those third parties' failure to remedy their own Year 2000 issues. Each of the suppliers contacted indicated that they had completed programs related to the Year 2000 problem within their organizations. As of March 17, 2000, the Company has not experienced any disruptions in its operations resulting from any Year 2000 related failure of its suppliers or customers.



     The Company's transition into the year 2000 has, to date, been considered uneventful and successful and did not result in any noteworthy events with the Company or its suppliers. However, the potential for future disruptions resulting from Year-2000 issues exists. Accordingly, the Company will continue to monitor its operations.



NEW ACCOUNTING PRONOUNCEMENTS



     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" "("FAS 133"). The statement is effective for fiscal 2001. The Company plans to adopt this statement at the beginning of fiscal 2001. The Company is completing an analysis of FAS 133 which is not expected to have a material impact on the Company's results of operations.



     In September 1999, the Emerging Issues Task Force issued ("EITF") Issue No. 99-5, "Accounting for Pre-Production Costs Related to Long-Term Supply Arrangements". EITF Issue No. 99-5 will require the company to expense design and development costs related to long term supply arrangements as incurred unless the customer contractually guarantees reimbursement and capitalize molds, tools and dies for which title is held by the supplier, subject to an impairment test. Additionally, molds, tools and dies for which title is held by the customer are to be expensed as incurred unless the long term supply arrangement explicitly provides the supplier with the non-cancelable right to use such molds, tools and dies during the course of the supply arrangement. This pronouncement is effective on a prospective basis for costs incurred after December 31, 1999. The Company is completing an analysis of the issue which is not expected to have a material impact on the Company's results of operations.



QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


     The Company is exposed to certain market risks which exist as a part of its ongoing business operations. Primary exposures include fluctuations in the value of foreign currency investments in subsidiaries, volatility in the translation of foreign currency earnings to U.S. Dollars and movements in Federal Funds rates and the London Interbank Offered Rate ("LIBOR"). The Company uses derivative financial instruments, where appropriate, to manage these risks. The Company, as a matter of policy, does not engage in trading or speculative transactions.

                                    BUSINESS



THE COMPANY



     The Company is one of the world's largest suppliers of towing and rack systems and related accessories for the automotive original equipment manufacturer ("OEM") market and the automotive aftermarket. The Company's products include a complete line of towing systems including accessories such as trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins. The Company's broad offering of rack systems includes fixed and detachable racks and accessories which can be installed on vehicles to carry items such as bicycles, skis, luggage, surfboards and sailboards. The Company's products are sold as standard accessories or options for a variety of light vehicles. In 1999, the Company estimates that approximately 50% of its net sales were generated from products sold for light trucks. For the year ended December 31, 1999, the Company's net sales and EBITDA, as adjusted, were $311.7 million and $46.5 million, respectively.



PRODUCTS



     The principal product lines of the Company are towing systems and rack systems and accessories. In 1999, towing systems and towing accessories constituted approximately 60% and rack systems and rack accessories constituted approximately 40% of the Company's net sales. The Company believes it offers a more comprehensive product line than any of its competitors. The Company has devoted considerable resources to the engineering and designing of its products and, as a result, considers itself a market leader in the research and new product development of towing systems and rack systems.



     Towing Systems. The Company supplies towing systems to automotive OEMs and the automotive aftermarket which fit virtually every light vehicle produced in North America and Europe. In the aggregate, the Company supplies over 2,000 different towing systems, including a complete line of towing accessories.



     The Company's towing systems sold in Europe are installed primarily on passenger cars. The Company's primary product within the European market is the fixed ball towbar that is specifically designed to be mounted on a particular car model in accordance with the OEM's specified mounting points. The Company also markets sophisticated detachable ball systems which are popular with owners of more expensive cars or cars on which the license plate would otherwise be blocked by a fixed ball towbar. The Company's towing system products sold in Europe currently undergo rigorous safety testing in order to satisfy EC regulatory standards.



     The Company's towing systems sold in North America are installed primarily on light trucks. Two of the Company's most innovative product designs have been the tubular trailer hitch which is lighter in weight, less obtrusive and stronger than the conventional hitch, and a device which ensures secure attachment of a towing product to the vehicle. These product innovations have enabled the Company to improve the functionality and safety of towing systems while, at the same time, enhancing the overall appearance of vehicles utilizing these towing products.



     The Company offers a complete line of towing accessories, including trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins.



     Fixed Rack Systems. The Company supplies fixed roof rack systems for individual vehicle models that are generally sold to the automotive OEMs for installation at the factory or dealership. These rack systems typically remain on a model for the life of its design, which generally ranges from four to six years. The Company has been an industry leader in developing designs which not only complement the styling themes of a particular vehicle, but also increase the utility and functionality of the rack system.



     Most of the fixed rack systems sold by the Company are composed of side rails which run along both sides of the vehicle's roof, feet which mount the side rails to the vehicle's roof, and cross rails which run between the side rails. Cross rails, which are attached to the side rails with stanchions, are typically movable and can be used to carry a load. The Company uses advanced materials such as lightweight, high strength plastics and roll formed aluminum to develop durable rack systems that optimize vehicle performance. Many of these products incorporate innovative features such as push button and pull lever stanchions, which allow easy movement of the cross rails to accommodate various size loads. These rack systems are utilized on a large number of light trucks, including Jeep Grand Cherokee and Cherokee, DaimlerChrysler minivans, Dodge Durango, GM Suburban, Tahoe and Yukon and Mercedes Benz M-Class.



     Detachable Rack Systems. The Company supplies a full line of detachable roof rack systems for distribution in both the automotive and sporting accessory aftermarkets. A detachable rack system typically consists of cross rails which are attached to the roof of a vehicle by removable mounting clips.



     Rack System Accessories. The Company designs and manufactures lifestyle accessories for distribution in both the automotive and sporting accessory aftermarkets. These accessories typically attach to the Company's towing systems or rack systems and are used for carrying items such as bicycles, skis, luggage, surfboards and sailboards.



CUSTOMERS AND MARKETING



     Management believes that the Company has strong and diverse industry relationships which are based on its reputation for high service levels, strong technical support, innovative product development, high quality and competitive pricing. Sales to OEM and aftermarket customers represented approximately 67% and 33% of the Company's net sales, respectively, in 1999. In addition, sales to DaimlerChrysler and General Motors were approximately 36% and 12%, respectively, of the Company's aggregate net sales in 1999.



     Automotive OEMs. The Company obtains most of its new orders through a presourcing process by which the customer invites one or a few preferred suppliers to design and manufacture a component or system that meets certain price, timing, functional and aesthetic parameters. Upon selection at the development stage, the Company and the customer typically agree to cooperate in developing the product to meet the specified parameters. Upon completion of the development stage and the award of the manufacturing business, the Company receives a purchase order that covers parts to be supplied for a particular car model. Such supply arrangements typically involve annual renewals of the purchase order over the life of the model, which is generally four to six years. In addition, the Company enters into long-term contracts with certain OEM customers which require the Company to make annual price reductions. The Company also competes to supply parts for successor models even though the Company may currently supply parts on the predecessor model. Sales to OEMs are made directly by the Company's internal sales staff and outside sales representatives.



     The Company sells its products to most of the automotive OEMs selling light vehicles in North America and/or Europe, including DaimlerChrysler, General Motors, Toyota, Opel, Volvo, Isuzu, Ford, BMW, Subaru, Fiat, Mitsubishi, Nissan, Volkswagen, SEAT, Skoda, Daewoo and Kia. The Company supplies DaimlerChrysler with substantially all of its North American towing systems and rack systems and accessories. The Company also supplies approximately 50% of the towing system and rack system requirements of General Motors. The following chart sets forth information regarding vehicle models on which the Company's automotive products are used or for which the Company has been awarded business.



                                                                               AWARDED BUSINESS ON
   PRODUCT       OEM CUSTOMER             1999 PRODUCTION(A)                   FUTURE PRODUCTION(B)
   -------       ------------             ------------------                   --------------------
Towing Systems  DaimlerChrysler  Cherokee, Grand Cherokee, Caravan,     Cherokee, Plymouth, PT Cruiser
                                 Voyager, Town & Country, Ram Pick-up,  Prowler, Ram Van, 300M, Voyager
                                 Dakota, Wrangler, Durango, Neon        Stratus, Sebring
                General Motors   CK Pick-up, ML Van, S-10 Blazer, APV   Frontera, Corsa, Arena (van),
                                 Vans, Bravada, Jimmy, Geo Tracker,     Vectra
                                 Blazer, Corsa, Astra (hatchback),
                                 Astra (Sedan), Astra (Station wagon),
                                 Calibra, Vectra (Hatchback), Vectra
                                 (Sedan), Vectra (Station wagon),
                                 Omega (Sedan), Omega (Station wagon),
                                 Campo, Frontera, Monterey, Zafira

                                                                               AWARDED BUSINESS ON
   PRODUCT       OEM CUSTOMER             1999 PRODUCTION(A)                   FUTURE PRODUCTION(B)
   -------       ------------             ------------------                   --------------------
Towing Systems
(cont.)
                Ford             Expedition, Explorer, Ranger, Focus    Focus Wagon, Ranger, Escape,
                                 Aerostar Minivan, Mercury Villager,    Mondeo, Explorer
                                 Windstar Minivan, Navigator, Fiesta,
                                 Escort (all models), Mondeo, Mondeo
                                 (Wagon), Scorpio (Sedan), Scorpio
                                 (Wagon), Maverick, Transit
                Renault          Laguna (Station wagon), Laguna,        Laguna, Matra
                Isuzu            Rodeo, Trooper
                Toyota           4-Runner, Land Cruiser, RAV4, Lexus,   Lexus LS400, Land Cruiser pick- up
                                 646T, 477T, 860T, Corolla, Corolla     Previa, RAV 4, 355N
                                 Wagon Camry, Hi-Lux, Picnic, Previa,
                                 Carina Hi-Ace, Celica, Yaris Verso
                Nissan           Pathfinder, Pick-up, Quest, Infiniti   Primera, Primera Wagon, Patrol,
                                 Vehicle, QW Truck, Micra, Sunny        Terrano, MPV, Micra Almera, Almera
                                 Almera, Primera, Maxima, King Cab,     MPV, Tino MPV
                                 Terrano, Mavric, Patrol, Serena,
                                 Vanette
                Mazda            121, MPV, J54, J16, 626, 323           626 Wagon, 323, Demio
                Honda            Passport                               PF Van, CRV
                Mitsubishi       Montero, Carisma, L200                 Pajero
                FIAT             Almost all models
                Alpha Romeo      Almost all models
                Lancia           Almost all models
                Subaru           Outback                                79V
                Range Rover      Range Rover, Land Rover
                Volvo            900 series (Sedan), 900 series         900 series, S/V 70 series
                                 (Station wagon), 850 (Sedan), 850
                SAAB             9000 series, 900 series                900 series, 9000 series, 9000
                                                                        station wagon, small car 9-3,
                                                                        small car 9-5, small station wagon
                Hyundai          Lantra, Sonata, Starex 4WD, Accent,    Trajet, Lantra, Joyce
                                 Atos Verna
                Peugeot          106, 306, 406 (Sedan), 406 (Station    206, 206 Sport, 207, 306 Break
                                 wagon), 406 (Coupe), 605, 806, J5
                                 (Van), Boxer (Van)
                Suzuki           Carry
                Daihatsu         Gran Move, Move                        LCX Mini Van
                KIA              Clarus, Frontiers, Carnivall
                SEAT             Toledo
                Skoda            SK240
                Volkswagen       Golf 4, Caddy, Transporter, Polo
                Daewoo           Nubira                                 U 100

                                                                               AWARDED BUSINESS ON
   PRODUCT       OEM CUSTOMER             1999 PRODUCTION(A)                   FUTURE PRODUCTION(B)
   -------       ------------             ------------------                   --------------------
Towing Systems
(cont.)
Rack Systems    DaimlerChrysler  Cherokee, Grand Cherokee, Caravan,     Cherokee, Caravan, Voyager, Town &
                                 Voyager, Town & Country, Durango,      Country, Neon PT,
                                 Mercedes M-Class, PT Cruiser, BW 72
                General Motors   Suburban, Yukon, Tahoe, Astro, Safari  Suburban, Yukon, Tahoe, Envoy,
                                 Escalade, Denali                       Trail Blazer, Bravada
                Ford
                Honda            Accord
                Nissan           Pathfinder, Infinity
                Mitsubishi       Montero
                Subaru           Outback, Impreza, Legacy, Forester
                KIA              Sportage
                SEAT             Vario                                  GP99
                Opel             Astra                                  Vectra
                BMW                                                     E-53 (SUV)


-------------------------

(a) Represents models for which the Company produced products in 1999.



(b) The amount of products produced under these awards is dependent on the number of vehicles manufactured by the OEMs. Many of the models are versions of vehicles not yet in production. See "Risk Factors -- Our Buyers Can Exert Pressure On Us." There can be no assurance that any of these vehicles will be produced or that the Company will generate certain revenues under these awards even if the models are produced.



     Automotive Aftermarket. The Company sells its products directly into the automotive aftermarket through a number of channels, including wholesalers, retailers and installers, through its internal sales force and outside sales representatives. The largest of the Company's aftermarket customers include U-Haul, Pep Boys, Balkamp, Advance Auto Parts, Coast Distribution System, Discount Auto Parts, Ace Hardware, Norauto, Brezan, Feuvert and Canadian Tire. The Company believes that it has established a reputation as a highly reliable aftermarket supplier able to meet its customers' requirements for on-time deliveries while minimizing the carrying levels of inventory. For example, Valley began supplying towing systems to U-Haul (which the Company believes, based on its research, is the largest installer of towing systems in the United States) in 1994 and for the year ended December 31, 1999, supplied approximately 50% of U-Haul's towing system requirements. The Company believes aftermarket customers such as U-Haul represent opportunities to cross-sell existing products such as rack systems and accessories.



PRODUCT DESIGN, DEVELOPMENT AND TESTING



     The Company believes that it is a leader in the design of towing systems and rack systems and accessories. The Company believes it offers products that possess greater quality, reliability and performance than the products sold by many of its competitors. The 116 members of the Company's engineering and design staff possess strong technical skills. The Company currently holds more than 125 U.S. and foreign patents, and has numerous patent applications pending. The expiration of such patents are not expected to have a material adverse effect on the Company's operations.



     The Company spent $10.3 million, $9.6 million and $5.9 million on engineering, research and development in 1999, 1998, and 1997, respectively. The Company works closely with OEMs to constantly improve design and manufacturing technology and product functionality. When an OEM is in the process of developing a new model, it typically approaches an established or incumbent supplier with a request to supply the required towing system or rack system. The Company is typically contacted two to four years prior to the start of production of the new model. The Company's product development engineers then work closely with the OEM to develop a product that satisfies the OEM's aesthetic and functional requirements. This relationship also provides the Company with a competitive advantage in the aftermarket because, in many cases, the Company already possesses the knowledge to create a system compatible with new model vehicles prior to release.

     The Company has extensive testing capabilities which enable it to test and certify its products. The Company subjects its products to tests which it believes are more demanding than conditions which would occur during normal use. The Company has specialized equipment which it has purchased or developed for use in its testing laboratories.



     Since May 1994, 14 European countries enacted the new EC regulatory standards which require that towing systems undergo significant safety testing prior to gaining approval for sale. This safety testing requires that a towing system be extensively tested for fatigue and includes subjecting a towing system to upwards of two million high load pulses. The Company does its testing in its own laboratory under the control of an independent institute that is authorized by the EC to approve the towing systems for sale. The quality assurance system is regularly audited by an independent institute and by the automotive OEMs themselves. The Company has continually been awarded the highest distinction of achievement by the independent institute.



MANUFACTURING PROCESS



     The Company's manufacturing operations are directed toward achieving ongoing quality improvements, reducing manufacturing and overhead costs, realizing efficiencies and adding flexibility. The Company has organized its production process to minimize the number of manufacturing functions and the frequency of material handling, thereby improving quality and reducing costs. In addition, the Company uses cellular manufacturing which improves scheduling flexibility, productivity and quality while reducing work in process and costs.



     The manufacturing operations utilized by the Company include metal cutting, bending, cold forming, roll forming, stamping, welding, plastic injection molding, painting, assembly and packaging. The Company performs most manufacturing operations in-house but outsources certain processes depending on the capabilities and capacities of individual plants and cost considerations. For example, while some of the Company's towing systems manufacturing facilities have painting capabilities, the Company has chosen to outsource the painting of its rack systems.



     The Company has established quality procedures at each of its facilities and strives to manufacture the highest quality product possible. The Company has achieved ISO-9000 or QS-9000 certification for 12 of its 21 manufacturing and engineering facilities and is in the process of obtaining certification for other of its facilities. The Company has received numerous quality and performance awards from its OEM customers, including DaimlerChrysler's Gold Pentastar Award, Ford's Q-1 Award, Toyota's Distinguished Supplier Award KIA's Preferred Supplier Award and the Nissan Superior Supplier Performance Award.



RAW MATERIALS



     The principal raw material used in the Company's products is steel, which is purchased in sheets, rolls, bars or tubes and represents approximately 50% of the Company's raw material costs. The Company also purchases significant amounts of aluminum and plastics. The Company has various suppliers globally and has not had difficulties in procuring raw materials nor does it expect to have any problems in the future. The Company is committed to supplier development and long-term supplier relationships. However, most of the Company's raw material demands are for commodities and, as such, can be purchased on the open market on an as needed basis. The Company selects among available suppliers by comparing cost, consistent quality and timely delivery as well as compliance with QS-9000 and ISO-9000 standards.



     The Company customarily obtains its supplies through individual purchase orders. In some instances, the Company will enter into short-term contracts with its suppliers which generally run one year or less. However, the Company has signed a long-term supply agreement which terminates in 2004 with one of its painting suppliers, Crown Group, Inc. ("Crown"), under which Crown opened a state-of-the-art paint line in a facility adjacent to the Company's Port Huron, Michigan facility.

INDUSTRY OVERVIEW



     The Company's products are sold as standard accessories or options for a variety of light vehicles. In 1999, the Company estimates that approximately 50% of its net sales were generated from products sold for light trucks. Growth in this market, and in towing systems and rack systems in particular, resulted in large part from the increased production and sale of light trucks, which in 1999 accounted for approximately 51% of total light vehicle production in North America as compared to 32% in 1986. According to DRI/McGraw-Hill Ward's Global Automotive Group, production of light trucks in North America and Western Europe has outpaced overall production in the light vehicle market, resulting primarily from the growth in minivans and SUVs, although no assurance can be given that such production rates of light trucks will continue or will continue to outpace overall production.



     Strong growth in production of light trucks is attributable to several factors, including (i) the more sizable and comfortable interiors and aesthetically pleasing modern designs offered by light trucks; (ii) the changing lifestyle of the population, which is aging and therefore devoting more time to recreational activities; (iii) the versatile product offerings targeted toward both the luxury and economy market sectors; (iv) the increasing acceptance of light truck use for everyday transportation; and (v) the durability and special performance capabilities (e.g. four-wheel drive) of light trucks.



Automotive OEM and Aftermarket Trends



     As automobile and light truck manufacturers have faced increased global competition, they have sought to significantly improve quality, reduce costs and shorten the development time required for new vehicle models. These changes have altered the OEM/supplier relationship and benefited larger suppliers that have strong product engineering and development capabilities, superior quality products, lower unit costs and the ability to deliver products on a timely basis. As a result, the Company believes that it has benefited and will continue to benefit from the following automotive OEM and aftermarket trends:



     Consolidation of Supplier Base by OEMs. The OEMs have significantly consolidated their supplier base in an effort to reduce their procurement-related costs, ensure high quality and accelerate new model development. As a result, many smaller, poorly capitalized suppliers with limited product lines and engineering and design capabilities have been eliminated as direct suppliers to OEMs. Consequently, larger suppliers with broad product lines, in-house design and engineering capabilities and the ability to effectively manage their own supplier bases, have been able to significantly increase their market share.



     The consolidation by OEMs has altered the typical structure of supplier contracts. In the past, OEMs supplied all design, development and manufacturing expertise for accessory parts and were responsible for consistency of quality and reliability of delivery. Today, however, the OEMs typically involve potential suppliers earlier in the design and development process to encourage suppliers to share design and development responsibility. In some cases, sole-source supply contracts which cover the life of a vehicle or platform are awarded. Both OEMs and suppliers benefit from the consolidation trend. Suppliers are able to devote the resources necessary for proprietary product development with the expectation that they will have the opportunity to profit on such investment over the multi-year life of a contract. OEMs benefit from shared manufacturing cost savings attributable to long, multi-year production runs at high capacity utilization levels.



     Emergence of European Community Regulatory Standards. Trends within the European towing systems market result primarily from EC regulatory standards and the corresponding legislative framework. Such standards provide that a towing system must fit all the vehicle manufacturer's recommended fitting points, must not interfere with the vision of the number plate when not in use and must meet strict testing criteria for durability and safety. These standards have been adopted by The Netherlands, Germany, Sweden, Italy, the United Kingdom, France, Belgium, Luxembourg, Spain, Austria, Switzerland and Scandinavia. Other EC countries are expected to adopt the legislation. All of the Company's towing systems sold in Europe currently undergo rigorous safety testing in order to satisfy these EC regulatory standards.



     Increased Levels of Manufacturing in North America by Transplants. As a result of the relative cost advantage of producing vehicles in North America, many foreign automobile manufacturers with manufacturing operations in the United States ("transplants") have increased their share of North American light vehicle production from approximately 6% in 1986 to approximately 22% in 1999. Industry sources forecast that this trend will continue. For example, BMW commenced manufacturing in the U.S. in 1996 and launched production of its E-53 SUV in 1999. In addition, Toyota launched production of its Tundra pickup truck in Indiana during 1999 and plans to launch production of its Sequoia SUV during 2000, Honda began production of its Odyssey minivan in North America during 1999, and plans to begin production of its Acura MD SUV during 2000. The Company believes that increased levels of manufacturing of light trucks in North America by transplants will benefit full service, high quality suppliers with North American operations such as the Company.



COMPETITION



     The Company's industry is highly competitive. A large number of actual or potential competitors exist, some of which are larger than the Company and have substantially greater resources than the Company. The Company competes primarily on the basis of product quality, cost, timely delivery, customer service, engineering and design capabilities and new product innovation in both the automotive OEM market and aftermarket. The Company believes that, as OEMs continue to strive to reduce new model development cost and time, innovation and design and engineering capabilities will become more important as a basis for distinguishing competitors. The Company believes it has an outstanding reputation in both of these areas. In the automotive aftermarket, the Company believes that its wide range of product applications is a competitive advantage. For example, the Company has developed towing systems to fit almost every light vehicle produced in North America and Europe. The Company believes its competitive advantage in the aftermarket is enhanced by its close relationship with OEMs, allowing the Company access to automobile design at an earlier time than its competitors.



     In the towing systems market, the Company competes with Draw-Tite Inc. and Reese Products Inc., both of which are subsidiaries of MascoTech, Bosal Holding B.V., The Oris Group, Production Stamping Inc. and numerous smaller competitors.



     In the rack systems and accessories market, the Company's competitors include JAC Holding Corp., Thule, which is a wholly-owned subsidiary of Eldon AB (a Swedish company), Yakima Products Inc., Barrecrafters, Graber Products Inc. and several smaller competitors.



COMPETITIVE ADVANTAGES



     Leading Global Market Position. Based on its knowledge of the industry, the Company believes that it is one of the world's largest suppliers of towing systems and one of the world's largest suppliers of rack systems. The Company also believes, based on its knowledge of the industry, that it is the largest supplier of towing systems in Europe and the second largest supplier of towing systems in North America. The Company also believes that it is one of the two largest suppliers of rack systems sold to automotive OEMs in the North America. The Company has 26 facilities strategically located in North America and Europe. By virtue of its size and global presence, the Company believes it benefits from several competitive advantages, including the ability to (i) satisfy local design, production, quality and timing requirements of global OEMs; (ii) provide "one-stop shopping" for customers' product and service requirements; (iii) optimize plant production; (iv) maximize its raw material purchasing power; (v) spread its selling, administrative and product development expenses over a large base of net sales; and (vi) develop and maintain state-of-the-art production facilities.



     Strong Relationships with Diverse Customer Base. The Company has an established position as a Tier 1 supplier of towing and/or rack systems to most of the OEMs manufacturing in North America and/or Europe including DaimlerChrysler, General Motors, Toyota, Opel, Volvo, Isuzu, Ford, BMW, Subaru, Fiat, Mitsubishi, Nissan, Volkswagen, SEAT, Skoda, Daewoo and Kia. The Company supplies DaimlerChrysler with substantially all its North American towing systems and rack systems and accessories. The Company also supplies approximately 50% of the rack system requirements of General Motors. Tier 1 status and strong customer relationships are important elements in achieving continued profitable growth because, as OEMs narrow their supplier bases, well regarded, existing suppliers have an advantage in gaining new contracts. The evolution of OEM relationships into strategic partnerships provides a significant advantage to Tier 1 suppliers with system integration capabilities (such as the Company) in retaining existing contracts as well as in participating during the design phase for new vehicles, which is integral to becoming a supplier for such new platforms. The Company is also a leading supplier of towing and rack systems to automotive aftermarket wholesalers, retailers and installers, such as U-Haul, Pep Boys, Balkamp, Advance Auto Parts, Coast Distribution System, Discount Auto Parts, Ace Hardware, Norauto, Brezan, Feuvert and Canadian Tire.



     Comprehensive Product Line. The Company continues to position itself as a leading supplier to its customers for a growing range of products and services. Through its offering of over 2,000 towing system models, the Company's products fit almost every light vehicle produced in North America and Europe. The Company is one of a limited number of European manufacturers with such a broad product line that also satisfies EC regulatory safety standards. Competitors whose products do not satisfy such standards face substantial design and testing costs to offer a comparable product line that meets these safety standards. The Company has provided OEMs with fixed rack systems for approximately half of the light truck models produced in North America that utilize vehicle-specific fixed racks. The Company believes that its broad product offerings also facilitate strategic partnerships with automotive aftermarket wholesalers, retailers and installers.



     Design and Engineering Expertise. The Company has an engineering and research and development staff that develops new products and processing technologies. The Company works directly with OEM designers to create innovative solutions that simplify vehicle assembly and reduce vehicle cost and weight. The Company is responsible for many industry innovations, including lighter, less obtrusive, round tube towing hitches as well as push button and pull lever stanchions on fixed rack systems. The Company believes its design and engineering capabilities provide significant value to its customers by (i) shortening OEM new product development cycles; (ii) lowering OEM manufacturing costs; (iii) providing technical expertise; and (iv) permitting aftermarket customers to maintain lower inventory levels. The Company also believes that its design innovations have created value for end users by providing products that are durable and easy to install and that enhance vehicle utility and appearance.



     High Quality, Low Cost Manufacturing Position. The Company believes that it is one of the highest quality, lowest cost suppliers of towing and rack systems in North America and Europe. The Company has received numerous quality and performance awards, including DaimlerChrysler's Gold Pentastar Award, Ford's Q-1 Award, Toyota's Distinguished Supplier Award and Nissan's Superior Supplier Performance Award. Supplier quality systems are currently being standardized across OEMs through the ISO-9000 and QS-9000 programs. The Company has achieved ISO-9000 or QS-9000 certification for 12 of its 21 manufacturing and engineering facilities and is in the process of obtaining certification for other of its facilities. The Company's low cost position is a result of its strict cost controls and continuous improvement programs designed to enhance productivity. OEMs typically prefer stable suppliers who can generate productivity gains that can be shared to reduce OEM costs. The Company's cost controls are closely integrated with its quality driven manufacturing operations, thereby allowing it to profitably deliver high quality, easy to install and competitively-priced components on a just-in-time basis. The Company's focus on low cost manufacturing also provides benefits when selling products to the less price sensitive aftermarket.



BUSINESS STRATEGY



     The Company's objective is to strengthen its position as a leading global supplier of automotive exterior accessories, thereby increasing revenue and cash flow. In order to accomplish its goal, the Company intends to pursue the following strategies.



     Increase Global Market Share. The Company intends to capitalize on its expanded presence in North America and Europe by marketing products to its global automotive OEM customers. Through its past acquisitions of complementary product lines, the Company is able to offer an expanded range of products and services to its extended customer base. The Company also expects to secure new customers by virtue of its expanded market presence and broad product and service offerings. The Company believes its continued emphasis on new technology (both product and process), will result in the development of more innovative, high margin towing and rack system products which it expects to market to its expanding customer base.



     Maintain and Enhance Strong Customer Relationships. The Company intends to strengthen and expand its relationships with global automotive OEMs and aftermarket customers by (i) continuing its commitment to innovative design and development of products during the early stages of vehicle design and redesign;
(ii) building on its position as a low cost supplier of quality accessory products; (iii) offering new products in existing and new geographic areas by taking advantage of existing OEM relationships; and (iv) working with aftermarket customers to develop new products and marketing strategies.



     Pursue Strategic Acquisitions. In response to the trend in the OEM market toward systems suppliers, the Company is focused on making strategic acquisitions that will enhance its ability to provide integrated systems (such as a towing or rack systems) or otherwise leverage its existing business by providing additional product, manufacturing and service capabilities. The Company also intends to pursue acquisitions which will expand its customer base by providing an entree to new customers, including expansion into selected geographic areas. The Company believes that such acquisitions should provide additional opportunities for increased net sales and cash flow by enhancing the Company's manufacturing and marketing capabilities.



ENVIRONMENTAL REGULATION



     The Company's operations are subject to foreign, federal, state and local environmental laws and regulations that limit the discharges into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of certain materials, substances and wastes. In many jurisdictions, these laws are complex, change frequently, and have tended to become more stringent over time. In jurisdictions such as the United States, such obligations, including but not limited to those under the Comprehensive Environmental Response, Compensation & Liability Act ("CERCLA"), may be joint and several and may apply to conditions at properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which waste or other contamination attributable to an entity or its predecessors have been sent or otherwise come to be located. The Company believes that its operations are in substantial compliance with the terms of all applicable environmental laws and regulations as currently interpreted. In addition, to the best of the Company's knowledge, there are no existing or potential environmental claims against the Company nor has the Company received any notification nor is there any current investigation regarding, the disposal, release, or threatened release at any location of any hazardous substance generated or transported by the Company. However, the Company cannot predict with any certainty that it will not in the future incur liability under environmental laws and regulations with respect to contamination of sites currently or formerly owned or operated by the Company (including contamination caused by prior owners and operators of such sites), or the off-site disposal of hazardous substances.



     While historically the Company has not had to make significant capital expenditures for environmental compliance, the Company cannot predict with any certainty its future capital expenditures for environmental compliance because of continually changing compliance standards and technology. Future events, such as changes in existing environmental laws and regulations or unknown contamination of sites owned or operated by the Company (including contamination caused by prior owners and operators of such sites), may give rise to additional compliance costs which could have a material adverse effect on the Company's financial condition. Furthermore, actions by foreign, federal, state and local governments concerning environmental matters could result in laws or regulations that could increase the cost of producing the products manufactured by the Company or otherwise adversely affect the demand for its products. Additionally, the Company does not currently have any insurance coverage for environmental liabilities and does not anticipate obtaining such coverage in the future. See "Risk Factors -- Environmental Regulation Imposes Risks and Costs on Us."



EMPLOYEES



     At December 31, 1999, the Company had approximately 1,900 employees of whom approximately 1,600 are hourly employees and approximately 300 are salaried personnel. Approximately 170 of the Company's employees in the United States at the Port Huron, Michigan facility are represented by the Teamsters Union.

Collective bargaining agreements with the Teamsters Union affecting these employees expire in April 2004. As is common in many European jurisdictions, substantially all of the Company's employees in Europe are covered by country-wide collective bargaining agreements. The Company believes that its relations with its employees are good.



FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS



     For financial information about foreign and domestic operations of the Company, see "Note 12" of the Company's "Notes to Consolidated Financial Statements".



FACILITIES



     The Company's executive offices are located in 14,550 square feet of leased space in Sterling Heights, Michigan. The Company has 26 facilities with a total of 2,154,050 square feet of space. The Company believes that substantially all of its property and equipment is in good condition and that it has sufficient capacity to meet its current and projected manufacturing and distribution needs.



     The Company's facilities are as follows:



                                                                               SQUARE     OWNED/        LEASE
           LOCATION                          PRINCIPAL FUNCTIONS                FEET      LEASED     EXPIRATION**
           --------                          -------------------               ------     ------     ------------
North America
Shelby Township, Michigan*         Manufacturing                                74,800    Owned                 --
Shelby Township, Michigan*         Manufacturing                                13,000    Leased              2008
Port Huron, Michigan*              Manufacturing                               200,000    Owned                 --
Sterling Heights, Michigan*        Administration and engineering               14,550    Leased              2003
Auburn Hills, Michigan             Warehousing                                  49,000    Leased              2005
Madison Heights, Michigan*         Administration and manufacturing             90,000    Leased              2002
Madison Heights, Michigan*         Engineering and manufacturing                18,000    Leased              2002
Lodi, California                   Administration, manufacturing and           150,000    Owned                 --
                                     engineering
Lodi, California                   Warehousing                                  25,000    Leased    Month to Month
Lodi, California                   Warehousing                                  59,000    Leased              2002
Dallas, Texas                      Warehousing                                  18,300    Leased              2001
Granby, Quebec                     Administration, manufacturing and            88,200    Leased              2003
                                     warehousing
Bromptonville, Quebec              Manufacturing                                 2,000    Leased              2000
Hamer Bay, Ontario                 Manufacturing                                15,000    Owned                 --
Europe
Sandhausen, Germany*               Administration and engineering                5,000    Leased    Month to Month
Barcelona, Spain                   Manufacturing                                 6,200    Leased    Month to Month
Bakov nad Jizerou, Czech
  Republic                         Manufacturing                                 6,000    Leased    Month to Month
Staphorst, The Netherlands*        Administration, engineering                 405,000    Owned                 --
                                     manufacturing, and warehousing
Hoogeveen, The Netherlands*        Manufacturing and warehousing               185,000    Owned                 --
Fensmark, Denmark*                 Manufacturing and warehousing                95,000    Owned                 --
Nuneaton, United Kingdom*          Manufacturing and warehousing                75,000    Owned                 --
Vanersborg, Sweden*                Manufacturing and warehousing               160,000    Leased              2004
Wolsztyn, Poland                   Warehousing                                   5,000    Leased    Month to Month
Reims, France                      Manufacturing and warehousing               115,000    Owned                 --
St. Victoria di Gualtieri,
  Italy                            Administration, engineering,                170,000    Leased              2003
                                     manufacturing and warehousing
St. Victoria di Gualtieri,
  Italy                            Manufacturing                               110,000    Leased              2003


-------------------------

*  QS 9000 and/or ISO 9000 certification.


** Gives effect to all renewal options.



LEGAL PROCEEDINGS



     From time to time, the Company is subject to legal proceedings and other claims arising in the ordinary course of its business. The Company believes that it is not presently a party to any litigation the outcome of which would have a material adverse effect on its financial condition or results of operations. The Company maintains insurance coverage against claims in an amount which it believes to be adequate.


                                   MANAGEMENT

BOARD OF MANAGERS, EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

     The following table sets forth the names and ages of each of the individuals that currently serves as a member (each, a "Board Member") of the Company's board of managers (the "Board of Managers"), executive officer and other significant employee of the Company. The Board Members are designated pursuant to the Members Agreement and serve at the pleasure of the Members (as defined). See "Limited Liability Company Agreement." The officers of the Company are chosen by the Board of Managers and serve at the pleasure of the Board of Managers.


                NAME                     AGE                            POSITION
                ----                     ---                            --------
F. Alan Smith........................    68     Chairman of the Board of Managers of the Company
Terence C. Seikel....................    43     President and Chief Executive Officer of the Company;
                                                Board Member
Richard E. Borghi....................    53     President and Chief Operating Officer of SportRack;
                                                Board Member
Roger T. Morgan......................    55     President of Valley; Board Member
Gerrit de Graaf......................    36     General Manager and Chief Executive Officer of Brink;
                                                Board Member
Barry G. Steele......................    29     Corporate Controller of the Company
J. Wim Rengelink.....................    45     Finance Director of Brink
Bryan A. Fletcher....................    40     Vice President of Aftermarket Operations of Valley
Donald J. Hofmann, Jr................    42     Board Member, Vice President and Secretary of the
                                                Company
Barry Banducci.......................    64     Board Member
Gerard J. Brink......................    56     Board Member



     F. Alan Smith has served in the automotive industry for 38 years and has been Chairman of the Board of Managers of the Company since its formation in September 1995. He served in various assignments at General Motors from 1956 to 1992, including President of GM Canada from 1978 to 1980. He was a member of the Board of Directors of General Motors from 1981 to 1992 and Chief Financial Officer of General Motors from 1981 to 1988. Mr. Smith is a director of The Minnesota Mining and Manufacturing Corporation ("3M") and TransPro, Inc. ("TransPro").



     Terence C. Seikel has served in the automotive industry for 16 years and has been President and Chief Executive Officer of the Company since April 15, 1999. From 1996 until April 15, 1999 Mr. Seikel served as Vice President of Finance and Administration and Chief Financial Officer of the Company and SportRack since January 1996. From 1985 to 1996, Mr. Seikel was employed by Larizza Industries, a publicly held supplier of interior trim to the automotive industry, in various capacities including Chief Financial Officer.



     Richard E. Borghi has served in the automotive industry for 32 years and has been President and Chief Operating Officer of SportRack since April 15, 1999. From 1995 until April 15, 1999, Mr. Borghi served as Executive Vice President of Operations and Chief Operating Officer of SportRack since 1995. From 1988 to 1995, Mr. Borghi held various senior management positions with MascoTech, and was the Executive Vice President of Operations of the MascoTech Division at the time of its acquisition by the Company.



     Roger T. Morgan has served in the automotive industry for 37 years and has been President of Valley since June 1990. Prior to joining Valley, he worked for General Motors for 12 years and Rockwell International Automotive Group as Vice President -- Operations for 14 years.

     Gerrit de Graaf has been General Manager and Chief Executive Officer of Brink since November 1996. From 1989 to 1996, Mr. de Graaf worked for Philips Medical Systems as a consultant and most recently as Philips' Marketing Manager in the United States.


     Barry G. Steele has been Corporate Controller of the Company since June 1999. From 1997 until June 1999, Mr. Steele served as Manager of Financial Reporting of the Company. From 1993 to 1997, Mr. Steele was employed by Price Waterhouse LLP.



     J. Wim Rengelink has served in the automotive industry for 13 years and has been Finance Director of Brink since 1995. From 1988 to 1995 he worked in Brink's internal audit department.



     Bryan A. Fletcher has served in the automotive industry for 11 years and has been Vice President of Aftermarket Operations of Valley since 1991.



     Donald J. Hofmann, Jr. has been a Board Member, Vice President and Secretary of the Company since October 1995. Mr. Hofmann has been a General Partner of CCP since 1992. Prior to joining CCP, Mr. Hofmann held positions in the Acquisition Finance Division of Manufacturers Hanover and at Smith Barney. Mr. Hofmann is a director of Penske Corporation, Berry Plastics Corporation and United Auto Group.


     Barry Banducci has been a Board Member of the Company since October 1995. Since September 1995, Mr. Banducci has been the Chairman of TransPro. Prior thereto, Mr. Banducci served in various capacities at Equion Corporation, a supplier of automotive components, from 1983 to 1995, including President, Chief Executive Officer and Vice Chairman. Mr. Banducci is a director of TransPro and Aristotle Corporation.

     Gerard J. Brink has been a Board Member of the Company since October 1996. Mr. Brink was General Manager of Brink from 1965 to 1996.

BOARD MEMBER COMPENSATION

     The Board Members do not currently receive compensation for their service on the Board of Managers or any committee thereof but are reimbursed for their out-of-pocket expenses. In addition, Messrs. Smith and Banducci have consulting agreements with the Company. See "Executive Compensation -- Consulting Agreements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Managers has an Audit Committee consisting of Messrs. Banducci and Brink, and a Compensation Committee consisting of Messrs. Hofmann and Smith. The Audit Committee reviews the scope and results of audits and internal accounting controls and all other tasks performed by the independent public accountants of the Company. The Compensation Committee determines compensation for executive officers of the Company and administers the Company's 1995 Option Plan.

EXECUTIVE COMPENSATION


     The following table sets forth information concerning the compensation for 1997 through 1999 for the chief executive officer of the Company and the four next most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                          ANNUAL COMPENSATION             AWARDS
                                                    --------------------------------   ------------
                                                                           OTHER
                                                                           ANNUAL       SECURITIES     ALL OTHER
                                           FISCAL   SALARY     BONUS    COMPENSATION    UNDERLYING    COMPENSATION
      NAME AND PRINCIPAL POSITION           YEAR      ($)       ($)         ($)         OPTIONS(#)        ($)
      ---------------------------          ------   ------     -----    ------------   ------------   ------------
F. Alan Smith...........................    1999    228,000   114,000        --             --               --
  Chairman of the Company                   1998    217,000   105,000        --             32               --
                                            1997    200,000   100,000        --             --               --
Terence C. Seikel.......................    1999    245,000   175,000        --             --               --
  President and Chief Executive Officer     1998    215,600    95,000        --             65               --
  of the Company and SportRack              1997    200,600    94,000        --             --               --
Roger T. Morgan.........................    1999    263,000   100,000        --             --               --
  President and Chief Executive             1998    250,000    87,500        --             --               --
  Officer of Valley                         1997    107,220    73,000        --            178               --
Richard E. Borghi.......................    1999    261,897   125,000        --             --               --
  President and Chief Operating Officer of  1998    219,965   115,000        --             32               --
  SportRack                                 1997    206,500    94,000        --             --               --
Gerrit de Graaf.........................    1999    164,830    68,660        --             --               --
  General Manager and Chief Executive       1998    154,425    45,414        --             39               --
  Officer of Brink                          1997    105,974     3,848        --             --               --
Marshall D. Gladchun....................    1999    165,541        --        --             --          600,338(1)
  Former President and Chief Executive      1998    382,300   200,000        --             86               --
  Officer of the Company and SportRack      1997    362,500   195,000        --             --               --


-------------------------

(1) Includes severance and other termination compensation.



                             OPTION GRANTS IN 1999



     During 1999, there were no options granted to the named executive officers. The following table sets forth information regarding outstanding membership unit options issued to the chief executive officer of the Company and the four next most highly compensated executive officers.



                                                                          NUMBER OF
                                                                    SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                      SHARES                         UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                    ACQUIRED ON       VALUE            AT YEAR END(#)               AT YEAR END($)
              NAME                  EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
              ----                  -----------    -----------    -------------------------    -------------------------
F. Alan Smith...................        --             --                  275/207                  1,320,000/994,000
Terence C. Seikel...............        --             --                  345/320                1,656,000/1,536,000
Roger T. Morgan.................        --             --                    72/64                              --/--
Richard E. Borghi...............        --             --                  354/278                1,699,000/1,334,000
Gerrit de Graaf.................        --             --                    16/23                     77,000/110,400



EMPLOYMENT AGREEMENTS



     Each of Terence C. Seikel, Roger T. Morgan, Richard E. Borghi and Gerrit de Graaf has entered into an employment agreement (collectively, the "Employment Agreements") with the Company. Mr. Seikel's Employment Agreement provides for an annual base salary of $250,000, subject to increases at the sole discretion of the Board of Managers, and a bonus in the range of 50-70% of his base salary. Mr. Morgan's

Employment Agreement provides for an annual base salary of $250,000, subject to increases at the sole discretion of the Board of Managers, and a bonus in the range of 50% to 70% of his base salary. Mr. Borghi's Employment Agreement provides for an annual base salary of $250,000, subject to increases at the sole discretion of the Board of Managers, a bonus in the range of 30-50% of his base salary, and a one time bonus of $100,000 on the earlier of (i) September 30, 2002, (ii) his termination date, and (iii) a sale of the Company. Mr. de Graaf's Employment Agreement provides for an annual base salary of NLG 170,000, subject to increases at the sole discretion of the Board of Managers, and a bonus in the range of 30% to 50% of his base salary. The Employment Agreements also provide for twelve months of severance pay to the executive officer in the event such officer is terminated without cause (as defined in the Employment Agreement.)



     The Employment Agreements expire June 30, 2000 for Mr. Morgan and December 31, 2003 for Messrs Seikel and Borghi and automatically extend for successive two-year terms unless terminated by the Company upon 30 days notice prior to the expiration of the current term. The Employment Agreement for Mr. de Graaf may be terminated by either party upon three month's prior written notice. Each Employment Agreement prohibits the executive officer from disclosing non-public information about the Company. The Employment Agreements also require the executive officers to assign to the Company any designs, inventions and other related items and intellectual property rights developed or acquired by the executive officer during the term of his employment. In addition, for a period of five years after termination of employment (two years if the termination is without cause) each executive officer has agreed, in his respective Employment Agreement, not to (i) engage in any Competitive Business (as defined in the Employment Agreements), (ii) interfere with or disrupt any relationship between the Company and its customers, suppliers and employees and (iii) induce any employee of the Company to terminate his or her employment with the Company or engage in any Competitive Business.



CONSULTING AGREEMENTS



     F. Alan Smith and Barry Banducci, both members of the Board of Managers, have each entered into consulting agreements (the "Consulting Agreements") with the Company dated as of September 28, 1995. Mr. Smith's Consulting Agreement provides for an annual consulting fee of $150,000 subject to increases at the sole discretion of the Board of Managers, and a performance based bonus in the range of 30-50% of the annual consulting fee. Mr. Banducci's Consulting Agreement provides for an annual consulting fee of $50,000. The initial term of the Consulting Agreements expired on March 28, 1997. The Consulting Agreements automatically extend for successive six-month periods unless terminated by the Company upon 30 days notice prior to the expiration of the then current term. The Consulting Agreements prohibit Messrs. Smith and Banducci from disclosing non-public information about the Company.



MEMBERS' AGREEMENT



     On September 30, 1999, the Company and the members entered into a Third Amended and Restated Members' Agreement, setting forth the relative voting rights of the members in the election of the Board of Managers. The Board of Managers consists of between six and eleven members, as designated by persons holding more than fifty percent of the voting units held by CB Capital Partners, L.P. ("CBC") and its affiliates (defined in the Third Amended and Restated Members' Agreement as the Chase Members). The voting provisions apportion the Board of Directors among the Chase Members and all other members in the following way:



- for so long as Terence Seikel and Richard Borghi are employed by the Company, each shall be a manager;



- as to each of F. Alan Smith and Barry Banducci, for so long as their respective affiliates, as defined in the Third Amended and Restated Members' Agreement, continue to hold 80% of the units they acquired on September 28, 1995, each shall be a manager;



- so long as Gerard Jacobus Brink, Koop Brink and Jan Willem Brink, along with certain affiliated persons or entities, continue to own at least 80% of the units they acquired on October 30, 1996, persons controlling a majority of their voting units may designate a member from among the Brinks or their affiliates;

- so long as Robert L. Fisher and Roger T. Morgan, along with certain affiliated persons or entities, continue to own at least 80% of the units they acquired on August 5, 1997, persons controlling a majority of their voting units may designate one member, who is currently Roger T. Morgan; and



- the Chase Members designate the remaining members, one of which shall be CBC



CBC has the right to remove any or all of the members of the Board of Managers if:



- it reasonably believe circumstances exist that require it to assume control of the Company in order to protect its investment in the Company;



- in its reasonable opinion, the Company shall have committed a breach or be in default of any covenant, obligation, agreement, representation or warranty given or made by the Company in certain agreements or contracts;



- in its reasonable opinion, there has been a substantial change in the Company's operations, products or prospects during the two-year period prior to such determination; and



- it determines that it is permitted under any applicable law to take control of the Company and determines that it is in its best interests to do so.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     As of April 6, 2000, the outstanding membership interests of the Company consisted of 15,869 Units. The following table sets forth certain information regarding the beneficial ownership of the Units by (i) each person known by the Company to own more than 5% of the Units, (ii) each named director, (iii) each named executive officer and (iv) all of the Company's directors and executive officers treated as a group. To the knowledge of the Company, each of such holders of Units has sole voting and investment power as to the Units owned unless otherwise noted.



                                                                       PERCENTAGE
                 NAME AND ADDRESS(1)                    UNITS OWNED   OWNERSHIP(2)
                 -------------------                    -----------   ------------
CB Capital Investors, L.P.(3).........................    10,251         61.44%
  380 Madison Avenue, 12th Floor
  New York, New York 10017
MascoTech, Inc. ......................................     1,500          9.45
  275 Rex Boulevard
  Auburn Hills, Michigan 48326
Celerity Partners.....................................     1,500          9.45
  C/o Mark Benham
  300 Sand Hill Road
  Building 4, Suite 230
  Menlo Park, California 94025
F. Alan Smith(4)......................................       575          3.56
Terence C. Seikel(5)..................................       585          3.60
Roger T. Morgan(6)....................................       161          1.01
Gerrit de Graaf(7)....................................        42          0.26
Richard E. Borghi(8)..................................       554          3.41
Barry Banducci(9).....................................       452          2.81
59 Old Quarry Road
Guildford, Connecticut 06437
Gerard J. Brink.......................................       410          2.58
Lijsterbeslaan 10
B-2950 Kapellen
Belgium
All directors and executive officers as a group (9
  persons)............................................     2,779         16.18


-------------------------
(1) Unless otherwise indicated, address is c/o Advanced Accessory Systems, LLC, 12900 Hall Road, Suite 200, Sterling Heights, Michigan 48313.


(2) Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to the Units. Units subject to options or warrants currently exercisable or exercisable within 60 days of April 6, 2000 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.


(3) CB Capital Investors, L.P. is an affiliate of CCP. Includes 501 Units subject to warrants exercisable within 60 days.


(4) Includes 275 Units subject to options exercisable within 60 days. 300 Units are owned by the F. Alan Smith Family Limited Partnership.



(5) Includes 385 Units subject to options exercisable within 60 days.



(6) Includes 72 Units subject to options exercisable within 60 days.



(7) Includes 16 Units subject to options exercisable within 60 days.

(8) Includes 354 Units subject to options exercisable within 60 days.



(9) Includes 202 Units subject to options exercisable within 60 days. All Units are owned by the Banducci Family, LLC.


                      LIMITED LIABILITY COMPANY AGREEMENT


     The Company, Valley and SportRack are each limited liability companies organized under the Delaware Limited Liability Company Act (the "LLC Act"). Valley's equity securities are held 99% by the Company and 1% by SportRack. SportRack's equity securities are held 100% by the Company. The Company controls the policies and operations of Valley and SportRack. The Company's operations are governed by a Third Amended and Restated Operating Agreement (the "LLC Agreement") among the Company, CBC, certain members of the Company's management and the investors defined therein (each a "Member" and collectively the "Members"). The LLC Agreement governs the relative rights and duties of the Members.



     Units. The Company is authorized to issue up to 25,000 Class A Units, up to 25,000 Class A-1 Units and up to 2,000 Class B Units. As of April 6, 2000, 15,869 Class A Units were issued and outstanding, 4,200 Class A Units have been duly reserved for issuance to employees, directors and independent consultants and contractors of the Company or any subsidiary thereof pursuant to the 1995 Option Plan of the Company, and no Class A-1 or Class B Units have been issued or reserved for issuance.



     Management. The Board of Managers of the Company consists of up to 11 members as designated pursuant to the Members' Agreement. Subject to the voting provisions of the Member Agreement, the Board of Managers is selected by a majority of the Members holding Class A Units (each a "Class A Member"). Under the Member's Agreement, CBC is entitled at all times to hold a seat on the Board of Managers. A majority of the Chase Members (as defined in the Members Agreement) may hold a seat on the Board of Managers through their representative. Any Board Member of the Company may be removed without cause by the vote of a majority of the Class A Members so long as the Members entitled to appoint such Board Member have consented.


     If a vacancy on the Board of Managers is not filled by a majority of the Class A Members within 60 days after such vacancy occurs such vacancy may be filled by a vote of the majority of the Board Members then in office or, if none, by a vote of all Members.

     Distributions. Both the Amended and Restated Credit Agreement and the Indenture generally limit the Company's ability to make cash distributions to Members other than distributions to cover the income tax liabilities of the Members. Specifically, within 90 days of the end of each fiscal year, the Company will distribute to each Member an amount (if any) equal to 44% of the excess of Net Profits over Net Losses (each as defined in the LLC Agreement) to such Member's capital account less any distributions previously made in that year.

     Restriction on Transfer. No Member may transfer its interest without having obtained the prior written consent of a majority of the Board Members who hold in the aggregate more than 50% of the profits and capital interest of the Company, which consent may be withheld in their sole discretion.

     Dissolution. The Company will be dissolved upon the earliest to occur of
(a) December 31, 2025; (b) the determination of the Board of Managers and a majority of Class A Members to dissolve the Company; or (c) the occurrence of an event of withdrawal of a Board Member or any other dissolution event under
Section 18-801 of the LLC Act. An event of withdrawal of any Member will not dissolve the Company if within 90 days of such event the business of the Company is continued by a majority of its remaining Members.

                              CERTAIN TRANSACTIONS


     CSI, The Chase Manhattan Bank ("Chase"), The Chase Manhattan Bank of Canada ("Chase Canada") and CCP are affiliates of CBC, which owns approximately 53% of the Company's issued and outstanding voting securities on a fully diluted basis. CSI acted as an Initial Purchaser in connection with the offering of the Notes (the "Offering"), for which it received customary fees. Chase is agent bank and a lender to the Company under the Amended and Restated Credit Agreement and has received customary fees and reimbursement of expenses in such capacities. Chase Canada is agent bank and a lender to the Company under the Canadian Credit Agreement and has received customary fees and reimbursement of expenses in such capacities. Chase received its proportionate share, $6.0 million, of the repayment by the Company of $90.0 million under the Amended and Restated Credit Agreement from the proceeds of the Offering. An affiliate of CCP and CSI held a portion of the Senior Subordinated Debt and received its proportionate share, $10.7 million, including prepayment penalties of $700,000, of the repayment by the Company of such debt from the proceeds of the Offering. As a result of the Offering, such affiliate was relieved of its obligation to provide up to an additional $20.0 million of senior subordinated debt financing. In addition, an affiliate of CSI and CCP purchased a portion of the Notes in connection with the Offering. Donald
J. Hofmann, Jr., a general partner of CCP, is a member of the Board of Managers of the Company. In addition, CSI, Chase and their affiliates participate on a regular basis in various investment banking and commercial banking transactions for the Company and its affiliates.

     The Company is a party to the Consulting Agreements with F. Alan Smith, the Chairman of the Company, and Barry Banducci, a Board Member of the Company. See "Management -- Consulting Agreements."


     In connection with the acquisition of the MascoTech Division by the Company, the Company loaned Mr. Borghi $100,000 to enable him to make his initial equity investment in the Company. The loan bears interest at 6.2% and matures in September 2002.


                      DESCRIPTION OF THE CREDIT FACILITIES

     The following information relating to the Credit Facilities is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. The following is a description of the material terms of the Credit Facilities:

CANADIAN CREDIT AGREEMENT


     To finance the SportRack International Acquisition and provide working capital financing in Canada, Chase Canada, First Chicago NBD Bank, Canada, and Bank of Nova Scotia (collectively, the "Canadian Lenders") have provided to SportRack International a C$20 million (approximately $13.9 million) term loan and a C$4.0 million (approximately $2.8 million) working capital revolving credit facility under a First Amended and Restated Credit Agreement dated as of March 19, 1998 (the "Canadian Credit Agreement"). The Canadian Credit Agreement is scheduled to mature on October 31, 2003 and the term loan portion amortizes in quarterly installments. The Canadian Credit Agreement is guaranteed by the Company and SportRack and is secured by a pledge of 100% of the stock and assets of SportRack International. The guarantees of the Company and SportRack are secured by substantially the same collateral that secures the obligations of those companies under the Amended and Restated Credit Agreement described below. The interest margins under the Canadian Credit Agreement are comparable to those under the Revolving Credit Facility and the Tranche A Term Loan described below.


AMENDED AND RESTATED CREDIT AGREEMENT

     In connection with the Valley Acquisition, the Company entered into the Second Amended and Restated Credit Agreement, dated as of August 5, 1997 (as amended, the "Amended and Restated Credit Agreement"), with certain of its subsidiaries, the lenders party thereto, Chase as Co-Administrative Agent and Syndication Agent and NBD as Administrative Agent, Documentation Agent and Collateral Agent. The Amended and Restated Credit Agreement amended the Company's existing credit agreement and provided for (i) a Tranche A Term Loan in the aggregate principal amount of $65 million (the "Tranche A Term Loan"),
(ii) a Tranche B Term Loan in the aggregate principal amount of $55 million (the "Tranche B Term Loan" and together with the Tranche A Term Loan, collectively, the "Term Loan Facilities") and (iii) a revolving credit facility in the aggregate principal amount of $25 million (the "Revolving Credit Facility"), which includes a $2 million swing line sub facility and a $10 million letter of credit sub facility. Borrowings by SportRack International under the revolving credit facility of the Canadian Credit Agreement count against availability under the Revolving Credit Facility. The outstanding principal amounts of the Tranche A Term Loan and the Tranche B Term Loan were reduced by $17.5 million and $16.0 million through prepayments from the proceeds of the sale of the Notes. Subsequent to the sale of the Notes, the Amended and Restated Credit Agreement was further amended to provide a $22 million acquisition facility to finance future acquisitions (the "Acquisition Facility"). The Tranche A Term Loan, the Tranche B Term Loan, the Revolving Credit Facility and the Acquisition Facility are referred to collectively as the "Domestic Facilities".



     Use of Proceeds; Maturity. The proceeds of the Term Loan Facilities were used to finance the Valley Acquisition and to refinance existing debt. The proceeds of the Revolving Credit Facility were used to refinance existing debt, pay fees and expenses of the Valley Acquisition and for general corporate purposes. The proceeds of a $21.0 million borrowing under the Acquisition Facility were used to finance the acquisition of the assets of Ellebi. The Term Loan Facilities have maturity schedules as follows: (i) the Tranche A Term Loan matures on October 30, 2003 and amortizes in quarterly installments; and (ii) the Tranche B Term Loan matures on October 30, 2004 and amortizes in quarterly installments. The Revolving Credit Facility matures on October 30, 2003. The Acquisition Facility matures on October 30, 2003 and amortizes in quarterly installments commencing on December 31, 1999.



     Revolving Credit Facility. The availability of the commitments under the Revolving Credit Facility is subject to a borrowing base which generally equals specified percentages of the then Eligible Receivables or Eligible Inventory (each as defined in the Amended and Restated Credit Agreement) of the Company and certain of its Subsidiaries. As of December 31, 1999, $25.0 million of commitments under the Revolving Credit Facility is available to the Company.


     Prepayments; Reduction of Commitments. The Term Loan Facilities are required to be prepaid with (i) 100% of the net proceeds of any sale or issuance of equity or any incurrence of indebtedness for borrowed money, subject to certain exceptions; (ii) 100% of the net proceeds of any sale or other disposition of any material assets, except for the sale of inventory in the ordinary course of business, subject to certain exceptions; and (iii) 50% of excess cash flow for each fiscal year. Such mandatory prepayments are applied pro rata between the Tranche A Term Loans and the Tranche B Term Loans and, in each case, in the inverse order of maturity. Any Tranche B Term Loan lender may decline any mandatory prepayment prescribed in subsections (i) through (iii) above, in which case the amounts declined are applied as a mandatory prepayment pro rata to the Term Loan A Lenders in the inverse order of maturity.

     Interest. The Domestic Facilities bear interest at a rate per annum, at the option of the Company, equal to the adjusted eurocurrency base rate (the "Eurocurrency Base Rate") or the rate which is equal to the higher of (i) NBD's prime rate and (ii) the federal funds rate plus 1/2 of 1% ("ABR"), in each case plus an applicable margin based on the leverage ratio from time to time in effect. The applicable margins range from .75% to 2.00% for ABR Revolving Credit Facility advances and Tranche A Term Loans and from 1.25% to 2.50% for ABR Tranche B Term Loans. For Revolving Credit Facility advances and Tranche A Term Loans bearing interest based on the Eurocurrency Base Rate, the applicable margins range from 1.75% to 3.00%. For Tranche B Term Loans bearing interest at the Eurocurrency Base Rate, the applicable margins range from 2.25% to 3.50%. The rates for letter of credit fees are the same as the applicable margins for Eurocurrency Revolving Credit advances.

     Collateral and Guarantees. The Domestic Facilities are guaranteed by the Company and substantially all of its existing U.S. subsidiaries. The Domestic Facilities are secured by a first priority lien on (i) all of the capital stock (or partnership or other membership interest) of the Company, SportRack and each of the material direct and indirect U.S. subsidiaries of the Company and 65% of the capital stock of first tier non-U.S. subsidiaries and (ii) substantially all tangible and intangible assets of the Company and each material direct and indirect U.S. subsidiary. With respect to certain of the loans made to non-U.S. subsidiaries, it is currently contemplated that all of the capital stock of certain non-U.S. subsidiaries and, to the extent permitted by applicable law, liens on the receivables and inventory of certain of the non-U.S. subsidiaries and mortgage liens of certain real estate owned by Brink will be pledged to secure the loans to Brink. The collateral also secures interest rate swaps, currency or other hedge obligations owning to any lender.

     Covenants. The Amended and Restated Credit Agreement contains covenants restricting the ability of the Company and its subsidiaries to, among other things, (i) declare dividends or redeem or repurchase capital stock; (ii) prepay, redeem or purchase debt; (iii) incur liens; (iv) make loans and investments; (v) issue additional debt; (vi) amend or otherwise alter debt and other material agreements; (vii) engage in mergers, acquisitions and asset sales; (viii) engage in transactions with affiliates; and (ix) alter the business they conduct. The Company has also provided certain customary indemnification of the Agents, lenders and their respective agents and is required to comply with financial covenants with respect to (i) maximum leverage ratio; (ii) minimum fixed charge coverage ratio; (iii) a minimum net worth; and
(iv) capital expenditures; and (v) rentals. The Company must also comply with certain customary affirmative covenants.

     Events of Default. Events of default under the Amended and Restated Credit Agreement include but are not limited to (i) the Company's failure to pay principal when due or interest within three business days of the date when due;
(ii) the Company's breach of certain covenants, representations or warranties contained in the loan documents; (iii) customary cross-default provisions; (iv) events of bankruptcy, insolvency or dissolution of the Company or its subsidiaries; (v) the levy of certain judgements against the Company, its subsidiaries, or their assets; (vi) the actual or asserted invalidity of security documents or guarantees of the Company or its subsidiaries; (vii) a Change of Control (as defined in the Amended and Restated Credit Agreement) of the Company; (viii) the occurrence of certain ERISA events; (ix) or the event that subordination provisions evidencing subordinated debt shall cease to be valid or in full force and effect.

                            DESCRIPTION OF THE NOTES

     The Notes were issued under an Indenture (the "Indenture") among the Company, Capital Corp., the Guarantors and First Union National Bank, as trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." References in this "Description of the Notes" section to "the Company" mean only Advanced Accessory Systems, LLC and not any of its Subsidiaries.

GENERAL

     The Notes are joint and several obligations of the Company and Capital Corp. The Notes are issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Issuers have appointed the Trustee to serve as registrar and paying agent under the Indenture at its offices at 40 Broad Street, 5th Floor, Suite 550, New York, New York 10004. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING


     The Notes rank junior to, and subordinate in right of payment to, all existing and future Senior Indebtedness of the Issuers, pari passu in right of payment with all senior subordinated Indebtedness of the Issuers and senior in right of payment to all Subordinated Indebtedness of the Issuers. At December 31, 1999, the Company had approximately $53.9 million of Senior Indebtedness outstanding (exclusive of unused commitments). All debt incurred under the Credit Facilities will be Senior Indebtedness of the Company, will be guaranteed by each of the Guarantors on a senior basis and will be secured by substantially all of the assets of the Company and the Guarantors.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES


     The Notes are limited to $125,000,000 aggregate principal amount and will mature on October 1, 2007. Interest on the Notes accrues at a rate of 9 3/4% per annum and is payable in cash semi-annually in arrears on each April 1 and October 1, which commenced on April 1, 1998, to the holders of record of Notes at the close of business on March 15 and September 15, respectively, immediately preceding such interest payment date. Interest accrues from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


OPTIONAL REDEMPTION

     The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after October 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on October 1 of the years indicated below:

                                                                REDEMPTION
                            YEAR                                  PRICE
                            ----                                ----------
2002........................................................     104.875%
2003........................................................     103.250%
2004........................................................     101.625%
2005 and thereafter.........................................     100.000%

     In addition, at any time and from time to time on or prior to October 1, 2000, the Issuers may redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price in cash equal to 109.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering by the Company, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION OF THE NOTES

     The payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness.

     Upon any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from the trust described under "Satisfaction and Discharge of Indenture; Defeasance" (a "Defeasance Trust Payment")), upon any dissolution or winding-up or total liquidation or reorganization of the Issuers, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness then due shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Issuers of the principal of, premium, if any, or interest on the Notes, or any payment by the Issuers to acquire any of the Notes for cash, property or securities, or any distribution by the Issuers with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Issuers of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, or in bankruptcy, insolvency or receivership any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Issuers or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness then due in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Issuers of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may, in accordance with the terms of the agreement or other instrument under which such Designated Senior Indebtedness was created, be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Issuers of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary,
(x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "Events of Default" below.

     By reason of the subordination provisions described above, in the event of insolvency of the Issuers, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Issuers may be unable to meet fully their obligations with respect to the Notes.


     As of December 31, 1999 the United States/Canadian Credit Facility is the only outstanding Senior Indebtedness. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness to refinance existing Indebtedness or for other corporate purposes.


GUARANTEES OF THE NOTES

     The Indenture provides that each of the Guarantors fully and unconditionally guarantees on a joint and several basis (the "Guarantees") all of the Issuers' obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees are general unsecured obligations of the Guarantors. The obligations of each Guarantor under its Guarantee is subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Guarantor substantially to the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company. The Guarantors also guarantee all obligations under the Credit Facilities, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Credit Facilities. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

     The Indenture provides that the Company shall cause each Restricted Subsidiary issuing a Guarantee after the Issue Date pursuant to "Certain Covenants -- Guarantees by Restricted Subsidiaries" to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms set forth therein and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of the Indenture.

     Each Guarantee is a continuing guarantee and will (a) remain in full force and effect until payment in full of all of the obligations covered thereby, (b) be binding upon each Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     The Indenture provides that if the Notes are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "-- Certain Covenants -- Merger, Sale of Assets, etc." all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "Certain Covenants-Disposition of Proceeds of Asset Sales" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales" and within the time limits specified by such covenant, then such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes. In addition, if no Default or Event of Default has occurred and is continuing, upon the release of the guarantees of any Guarantor of amounts outstanding under the Credit Facilities, the Guarantee of such Guarantor shall be automatically released.

     Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with "Designation of Unrestricted Subsidiaries" below shall upon such Designation be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to "Designation of Unrestricted Subsidiaries" below will be required to become a Guarantor in accordance with the procedure described in the third preceding paragraph.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     If a Change of Control occurs which also constitutes an event of default under the Credit Facilities, the lenders under the Credit Facilities would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Credit Facilities. Accordingly, any claims of such lenders with respect to the assets of the Issuers will be prior to any claim of the Holders of the Notes with respect to such assets.

     Neither the Board of Managers of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Restricted Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

     Limitation on Indebtedness. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however,that the Company and any Domestic Restricted Subsidiary may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than
2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter; and provided further, that any Foreign Restricted Subsidiary may incur Indebtedness in accordance with "-- Limitation on Foreign Indebtedness" below.

     Limitation on Foreign Indebtedness. The Company shall not cause or permit any Foreign Restricted Subsidiary of the Company to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness set forth in clauses (a) through (m) of the definition thereof unless (i) the Indebtedness is Incurred, denominated and payable in U.S. dollars or the local currencies of the jurisdictions of the operations of the Foreign Restricted Subsidiary Incurring such Indebtedness or of the business or the location of assets being acquired with the proceeds of such Indebtedness; provided, however, that any Indebtedness permitted to be Incurred in a Western European currency pursuant to this clause (i) may be Incurred in such Western European currency or, any other Western European currency, (ii) after giving effect to the Incurrence of such Indebtedness and the receipt of the application of the proceeds therefrom, (A) if, as a result of the Incurrence of such Indebtedness, such Restricted Subsidiary will be or become subject to any restriction or limitation on the payment of dividends or the making of other distributions, (I) the ratio of Foreign EBITDA to Foreign Interest Expense (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than
3.0 to 1.0 and (II) the Company's Consolidated Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than
2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter and (B) in any other case, the Company's Consolidated Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter, and (iii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness.

     Limitation on Senior Subordinated Indebtedness. The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

     The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any Indebtedness of such Guarantor.

     Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

          (iii) make any Investment in any Person (other than Permitted Investments); or

          (iv) designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation"); provided, however, that the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "Restricted Payment"), unless

     (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

     (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the "Limitation on Indebtedness" covenant above; and

     (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) 100% of the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus
(3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company (minus the amount of any cash or property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (4) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest in an amount equal to the Fair Market Value of such Subsidiary, plus (5) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (including the sale of an Unrestricted Subsidiary) or dividends, distributions or interest payments received in cash, an amount equal to 100% of the net cash proceeds received by the Company or its Restricted Subsidiaries therefrom.

     The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company or its Restricted Subsidiaries that are not owned by the Company or its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "-- Optional Redemption" above; (iii) the purchase, redemption or other acquisition for value of Equity Interests of the Company (other than Disqualified Capital Stock) or options on such Equity Interests held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of capital stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided, however, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (iii) does not exceed $5.0 million; (iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with "-- Disposition of Proceeds of Asset Sales" below; (v) Tax Distributions; (vi) the payment of dividends on the Company's Common Stock, following the first Public Equity Offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering; and (vii) the purchase, redemption, retirement or other acquisition prior to June 30, 1999 of Equity Interests of the Company from unaffiliated third parties; provided, however, that the aggregate cash consideration paid pursuant to this clause
(vii) does not exceed $7.5 million; provided, however, that in the case of each of clauses (ii), (iii), (iv), (vi) and (vii) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iii), (iv), (vi) and (vii) of the immediately preceding paragraph shall be included as Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment. In determining the amount of any Restricted Payment made under clause (iv) of the first paragraph of this covenant, the amount of such Restricted Payment (the "Designation Amount") shall be equal to the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date. Any such Designation shall be evidenced by a Board Resolution.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facilities, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, reviewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in anticipation or contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in contracts or leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; (vii) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Limitation on Indebtedness" and "Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness; (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; (ix) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (i) through (viii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less restrictive in the aggregate than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses;
(x) an agreement governing Senior Indebtedness permitted to be incurred pursuant to the "Limitation on Indebtedness" covenant; provided, however, that the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Managers of the Company in its reasonable and good faith judgment than the provisions contained in the Amended and Restated Credit Agreement as in effect on the Issue Date; or (xi) the Indenture.

     Designation of Unrestricted Subsidiaries. The Company shall not and shall not cause or permit any Restricted Subsidiary at any time to (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, be permitted to be Incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Managers of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on Liens. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under the Indenture, and in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Notes and all other amounts due under the Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Restricted Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness and (ii) Permitted Liens.

     Disposition of Proceeds of Asset Sales. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and
(ii) at least 75% of such consideration consists of (A) cash or Cash Equivalents; provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any

Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes of this clause (A), or (B) properties and capital assets that replace the properties and assets that were the subject of such Asset Sale or in properties and capital assets that will be used in a Related Business ("Replacement Assets"); provided, however, that if such property or assets subject to such Asset Sale were directly owned by the Company or a Guarantor, such Replacement Assets shall also be directly owned by the Company or a Guarantor. The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

     The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 180 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or
(ii) make an Investment in Replacement Assets; provided, however, that such Investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such Investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 180th day following the receipt of such Net Cash Proceeds and Net Cash Proceeds contractually committed are so applied within 270 days following the receipt of such Net Cash Proceeds.

     To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied as described in clause (i) or (ii) of the immediately preceding paragraph within the time periods set forth therein (the "Net Proceeds Utilization Date") (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such Net Proceeds Utilization Date, make an Offer to Purchase all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $5 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph.

     With respect to any Offer to Purchase effected pursuant to this covenant, among the Notes, to the extent the aggregate principal amount of Notes tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes tendered by the Holders of the Notes pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes for any purpose consistent with the other terms of the Indenture and such Unutilized Net Cash Proceeds shall no longer be counted in determining the available amount of Unutilized Net Cash Proceeds for purposes of this covenant.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

     Merger, Sale of Assets, etc. The Indenture provides that neither of the Issuers may consolidate with or merge with or into any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or, if any such Restricted Subsidiary was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which such Foreign Restricted Subsidiary was organized, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" covenant described above.

     Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary that is a Guarantor.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture as provided in the third paragraph under "Guarantees of the Notes" above) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless
(i) the Surviving Person (if other than such Guarantor) is a corporation or limited liability company organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee of the Notes and the performance and observance of every covenant of the Indenture and the Registration Right Agreement to be performed or observed by such Guarantor;
(iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of the "Limitation of Indebtedness" covenant described above; provided, however, that this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor, as the case may be, is not the Surviving
Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement or of such Guarantor under its Guarantee, the
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Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company, as the case may be, shall be discharged from its Obligations under the Indenture and the Notes or such Guarantor shall be discharged from its Obligations under the Indenture and its Guarantee.

     Transactions with Affiliates. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates (including, without limitation, any Unrestricted Subsidiary) or any officer, director or employee of the Company or any Subsidiary (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $1.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Managers of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Managers;
(iii) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "Limitation on Restricted Payments" above; (v) the provision by Persons who may be deemed Affiliates or stockholders of the Company of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries; (vi) reasonable and customary loans to employees of the Company and its Subsidiaries which are approved by the Board of Managers of the Company in good faith; and (vii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company shall not sell any Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell or have outstanding any Equity Interests, except:
(i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Equity Interests of a Restricted Subsidiary as long as the Company is in compliance with the terms of the covenants described under "Disposition of Proceeds of Asset Sales" and, if applicable, "Merger, Sale of Assets, etc." above.

     Guarantees by Restricted Subsidiaries. The Indenture provides that the Company will not create or acquire, nor cause or permit any of the Restricted Subsidiaries, directly or indirectly, to create or acquire, any Subsidiary other than (A) an Unrestricted Subsidiary in accordance with the other terms of the Indenture, (B) a Foreign Restricted Subsidiary or (C) a Domestic Restricted Subsidiary that, simultaneously with such creation or acquisition, executes and delivers a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture in accordance with "Guarantees of the Notes" above.

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

     Provision of Financial Information. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Issuers with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding and prior to the later of the consummation of the Exchange Offer and the filing of the Initial Shelf Registration Statement, if required, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

EVENTS OF DEFAULT

     The occurrence of any of the following is defined as an "Event of Default" under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (b) failure to pay any interest on any Note when due, which failure continues for 30 days or more (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by the Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (d) failure to perform any other covenant or agreement of the Company under the Indenture or in the Notes or of the Guarantors under the Indenture or in the Guarantees which failure continues for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes; (e) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived; (f) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $5.0 million or more (net of any amounts covered by insurance) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (g) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries; or (h) other than as provided in or pursuant to any Guarantee or the Indenture, any Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor denies in writing its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of
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

the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (g) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary will become immediately due and payable. If an Event of Default specified in clause (g) of the preceding paragraph with respect to the Company occurs under the Indenture, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     Any such declaration with respect to the Notes may be annulled by the Holders of a majority in aggregate principal amount of the outstanding Notes upon the conditions provided in the Indenture. For information as to waiver of defaults, see "Modification and Waiver" below.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it; provided, however, that, except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with "Certain Covenants -- Merger, Sale of Assets, etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Issuers of certain of their obligations under the Indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR, MEMBERS, MANAGERS AND STOCKHOLDERS

     No director, officer, employee, incorporator, member, manager or stockholder of either of the Issuers or any of their Affiliates, as such, shall have any liability for any obligations of either of the Issuers or any of their Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with

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respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
(vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture, and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of the deposit and that no Holder is an insider of the Company, after the 91st day following the date of the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or
(z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

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

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Issuers, the Guarantors, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes; (b) reduce the principal amount (or the premium) of any such Note; (c) reduce the rate of or extend the time for payment of interest on any such Note; (d) change the place or currency of payment of principal of (or premium) or interest on any such Note; (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guarantee in respect thereof or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder affected); (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default in respect thereof; (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or the Guarantee in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the Indenture in any manner adverse to the Holders of the Notes; (i) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make an Offer to Purchase in a manner materially adverse to the Holders of Notes affected thereby otherwise than in accordance with the Indenture; or (j) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture.

     The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Issuers and the Guarantors with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a
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

majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

THE TRUSTEE

     Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of either of the Issuers, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Issuers or an Affiliate of the Issuers; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture
Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Acquisition Facility" means a credit facility entered into by the Company and one or more commercial banks or other lenders pursuant to which the Company and/or its Restricted Subsidiaries may incur Indebtedness for the purpose of financing one or more acquisitions of assets or equity securities of any Related Business and paying related fees and expenses.

     "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback

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

transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with "Certain Covenants -- Merger, Sale of Assets, etc." above and the creation of any Lien not prohibited by "Certain Covenants -- Limitation on Liens" above; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with "Certain Covenants -- Limitation on Restricted Payments" above; and (d) any transfers of properties and assets to the Company, between the Company and Wholly Owned Restricted Subsidiaries that are Guarantors or between Wholly Owned Restricted Subsidiaries. In addition, solely for purposes of "Certain Covenants -- Disposition of Proceeds of Asset Sales" above, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an Asset Sale.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Managers of such Person or a duly authorized committee of such Board of Managers.

     "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means: (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the government of Canada or the government of any member of the European Union, in each case having maturities of not more than one year from the date of acquisition; (b) domestic and Eurocurrency certificates of deposit, time deposits and base rate certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank incorporated under the laws of the United States, any state thereof, the District of Columbia or its branches or agencies or under the laws of Canada or the laws of any member of the European Union and having capital and surplus in excess of $250 million and whose long-term debt is rated at least "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Act); (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above; (d) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"), respectively, and in each case maturing within six months after the date of acquisition; (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above; and (g) in the case of any Foreign Restricted Subsidiary, Investments: (i) in direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or
(ii) of the type and maturity described in clauses (a) and (b) above of
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foreign obligors, which Investments or obligors (of the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

     "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Managers of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of Holdings or the Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Managers of the Company (together with any new directors whose election by such Board of Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Managers of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Merger, Sale of Assets, etc."

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale described in clauses (i) or (ii) of the definition thereof, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and
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

its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company in accordance with Regulation S-X under the Securities Act as in effect on the Issue Date. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Rate Protection Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Fixed Charges of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

     "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period;
(ii) Consolidated Interest Expense for such period; and (iii) Consolidated Non-cash Charges for such period less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividends on any series of Preferred Equity Interest (other than Qualified Equity Interests) of such Person and its Restricted Subsidiaries (other than dividends paid solely in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net cost or benefit under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed
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

with respect to letters of credit and bankers' acceptance financing, (e) all capitalized interest and all accrued interest, (f) non-cash interest expense and
(g) interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary actually paid by the Company or any Restricted Subsidiary and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Subsidiary, except (A) to the extent of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) outside of the ordinary course of business (including, without limitation, on or with respect to Investments) and there shall not be included dividends, distributions or interest thereon; (v) any extraordinary gain or loss and any foreign currency gains or losses; (vi) the cumulative effect of a change in accounting principles after the Issue Date; and (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period the sum of (A) depreciation, (B) amortization and (C) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for purposes of clause (C) only, such charges which require an accrual of or a reserve for cash charges or payments for any future period and excluding minority interest).

     "Credit Facilities" means (i) the Second Amended and Restated Credit Agreement, dated as of August 5, 1997, among the Company, the Subsidiaries of the Company identified on the signature pages thereof and any Restricted Subsidiary that is later added thereto, the lenders named therein, NBD Bank, as Administrative Agent and Documentation and Collateral Agent, and The Chase Manhattan Bank, as Co-Administrative Agent and Syndication Agent, (ii) the Credit Agreement, dated as of July 2, 1997, among Advanced Accessory Systems Canada Inc., First Chicago NBD Bank, Canada, as Agent, First Chicago NBD Bank, Canada and The Chase Manhattan Bank of Canada, as lenders and the guarantors identified on the signature pages thereof and (iii) an Acquisition Facility, in each case, as amended, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Credit Facilities and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the
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

instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, or exchangeable into Indebtedness on or prior to the final maturity date of the Notes.

     "Domestic" with respect to any Person shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Management Holder" means each of F. Alan Smith, Marshall D. Gladchun, Roger T. Morgan, Terence C. Seikel, Richard E. Borghi, Barry Banducci and Gerard J. Brink.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Managers of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Managers of the Company delivered to the Trustee.

     "Foreign EBITDA" means, for any period, the aggregate of the Consolidated EBITDA of each of the Company's Foreign Restricted Subsidiaries.

     "Foreign Interest Expense" means, for any period, the aggregate of the Consolidated Interest Expense of each of the Company's Foreign Restricted Subsidiaries.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary other than a Domestic Restricted Subsidiary.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Guarantee" means the guarantee of the Notes by each Guarantor under the Indenture.

     "Guarantor" means (i) each Domestic Subsidiary of the Company existing on the Issue Date and (ii) each other Domestic Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date.
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

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all Obligations of such Guarantor under the Credit Facilities; (b) all Interest Rate Protection Obligations of such Guarantor; (c) all Obligations of such Guarantor under letters of credit; and (d) all other Indebtedness of such Guarantor, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to such Guarantor's Guarantee of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by such Guarantor's Guarantee of the Notes; (e) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

     "Holders" means the registered holders of the Notes.

     "Income Tax Liabilities" means with respect to any member or, in the event such member is a flow-through entity, such direct or indirect owner or owners of such member as is or are subject to income taxes on income of the Company or any of its Restricted Subsidiaries that are limited liability companies for any calendar year, an amount determined by multiplying (a) such Person's allocable share of all taxable income and gains of such limited liability company by (b) forty four percent (44%).

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Interest Rate Protection Obligations or similar agreements or Currency Agreements of such Person; (g) Attributable Indebtedness; (h) every obligation of the type referred to in clauses (a) through (g) of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (i) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through
(h) above. Indebtedness (i) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within five Business Days of their incurrence,
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

(y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and
(z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (ii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (iii) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and
(iv) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

     "Independent Financial Advisor" means a nationally recognized, accounting, appraisal or investment banking firm or consultant (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Managers of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest (as defined under "Registration Rights" below) on the Notes.

     "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of the "Limitation on Restricted Payments" covenant above, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Managers (or comparable body) of the Person making such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Voting Equity Interests of such former Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the original issue date of the Notes.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); (d) amounts deemed, in good faith, appropriate by the Board of Managers of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 30 days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer
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

to Purchase; (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that each Holder will be entitled to withdraw all or any portion of any Notes tendered by such Holder if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Note such Holder tendered, the certificate number of the Note such Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and
(b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Holder" means each of (i) CCP and its affiliates, (ii) the Existing Management Holders and (iii) any corporation, a majority of the outstanding Voting Equity Interests of which are owned, directly or indirectly, by persons listed in clauses (i) and (ii) of this definition, and no more than 35% of the outstanding Voting Equity Interests of which are beneficially owned, directly or indirectly, by any Person (other than Permitted Holders) or group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-15d(b)(1) under the Exchange Act.

     "Permitted Indebtedness" means the following, each of which shall be given independent effect:

          (a) Indebtedness under the Notes;

          (b) Indebtedness of the Company or any Restricted Subsidiary Incurred under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $25.0 million and (ii) the sum of 85% of the total book value of accounts receivable and 50% of the total book value of inventory, in each case as reflected on the Company's most recent consolidated financial statements prepared in accordance with GAAP;

          (c) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary, and Indebtedness of the Company owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Subsidiary and (iii) the Designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (d) the Guarantees and guarantees by any Guarantor of Indebtedness of the Company or its Restricted Subsidiaries and the guarantees by the Company of Indebtedness of the Restricted Subsidiaries; provided, however, that if such guarantee is of Subordinated Indebtedness, then the Guarantee of such Guarantor or the Company's obligations under the Notes, as the case may be; shall be senior to such Guarantor's or the Company's, as the case may be, guarantee of such Subordinated Indebtedness;

          (e) Interest Rate Protection Obligations relating to Indebtedness of the Company (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under the "Limitation on Indebtedness" covenant); provided, however, that (i) such Interest Rate Protection Obligations have been entered into for bona fide business purposes and not for speculation and (ii) the notional principal amount of such Interest Rate Protection Obligations, at the time of the incurrence thereof, does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (f) Purchase Money Indebtedness and Capitalized Lease Obligations which, at the time of the incurrence thereof, do not, in the aggregate with all such other Indebtedness incurred pursuant to this clause (f), exceed 5.0% of the total assets of the Company and its Restricted Subsidiaries, on a consolidated basis determined consistent with the Company's most recent balance sheet prepared in accordance with GAAP at any one time outstanding;

          (g) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (h) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

          (i) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business in an amount not to exceed $3.0 million in the aggregate at any time outstanding;

          (j) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (k) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

          (l) Indebtedness of the Company or any Restricted Subsidiary Incurred under an Acquisition Facility in an aggregate principal amount at any one time outstanding not to exceed $22.0 million,

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

     reduced by any required permanent repayments (which are accompanied by corresponding permanent commitment reduction thereunder);

          (m) Indebtedness to the extent representing a replacement, renewal, defeasance, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the "Limitation on Indebtedness" covenant or clauses (a), (h) or (l) of this definition; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and (iii) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; and

          (n) in addition to the items referred to in clauses (a) through (m) above, Indebtedness of the Company (including any Indebtedness under the Credit Facilities that utilizes this clause (m)) having an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

     "Permitted Investments" means (a) cash and Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Protection Obligations and Currency Agreements; (d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (e) Investments in the Company and Investments in Restricted Subsidiaries or Persons that, as a result of or in connection with any such Investment, become Restricted Subsidiaries or are merged with or into or consolidated with the Company or another Restricted Subsidiary; (f) Investments paid for in Qualified Equity Interests of the Company; (g) loans or advances to officers or employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including, but not limited to, travel and moving expenses) not in excess of $1 million in the aggregate at any one time outstanding; (h) Investments in Replacement Assets made in compliance with the "Limitation on Asset Sales" covenant; (i) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; and (j) Investments (including, without limitation, in the form of joint ventures with unaffiliated third parties) in Related Businesses not in excess of $10 million in the aggregate at any one time outstanding.

     "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

     "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's, mechanics', suppliers', materialmen's, landlords' and repairmen's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes or the Guarantees; (e) Liens in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions (including, but not limited to, zoning and building restrictions) and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, bids, sales or tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practices in connection therewith, surety, appeal and performance bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "Certain Covenants -- Limitation on Indebtedness" above and (IV) such Liens attach within 120 days of such purchase, construction, installation, repair, addition or improvement; (j) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation; (k) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (l) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (m) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (n) Liens securing Interest Swap Obligations and Currency Agreements which Obligations and agreements are otherwise permitted under the Indenture; (o) Liens by reason of judgments, attachments or decree not otherwise resulting in an Event of Default;
(p) Liens securing Indebtedness of non-Guarantor Restricted Subsidiaries Incurred in compliance with the Indenture; and (q) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Public Equity Offering" means, with respect to the Company, an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the fair market value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Managers) to the business of the Company and the Restricted Subsidiaries on the Issue Date.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Managers of the Company, by a resolution of the Board of Managers of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Managers of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "SEC" means the Securities and Exchange Commission.

     "Senior Indebtedness" means, at any date, (a) all Obligations under the Credit Facilities; (b) all Interest Rate Protection Obligations of the Company;
(c) all Obligations of the Company under letters of credit; and (d) all other Indebtedness of the Company, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Notes; (e) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

     "Significant Restricted Subsidiary" means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (h) of "Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means, with respect to the Issuers or any Guarantor, any Indebtedness of the Issuers or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Tax Distribution" means, as of the time of determination thereof, any distribution by the Company and any of its Restricted Subsidiaries that are limited liability companies to their respective members (or in each case, if such member is a flow-through entity, such direct or indirect owner or owners of such member as is or are subject to income taxes on income of such limited liability company) which (i) with respect to quarterly estimated tax payments due in each calendar year shall be equal to twenty-five percent (25%) of the relevant member's Income Tax Liabilities for such calendar year as estimated in writing by the chief financial officer of the Company and (ii) with respect to tax payments to be made with income tax returns filed for a full calendar year or with respect to adjustments to such returns imposed by the Internal Revenue Service or other taxing authority, shall be equal to the Income Tax Liabilities of such member for such calendar year minus the aggregate amount distributed to such member for such calendar year as provided in clause (i) above. In the event the amount determined under clause (ii) is negative amount, the amount of any distributions to the relevant member in the succeeding calendar year (or, if necessary, any subsequent calendar years) shall be reduced by such negative amount.

     "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to the "Designation of Unrestricted Subsidiaries" covenant. Any such designation may be revoked by a resolution of the Board of Managers of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Managers or other governing body of such corporation or Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Western Europe" means, with respect to any jurisdictional matter, any of the twelve current member states of the European Community and Switzerland, Norway, Sweden, Finland, Austria and the Czech Republic (and "Western European" shall have a meaning correlative to the foregoing).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which at least 99.0% of the outstanding Voting Equity Interests (other than qualifying shares or other Equity Interests owned by directors or other members of any comparable governing body) of which are owned, directly or indirectly, by the Company and/or one or more Wholly Owned Restricted Subsidiaries.


                              PLAN OF DISTRIBUTION



     This Prospectus has been prepared for use by CSI in connection with offers and sales of the Notes in market-making transactions effected from time to time. CSI may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both counterparties. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. The Company will not receive any of the proceeds of such sales. The Company has agreed to indemnify CSI against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments which CSI might be required to make in respect thereof.


     The Company has been advised by CSI that, subject to applicable laws and regulations, CSI currently intends to make a market in the Notes. However, CSI is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- An Active Trading Market for the Notes May Not Develop."

                                 LEGAL MATTERS

     The validity of the Notes offered hereby was passed upon for the Issuers by O'Sullivan Graev & Karabell, LLP, New York, New York.

                                    EXPERTS


     The consolidated financial statements of the Company as of and for the years ended December 31, 1999, 1998 and 1997, included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The financial statements of Valley Industries, Inc. as of and for the period from December 29, 1996 through August 5, 1997, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The financial statements of the towbar segment of Ellebi S.p.A. as of and for the years ended December 31, 1997, included in this Prospectus, have been so included in reliance on the report of AXIS S.r.l., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        ADVANCED ACCESSORY SYSTEMS, LLC

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
ADVANCED ACCESSORY SYSTEMS, LLC AND SUBSIDIARIES
Report of Independent Accountants...........................  F-2
Consolidated Balance Sheets -- December 31, 1999 and 1998...  F-3
Consolidated Statements of Operations -- Years Ended
  December 31, 1999, 1998 and 1997..........................  F-4
Consolidated Statements of Cash Flows -- Years Ended
  December 31, 1999, 1998 and 1997..........................  F-5
Consolidated Statements of Changes in Members'
  Equity -- Years Ended December 31, 1999, 1998 and 1997....  F-6
Notes to Consolidated Financial Statements..................  F-7
VALLEY INDUSTRIES, INC.
Report of Independent Accountants...........................  F-31
Balance Sheet -- August 5, 1997.............................  F-32
Statement of Income -- Period Ended August 5, 1997..........  F-33
Statement of Shareholders' Equity -- Period Ended August 5,
  1997......................................................  F-34
Statement of Cash Flows -- Period Ended August 5, 1997......  F-35
Notes to Financial Statements...............................  F-36
ELLEBI S.P.A.
Report of Independent Accountants...........................  F-41
Balance Sheet -- December 31, 1997..........................  F-42
Statement of Operations -- Year Ended December 31, 1997.....  F-43
Statement of Cash Flows -- Year ended December 31, 1997.....  F-44
Statement of Changes in Ellebi S.p.A. Investment -- Year
  ended December 31, 1997...................................  F-45
Notes to Financial Statements...............................  F-46

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Managers


and Members of


Advanced Accessory Systems, LLC



     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of changes in members equity present fairly, in all material respects, the financial position of Advanced Accessory Systems, LLC and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP



Detroit, Michigan


March 17, 2000

                        ADVANCED ACCESSORY SYSTEMS, LLC



                          CONSOLIDATED BALANCE SHEETS



                                                                     DECEMBER 31,
                                                                ----------------------
                                                                  1999          1998
                                                                  ----          ----
                                                                  (DOLLAR AMOUNTS IN
                                                                      THOUSANDS)
ASSETS
Current assets
  Cash......................................................    $  8,718      $ 11,240
  Accounts receivable, less reserves of $4,997 and $2,766,
     respectively...........................................      46,918        40,727
  Inventories...............................................      38,437        43,087
  Deferred income taxes.....................................       1,804           280
  Other current assets......................................       4,879         3,964
                                                                --------      --------
       Total current assets.................................     100,756        99,298
Property and equipment, net.................................      59,316        61,295
Goodwill, net...............................................      80,674        87,079
Other intangible assets, net................................       5,729         6,592
Deferred income taxes.......................................       1,922         1,933
Other noncurrent assets.....................................       2,816         2,784
                                                                --------      --------
                                                                $251,213      $258,981
                                                                ========      ========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Current maturities of long-term debt......................    $ 12,449      $  7,398
  Accounts payable..........................................      26,715        23,115
  Accrued liabilities.......................................      24,767        21,335
  Deferred income taxes.....................................          --         1,080
                                                                --------      --------
       Total current liabilities............................      63,931        52,928
                                                                --------      --------
Noncurrent liabilities
  Deferred income taxes.....................................       1,772         1,790
  Other noncurrent liabilities..............................       4,320         4,581
  Long-term debt, less current maturities...................     166,049       180,126
                                                                --------      --------
       Total noncurrent liabilities.........................     172,141       186,497
                                                                --------      --------
Commitments and contingencies (Note 11)
Mandatorily redeemable warrants.............................       4,810         4,409
                                                                --------      --------
Members' equity
  Class A Units 25,000 authorized, 15,869 and 16,450 issued
     at December 31, 1999 and 1998, respectively............      18,083        22,276
  Class B Units, 2,000 authorized, no Units issued at
     December 31, 1999 and 1998.............................          --            --
  Other comprehensive loss..................................      (1,496)         (615)
  Accumulated deficit.......................................      (6,256)       (6,514)
                                                                --------      --------
                                                                  10,331        15,147
                                                                --------      --------
                                                                $251,213      $258,981
                                                                ========      ========



          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                           YEAR ENDED
                                                                          DECEMBER 31,
                                                                --------------------------------
                                                                  1999        1998        1997
                                                                  ----        ----        ----
                                                                 (DOLLAR AMOUNTS IN THOUSANDS)
Net sales...................................................    $311,732    $290,139    $188,678
Cost of sales...............................................     225,479     213,435     135,556
                                                                --------    --------    --------
  Gross profit..............................................      86,253      76,704      53,122
Selling, administrative and product development expenses....      50,258      50,839      31,350
Amortization of intangible assets...........................       3,245       3,551       2,336
Impairment charge...........................................          --       7,863          --
                                                                --------    --------    --------
  Operating income..........................................      32,750      14,451      19,436
                                                                --------    --------    --------
Other (income) expense
  Interest expense..........................................      17,453      18,633      12,627
  Foreign currency (gain) loss..............................       7,912      (4,995)      6,097
  Other (income) expense....................................       1,990          --          --
                                                                --------    --------    --------
Income before minority interest, extraordinary charge and
  income taxes..............................................       5,395         813         712
Provision (benefit) for income taxes........................         417         903      (2,856)
                                                                --------    --------    --------
Income (loss) before minority interest and extraordinary
  charge....................................................       4,978         (90)      3,568
Minority interest...........................................          --          --          97
Extraordinary charge resulting from debt extinguishment.....          --          --       7,416
                                                                --------    --------    --------
Net income (loss)...........................................    $  4,978    $    (90)   $ (3,945)
                                                                ========    ========    ========



          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                      YEAR ENDED DECEMBER 31,
                                                               -------------------------------------
                                                                 1999          1998          1997
                                                                 ----          ----          ----
                                                                   (DOLLAR AMOUNTS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net income (loss)..........................................    $  4,978      $    (90)     $  (3,945)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities
  Depreciation and amortization............................      14,065        15,093          9,360
  Deferred taxes...........................................      (2,433)         (688)        (3,146)
  Impairment and restructuring charge......................          --         9,505             --
  Foreign currency (gain) loss.............................       6,297        (4,948)         5,500
  Loss on disposal of assets...............................         (13)          191             --
  Extraordinary charge resulting from debt
     extinguishment........................................          --            --          7,416
  Changes in assets and liabilities:
     Accounts receivable...................................      (8,188)        5,873         (8,661)
     Inventories...........................................       1,815        (1,457)           582
     Other current assets..................................        (677)        1,513            378
     Other noncurrent assets...............................         (56)       (1,934)          (482)
     Accounts payable......................................       4,527        (3,032)        (2,719)
     Accrued liabilities...................................       3,441         1,133          2,819
     Other noncurrent liabilities..........................       1,258           720           (217)
     Minority interest in consolidated subsidiaries........          --            --             97
                                                               --------      --------      ---------
       NET CASH PROVIDED BY OPERATING ACTIVITIES...........      25,014        21,879          6,982
                                                               --------      --------      ---------
CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES
Acquisition of machinery and equipment.....................     (11,775)       (9,998)        (7,751)
Amount due from sellers of Valley Industries, Inc..........          --         1,150         (1,150)
Acquisition of subsidiaries, net of cash acquired..........          --       (22,770)       (70,832)
                                                               --------      --------      ---------
       NET CASH USED FOR INVESTING ACTIVITIES..............     (11,775)      (31,618)       (79,733)
                                                               --------      --------      ---------
CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from issuance of debt.............................          --            --        215,050
Increase (decrease) in revolving loan......................          --        (4,505)           504
Repayment of debt..........................................      (9,270)       (3,682)      (113,248)
Debt issuance costs........................................          --            --         (7,280)
Issuance of membership units...............................          50            29          4,999
Collections of membership notes receivable.................          29            --             --
Repurchase of membership units.............................      (4,274)          (14)            --
Distributions to members...................................      (4,720)         (195)        (2,945)
                                                               --------      --------      ---------
       NET CASH PROVIDED BY (USED FOR) FINANCING
          ACTIVITIES.......................................     (18,185)       (8,367)        97,080
                                                               --------      --------      ---------
Effect of exchange rate changes............................       2,424         1,998            505
Net increase (decrease) in cash............................      (2,522)      (16,108)        24,834
Cash at beginning of period................................      11,240        27,348          2,514
                                                               --------      --------      ---------
Cash at end of period......................................    $  8,718      $ 11,240      $  27,348
                                                               ========      ========      =========
Cash paid for interest.....................................    $ 16,809      $ 17,559      $   8,302
                                                               ========      ========      =========
Cash paid for income taxes.................................    $  3,131      $    934      $     581
                                                               ========      ========      =========



          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC



             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY


                         (DOLLAR AMOUNTS IN THOUSANDS)



                                                                        OTHER        RETAINED      TOTAL
                                                        MEMBERS'    COMPREHENSIVE    EARNINGS     MEMBERS'
                                                        CAPITAL     INCOME (LOSS)    (DEFICIT)     EQUITY
                                                        --------    -------------    ---------    --------
Balance at December 31, 1996........................    $17,922        $   (89)       $   630     $18,463
Issuance of additional units........................      5,250             --             --       5,250
Accretion of membership warrants....................         (9)            --             --          (9)
Distributions to members, net of minority
  interest..........................................         --             --         (2,914)     (2,914)
Comprehensive income:
  Currency translation adjustment...................         --           (401)            --          --
  Net loss for 1997.................................         --             --         (3,945)         --
     Total comprehensive loss.......................         --             --             --      (4,346)
                                                        -------        -------        -------     -------
Balance at December 31, 1997........................     23,163           (490)        (6,229)     16,444
Issuance of additional units........................        150             --             --         150
Notes receivable for unit purchase..................       (121)            --             --        (121)
Repurchase of membership units......................        (14)            --             --         (14)
Accretion of membership warrants....................       (902)            --             --        (902)
Distributions to members............................         --             --           (195)       (195)
Comprehensive loss:
  Currency translation adjustment...................         --           (125)            --          --
  Net loss for 1998.................................         --             --            (90)         --
     Total comprehensive loss.......................         --             --             --        (215)
                                                        -------        -------        -------     -------
Balance at December 31, 1998........................     22,276           (615)        (6,514)     15,147
Issuance of additional units........................        970             --             --         970
Notes receivable for unit purchase..................        380             --             --         380
Repurchase of membership units......................     (5,142)            --             --      (5,142)
Accretion of membership warrants....................       (401)            --             --        (401)
Distributions to members............................         --             --         (4,720)     (4,720)
Comprehensive income:
  Currency translation adjustment...................         --           (881)            --          --
  Net income for 1999...............................         --             --          4,978          --
     Total comprehensive income.....................         --             --             --       4,097
                                                        -------        -------        -------     -------
Balance at December 31, 1999........................    $18,083        $(1,496)       $(6,256)    $10,331
                                                        =======        =======        =======     =======



          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES



BUSINESS ACTIVITIES



     Advanced Accessory Systems, LLC (the "Company") is engaged in the design, manufacture and supply of towing and rack systems and accessories for the automotive original equipment manufacturer ("OEM") market and the automotive aftermarket. The Company's business commenced on September 28, 1995, with the acquisition of certain of the net assets of MascoTech Accessories (the "Predecessor"), a division of MascoTech, Inc., through the Company's majority-owned subsidiary, SportRack, LLC. As described in Note 2, in October 1996 the Company acquired Brink B.V., in July and August of 1997 acquired the sportrack division of Bell Sports Corporation, Nomadic Sports, Inc. and certain net assets of Valley Industries, Inc. and in January and February 1998 acquired the net assets of the towbar segment of Ellebi S.p.A. and the net assets of Transfo-Rakzs, Inc.



PRINCIPLES OF CONSOLIDATION



     The Company includes the accounts of the following:



    SportRack, LLC............................    100% owned by Advanced Accessory Systems, LLC
      SportRack Automotive, GmbH..............    A German corporation, 100% owned by SportRack, LLC
      SportRack International, Inc and its
         consolidated subsidiary..............    A Canadian corporation, 100% owned by SportRack, LLC
    AAS Holdings, Inc. .......................    100% owned by Advanced Accessory Systems, LLC
      Brink International B.V and its
         consolidated subsidiaries............    A Dutch corporation, 100% owned by AAS Holdings,
                                                  Inc.
    Valley Industries, LLC....................    99% owned by Advanced Accessory Systems, LLC and 1%
                                                  owned by SportRack, LLC
    ValTek, LLC...............................    99% owned by Advanced Accessory Systems, LLC and 1%
                                                  owned by SportRack, LLC
    AAS Capital Corporation...................    100% owned by Advanced Accessory Systems, LLC



     All intercompany transactions have been eliminated in consolidation.



REVENUE RECOGNITION



     Revenue and related cost of goods sold are recognized upon shipment of the product to the customer. Sales allowances, discounts, rebates and other adjustments are recorded or accrued in the period of the sale.



SIGNIFICANT ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal period. Actual results could differ from those estimates.



FINANCIAL INSTRUMENTS



     Financial instruments at December 31, 1999 and 1998, including cash, accounts receivable and accounts payable, are recorded at cost, which approximates fair value due to the short-term maturities of these assets and liabilities. The carrying value of the obligations under the bank agreements are considered to approximate fair value as the agreements provide for interest rate revisions based on changes in prevailing market rates or were entered into at rates that approximate market rates at December 31, 1999 and 1998. The fair value of the

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


Notes (as defined below) as of December 31, 1999 was approximately $112,500 based upon quoted prices in the market in which the Notes are traded. The fair value approximated the carrying value at December 31, 1998.



     The Company is exposed to certain market risks which exist as a part of its ongoing business operations. Primary exposures include fluctuations in the value of foreign currency investments in subsidiaries, volatility in the translation of foreign currency earnings to U.S. Dollars and movements in Federal Funds rates and the London Interbank Offered Rate (LIBOR). The Company uses derivative financial instruments, where appropriate, to manage these risks. The Company, as a matter of policy, does not engage in trading or speculative transactions.



CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Company considers all highly-liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents.



CURRENCY TRANSLATION



     The functional currency for the Company's foreign subsidiaries is the applicable local currency. Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at the exchange rates in effect at the balance sheet date; translation adjustments are reported as a separate component of members' equity. Revenues, expenses and cash flows for foreign subsidiaries are translated at average exchange rates during the period; foreign currency transaction gains and losses are included in current earnings. The accompanying consolidated statement of operations for the years ended December 31, 1999, 1998 and 1997 includes net currency gains (losses) of $(7,912), $4,995 and $(6,097), respectively, relating primarily to debt denominated in U.S. Dollars at Brink International B.V., whose functional currency was the Dutch Guilder through December 31, 1998 and the European Euro during 1999. At December 31, 1999, U.S. Dollar denominated debt recorded at Brink includes intercompany debt and substantially all outstanding loans under the Company's Second Amended and Restated Credit Agreement.



INVENTORIES



     Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventories are periodically reviewed and reserves established for excess and obsolete items.



TOOLING



     The Company incurs costs to develop new tooling used in the manufacture of products sold to OEMs. Tooling costs that are reimbursed by the OEMs as the tooling is completed are included in other current assets. All other customer tooling costs are included in other noncurrent assets and amortized over the expected product life, generally four to six years. Company owned tooling is included in property and equipment and depreciated over its expected useful life, generally three to five years. Management periodically evaluates the recoverability of tooling costs, based on estimated future cash flows, and makes provisions for tooling costs that will not be recovered, if any, when such amounts are known.



PROPERTY AND EQUIPMENT



     Property and equipment is stated at acquisition cost, which reflects the fair market value of assets acquired at the acquisition date for all subsidiaries. Property and equipment purchased other than through the acquisitions described in Note 2 is stated at cost. Expenditures for normal repairs and maintenance are

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


charged to operations as incurred. Depreciation is computed using the straight-line method over the following estimated useful lives:



                                                                YEARS
                                                                -----
Buildings and improvements..................................    5-50
Machinery, equipment and tooling............................    2-10
Furniture and fixtures......................................     5-7



GOODWILL AND OTHER INTANGIBLE ASSETS



     Goodwill of $80,674 and $87,079 (net of accumulated amortization of $11,194 and $8,400) at December 31, 1999 and 1998, respectively, represents the costs in excess of net assets acquired and is amortized using the straight line method over periods of up to 30 years.



     Debt issuance costs of $5,280 and $5,958, net of accumulated amortization at December 31, 1999 and 1998, respectively, are amortized over the terms of the loan agreements, which are six to ten years. Debt issuance cost amortization of $589, $587 and $551 for 1999, 1998 and 1997, respectively, has been included in interest expense.



IMPAIRMENT OF GOODWILL AND LONG-LIVED ASSETS



     The Company evaluates the potential impairment of goodwill on an ongoing basis and reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company determines the impairment of long-lived assets by comparing the undiscounted future net cash flows to be generated by the assets to their carrying value. Impairment losses are then measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. In 1998, as described in Note 3, the Company determined that certain intangible assets of its subsidiary, SportRack International, Inc. had been impaired.



INCOME TAXES



     The Company and certain of its domestic subsidiaries have elected to be taxed as limited liability companies for federal income tax purposes. As a result of this election, the Company's domestic taxable income accrues to the individual members. Distributions are made to the members in amounts sufficient to meet the tax liability on the Company's domestic taxable income accruing to the individual members. Distributions to members, net of minority interest, of $4,720, $195 and $2,914 were made during 1999, 1998 and 1997 respectively.



     Certain of the Company's domestic subsidiaries and foreign subsidiaries are subject to income taxes in their respective jurisdictions. Income tax provisions for these entities are based on the U.S. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are provided for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such entities' assets and liabilities. Deferred tax assets are reduced by a valuation allowance for tax benefits that are not expected to be realized. The Company does not provide for U.S. income taxes or foreign withholding taxes on the undistributed earnings of foreign subsidiaries because of management's intent to permanently reinvest in such operations.



     The Company and certain subsidiaries are subject to taxes, including Michigan Single Business Tax and Canadian capital tax, which are based primarily on factors other than income. As such, these amounts are included in selling, administrative and product development expenses in the accompanying consolidated

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


statements of income. Deferred taxes related to Michigan Single Business Tax are provided on the temporary differences resulting from capital acquisitions and depreciation.



RESEARCH, DEVELOPMENT AND ENGINEERING



     Research, development and engineering costs are expensed as incurred and aggregated approximately $10,302, $9,611 and $5,860 for the years ended December 31, 1999, 1998 and 1997, respectively.



2. ACQUISITIONS



     Acquisitions of the Company from inception through December 31, 1999 are as follows:



                                                      PURCHASE   GOODWILL
       ACQUIRED COMPANY           ACQUISITION DATE     PRICE     RECORDED     LOCATION      PRODUCT LINES
       ----------------           ----------------    --------   --------     --------      -------------
MascoTech Accessories..........  September 28, 1995   $46,050    $32,781    United States   Rack systems
Brink B.V. ....................  October 30, 1996      54,339     27,730    Europe          Towing systems
Sportrack division of Bell
  Sports.......................  July 2, 1997          13,505      1,198    Canada          Rack systems
Nomadic Sports, Inc. ..........  July 24, 1997            849        433    Canada          Rack systems
Valley Industries, Inc. .......  August 5, 1997        56,478     32,891    United States   Towing systems
Towbar segment of Ellebi
  S.p.A. ......................  January 2, 1998       21,938      5,645    Italy           Towing systems
Tranfo-Rakzs, Inc. ............  February 7, 1998       1,040        902    Canada          Rack systems



     The above acquisitions have each been accounted for in accordance with the purchase method of accounting. Accordingly, the respective purchase price of each acquisition has been allocated to assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date. The excess of the aggregate purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. The operating results of these entities have been included in the Company's consolidated financial statements since the date of each acquisition. Each acquisition represented the purchase of the net assets of the respective company with the exceptions of Brink B.V. and Nomadic Sports, Inc. which were purchases of the outstanding shares. Each company was purchased for cash except for Brink B.V. which was purchased for $54,339 in cash and a 12,500 Junior Subordinated Note denominated in Dutch Guilders ($7,340), to Brink Holdings, B.V.



     In February 2000, the Company, through Valley Industries, LLC, acquired the net assets of Titan Industries, Inc. ("Titan") for an aggregate purchase price of approximately $1,550, including estimated costs of the transaction. Titan is a designer, manufacturer and distributor of towballs and towing accessories to North America. The acquisition will be accounted for under the purchase method of accounting. The excess of the aggregate purchase price over the estimated fair market value of the net assets acquired was approximately $1,200. The acquisition was financed primarily through the Company's revolving line of credit. Titan's sales approximated $1,500 for 1999 and Titan's net income, after consideration of pro forma adjustments for interest expense and amortization of goodwill, was not material.



Pro Forma Data



     The following unaudited pro forma consolidated results of operations have been prepared as if the Valley, SportRack International, Inc., Ellebi and Tranfo-Rakzs, Inc. acquisitions had occurred on January 1, 1997.



                                                                  1997
                                                                  ----
Net sales...................................................    $268,489
Income before extraordinary charge..........................       2,015
Net loss....................................................      (5,401)

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



2. ACQUISITIONS -- (CONTINUED)


     Pro forma results for 1999 and 1998 have not been presented as they are substantially the same as the Company's actual results. The pro forma data is not intended to be a projection of future results.



     The pro forma data included above includes adjustments to historical results of operations for increased depreciation expense, intangible asset amortization and interest expense, net of the related tax benefits.



3. IMPAIRMENT AND RESTRUCTURING CHARGES



     In July 1997, the Company acquired the net assets of the sportrack division of Bell Sports Corporation ("Bell") for approximately $13,500 and recorded goodwill of approximately $1,200, representing the excess of the purchase price over the then estimated fair value of net assets acquired. In June 1998 information became available which indicated that certain assets acquired from Bell (accounts receivable, inventory, and tooling) had a fair value less than originally recorded. The SportRack International purchase was renegotiated and a $2,000 reimbursement was received from Bell. Accounts receivable, inventory and tooling were reduced by $6,500 and additional goodwill of $4,500, net of the $2,000 reimbursement from Bell, was recorded.



     During the second half of 1998, management further reassessed the operations of SportRack International, and as a result took actions to restructure the operations and rationalize the product offerings, customer and supplier base, distribution channels and warehousing, and terminated 14 employees, including certain members of SportRack International's senior management. Concurrent with the reassessment of SportRack International's operations, management reviewed the revised carrying value of goodwill and other intangible assets, determined that future cash flows would not be sufficient to recover recorded amounts, and recorded an impairment charge of $7,863.



     The SportRack International impairment and restructuring charges are comprised of the following:



Impairment of:
  Goodwill..................................................    $6,116
  Other intangible assets...................................     1,747    $7,863
                                                                ------
Restructuring charges for:
  Product rationalization...................................     1,068
  Other costs...............................................       832     1,900
                                                                ------    ------
                                                                          $9,763
                                                                          ======



     The restructuring charge related to inventory has been included in cost of sales and other costs have been included in selling, administrative and product development expenses in the accompanying 1998 consolidated statement of operations. All restructuring costs have been incurred as of December 31, 1998, including cash expenditures during 1998 of $258.



     Sales for SportRack International during the year ended December 31, 1998 were approximately $4,000 and total assets as of December 31, 1998 were approximately $7,100 after the impairment charge.

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)


4. LONG-TERM DEBT



     Long-term debt is comprised of the following:



                                                                                    OUTSTANDING AT
                                                                                     DECEMBER 31,
                                                            INTEREST RATE AT     --------------------
                                                            DECEMBER 31, 1999      1999        1998
                                                            -----------------      ----        ----
Senior Subordinated Notes, less discount of $403 and $435,
  respectively............................................        9.75%          $124,597    $124,565
Second Amended and Restated Credit Agreement
  (U.S. Credit Facility)
     Term note A..........................................        8.21%             9,082      14,777
     Term note B..........................................        8.45%            13,494      15,592
     Revolving line of credit note........................          --                 --          --
     Acquisition revolving note...........................       8.229%            21,000      21,000
First Amended and Restated Credit Agreement
  (Canadian Credit Facility)
     Canadian term note...................................        7.25%            10,325      11,590
     Canadian revolving line of credit note...............          --                 --          --
                                                                                 --------    --------
                                                                                  178,498     187,524
Less -- current portion...................................                         12,449       7,398
                                                                                 --------    --------
                                                                                 $166,049    $180,126
                                                                                 ========    ========



SENIOR SUBORDINATED NOTES



     Borrowings under the Company's Series B Senior Subordinated Notes (the "Notes"), due October 1, 2007, are unsecured and are subordinated in right of payment to all existing and future senior indebtedness of the Company, including the loans under the U.S. and Canadian Credit Agreements described below. The Company, at its option, may redeem the Notes, in whole or in part, together with accrued and unpaid interest subsequent to October 1, 2002 at certain redemption prices as set forth by the indenture under which the Notes have been issued. In addition, at any time on or prior to October 1, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more public equity offerings at a redemption price equal to 109.75% of the principal amount to be redeemed. Upon the occurrence of a change of control of the Company, as defined by the indenture, the Company is required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes. The indenture places certain limits on the Company, the most restrictive of which include, the incurrence of additional indebtedness by the Company, the payment of dividends on, and redemption of capital of the Company, the redemption of certain subordinated obligations, investments, sales of assets and stock of certain subsidiaries, transactions with affiliates, consolidations, mergers and transfers of all or substantially all of the Company's assets. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT



     The Company's Second Amended and Restated Credit Agreement ("U.S. Credit Facility"), which is administered by Bank One (formerly First Chicago NBD Bank) and The Chase Manhattan Bank ("Chase"), is secured by substantially all the assets of the Company and places certain restrictions on the Company related to indebtedness, sales of assets, investments, capital expenditures, dividend payments, management fees, and members' equity transactions. In addition, the agreement subjects the Company to certain restrictive covenants, including the attainment of designated operating ratios and minimum net worth levels. The

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



4. LONG-TERM DEBT -- (CONTINUED)


Company, at its election, may make prepayments of the term notes under the credit agreement on a pro-rata basis. Additionally, mandatory prepayments of the term notes are required in the event of sales of assets meeting certain criteria, as set forth by the agreement, or based upon periodic calculations of excess cash flows, as defined by the agreement.



     The U.S. Credit Facility provides for two terms notes (Term note A and Term note B), a revolving line of credit note and an acquisition note. Loans under each of the term notes and the revolving note can be converted, at the election of the Company, in whole or in part, into Base Rate Loans or Eurocurrency Loans. Interest is payable in arrears quarterly on Base Rate Loans, and in arrears in one, two or three months on Eurocurrency Loans, as determined by the length of the Eurocurrency Loan, as selected by the Company. Interest is charged at an adjustable rate plus the applicable margin. The applicable margin is based upon the Company's Senior Debt Ratio, as defined by the Credit Agreement. Eurocurrency Loans under the each of the term notes can be made in U.S. dollars or certain other currencies, at the option of the Company. The U.S. Credit Facility also provides for a Letter of Credit Facility. At December 31, 1999, no letters of credit were outstanding.



Term note A



     On October 30, 1996 the Company borrowed $65,000 under Term note A. On October 1, 1997 the Company made a mandatory prepayment totaling $43,475 in connection with the issuance of the Notes. A mandatory prepayment of $1,597 was made in June 1999 for the excess cash flows of the Company as defined by the Credit Agreement. The applicable margin for Term note A ranges from .75% to 2.0% for Base Rate Loans and from 1.75% to 3.0% for Eurocurrency Loans. Repayments under the note are required in the following installments:



                         QUARTERLY
                         ---------
March 31, 2000 through September 30, 2000...................    $736
December 31, 2000 through June 30, 2002.....................     883
Final installment on September 30, 2002.....................     693



Term note B



     On August 5, 1997, the Company borrowed $55,000 under Term note B. On October 1, 1997 the Company made a mandatory prepayment totaling $39,044 in connection with the issuance of the Notes. A mandatory prepayment of $1,806 was made in June 1999 for the excess cash flows of the Company as defined by the Credit Agreement. The applicable margin for Term note B ranges from 1.25% to 2.5% for Base Rate Loans and from 2.25% to 3.5% for Eurocurrency Loans. Repayments under Term note B are required in the following installments:



March 31, 2000 through September 30, 2003 (quarterly).......    $   73
December 31, 2003...........................................     2,914
March 30, 2004, and June 30, 2004...........................     3,764
October 30, 2004............................................     1,957



Revolving line of credit note



     The Company has the ability to borrow up to $25,000 under the revolving line of credit which expires on October 30, 2003. Available borrowings, however, are limited to a defined borrowing base amount equal to 85% eligible domestic accounts receivable and 80% of certain eligible foreign accounts receivable. The base

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



4. LONG-TERM DEBT -- (CONTINUED)


borrowing amount is increased by the lesser of the sum of 50% of domestic eligible inventory and 40% to 50% of certain eligible foreign inventory or $10,000. Available borrowings are reduced by amounts outstanding under the Canadian revolving line of credit note described below and outstanding letters of credit. The applicable margin for the revolving line of credit ranges from
 .75% to 2.0% for Base Rate Loans and from 1.75% to 3.0% for Eurocurrency Loans. A commitment fee of .375% to .5% is charged on the unused balance based on the Company's Senior Leverage Ratio, as defined. At December 31, 1999, $25,000 was available under the facility.



Acquisition note



     On December 31, 1997, the Company borrowed $21,000 under its acquisition note. The proceeds were used to acquire the net assets of Ellebi on January 2, 1998, as discussed in Note 2. The applicable margin for the acquisition note ranges from .75% to 2.0% for Base Rate Loans and from 1.75% to 3.0% for Eurocurrency Loans. Repayments under the acquisition note are due in sixteen equal quarterly installments of $1,313 beginning on January 1, 2000.



FIRST AMENDED AND RESTATED CREDIT AGREEMENT



     The Company's First Amended and Restated Credit Agreement ("Canadian Credit Facility"), which is administered by Bank One and Chase, is secured by substantially of all the assets of the Company's Canadian subsidiaries and is guaranteed by the Company.



     The Canadian Credit Facility provides for a C$20,000 term note and a C$4,000 revolving note, (U.S. $13,857 and U.S. $2,771) at December 31, 1999, respectively. Loans under each of the notes can be converted at the election of the company, in whole or in part, into Floating Rate advances, U.S. Base Rate advances or LIBOR advances. Floating rate advances are denominated in Canadian dollars and bear interest at a variable rate based on the bank's prime lending rate plus a variable margin. U.S. Base Rate advances are denominated in U.S. dollars and bear interest at the bank's prime lending rate plus a variable margin. LIBOR advances are denominated in U.S. dollars and bear interest at LIBOR plus a variable margin. The variable margin is based upon the Company's Senior Debt Ratio, as defined by the Canadian Credit Facility and ranges from
 .5% to 1.75% for U.S. Base Rate advances and from 1.5% to 2.75% for LIBOR advances.



Canadian term note



     Repayments under the Canadian term note are required in the following installments:



                         QUARTERLY
                         ---------
March 31, 2000 through September 30, 2000...................    $599
December 31, 2000 through June 30, 2003.....................     711
Final installment on October 30, 2003.......................     707



Canadian revolving line of credit note



     A commitment fee of .5% is charged on the unused balance of the Canadian revolving line of credit note.



SENIOR SUBORDINATED LOANS



     On October 30, 1996, the Company borrowed $20,000 under its Senior Subordinated Note Purchase Agreement ("Senior Subordinated Loans") with CB Capital and International Mezzanine. The Senior Subordinated Loans were repaid in full on October 1, 1997 with the proceeds of the Notes discussed above.

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



4. LONG-TERM DEBT -- (CONTINUED)


Interest on the Senior Subordinated Loans was payable in arrears semiannually and accrued at a rate of 12.5% per annum. The Senior Subordinated Loans provided for a prepayment penalty if the Senior Subordinated Loans were paid prior to October 30, 2002. Under this provision, a prepayment penalty totaling $1,400 was paid in 1997 and is included in the extraordinary charge resulting from debt extinguishment.



     In connection with the issuance of the Senior Subordinated Loans, the Company issued warrants to purchase 1,002 membership units. The warrants have an exercise price of one cent per warrant, are exercisable immediately, and expire October 30, 2004. As provided in the Warrant Agreement, the warrant holder can put the warrants and membership units acquired through the exercise of the warrants back to the Company after October 30, 2001 or upon occurrence of a Triggering Event, as defined, but prior to the earlier of October 30, 2004 or the consummation of a Qualified Public Offering for an amount equal to Fair Market Value, as defined. Additionally, as provided in the Warrant Agreement, the Company may call the warrants and membership units acquired through the exercise of the warrants at any time after the sixth anniversary of the Closing Date, but prior to the earlier of October 30, 2004 or a Qualified Public Offering for an amount equal to Fair Market Value, as defined.



     At the date of issuance, the proceeds from the Senior Subordinated Loans were allocated between the Senior Subordinated Loans and the warrants based upon their estimated relative fair market value; accordingly, the Senior Subordinated Loans were recorded at a discount of $3,498, which was partially amortized prior to repayment on October 1, 1997. The remaining unamortized balance of $3,145 was charged to 1997 operations as part of the extraordinary charge resulting from debt extinguishment.



     The warrants are being accreted to their estimated redemption value through periodic charges against Members' Equity through the earlier of October 30, 2001 or the time redemption first becomes available. Thereafter the warrants will be recorded at the then estimated redemption value. The aforementioned warrants have been presented as mandatorily redeemable warrants in the accompanying balance sheets.



JUNIOR SUBORDINATED NOTE



     On October 30, 1996, the Company issued a 12,500 Junior Subordinated Note ("Junior Note"), denominated in Dutch Guilders, to Brink Holdings B.V. as part of the consideration paid for the purchase of Brink B.V. The Junior Note was due April 30, 2005, but was repaid in full on October 1, 1997 with the proceeds of the Notes discussed above. The Junior Note accrued interest at a rate of 7% per annum, payable semi-annually in arrears.



EXTINGUISHMENT OF DEBT



     As discussed above, on October 1, 1997 the Company repaid, in full, its Senior Subordinated Loans and Junior Note and prepaid a portion of the term notes under the U.S. Credit Facility. In connection with this extinguishment, the Company recorded an extraordinary charge of $7,416, net of a tax benefit of $365. The extinguishment charge is comprised of $1,400 prepayment penalties, $3,145 of unamortized debt discount and $3,236 of unamortized debt issuance costs.

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



4. LONG-TERM DEBT -- (CONTINUED)


SCHEDULED MATURITIES



     The aggregate scheduled annual principal payments due in each of the years ending December 31, is as follows:



2000........................................................    $ 12,449
2001........................................................      11,919
2002........................................................      10,846
2003........................................................       9,200
2004........................................................       9,487
thereafter..................................................     125,000
                                                                --------
Less -- discount............................................        (403)
                                                                --------
                                                                $178,498
                                                                ========



5. INCOME TAXES



     The Company's C corporation subsidiaries and taxable foreign subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The Company and certain domestic subsidiaries are limited liability corporations; as such, the Company's earnings are included in the taxable income of the Company's members. Income
(loss) before minority interest and income taxes (net of the pre-tax charge resulting from debt extinguishments) were attributable to the following sources:



                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                -----------------------------
                                                                 1999       1998       1997
                                                                 ----       ----       ----
United States...............................................    $10,925    $10,002    $ 2,872
Foreign.....................................................     (5,530)    (9,189)    (9,941)
                                                                -------    -------    -------
                                                                $ 5,395    $   813    $(7,069)
                                                                =======    =======    =======



     The provision (benefit) for income taxes, including $365 of income tax benefit allocated to the extraordinary charge in 1997, is comprised of the following:



                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                ----------------------------
                                                                 1999       1998      1997
                                                                 ----       ----      ----
CURRENTLY PAYABLE
  United States.............................................    $    14    $   --    $    --
  Foreign...................................................      2,836     1,591        290
                                                                -------    ------    -------
                                                                  2,850     1,591        290
                                                                -------    ------    -------
DEFERRED
  United States.............................................         --        --         --
  Foreign...................................................     (2,433)     (688)    (3,511)
                                                                -------    ------    -------
                                                                 (2,433)     (688)    (3,511)
                                                                -------    ------    -------
                                                                $   417    $  903    $(3,221)
                                                                =======    ======    =======

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



5. INCOME TAXES -- (CONTINUED)


     The effective tax rates differ from the U.S. federal income tax rate as follows:



                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                -----------------------------
                                                                 1999       1998       1997
                                                                 ----       ----       ----
Income tax provision (benefit) at U.S. statutory rate
  (35%).....................................................    $ 1,887    $   286    $(2,474)
U. S. income taxes attributable to members..................     (3,823)    (3,502)    (1,005)
Change in valuation allowance...............................        854      4,225         --
Nondeductible foreign goodwill..............................        369        270        229
Foreign rate differences and other, net.....................      1,130       (376)        29
                                                                -------    -------    -------
                                                                $   417    $   903    $(3,221)
                                                                =======    =======    =======



     Deferred tax assets and liabilities, related primarily to the Company's foreign subsidiaries, comprise the following:



                                                                  DECEMBER 31,
                                                               ------------------
                                                                1999       1998
                                                                ----       ----
DEFERRED TAX ASSETS
Net operating loss carryforwards of foreign subsidiaries...    $ 7,259    $ 4,689
Fixed assets...............................................      2,918      5,185
Goodwill...................................................        573        621
Inventory..................................................        133        150
Other......................................................      1,642        427
                                                               -------    -------
                                                                12,525     11,072
DEFERRED TAX LIABILITIES
Fixed assets...............................................     (3,938)    (5,816)
Inventory..................................................       (889)    (1,363)
Employee benefits..........................................       (177)      (159)
Other......................................................       (309)      (166)
                                                               -------    -------
                                                                (5,313)    (7,504)
Valuation allowance........................................     (5,258)    (4,225)
                                                               -------    -------
Net deferred tax asset (liability).........................    $ 1,954    $  (657)
                                                               =======    =======



     The net operating loss carryforwards of the Company's European subsidiaries approximate $5,718 at December 31, 1999 and have no expiration date. The net operating loss carryforwards of the Company's Canadian subsidiaries approximate $13,740 at December 31, 1999 and expire primarily in 2005 through 2007. As of December 31, 1999 and 1998, respectively, the Company recorded a valuation allowance of $5,258 and $4,225 based upon management's current assessment of the likelihood of realizing the Canadian subsidiaries' deferred tax assets. Management believes that it is more likely than not that the related deferred tax assets recorded for its other subsidiaries will be realized and no valuation allowance has been provided against such amounts as of December 31, 1999. If certain substantial changes in the Company's ownership should occur, there could be an annual limit on the amount of certain carryforwards which can be utilized.

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



6. RELATED PARTY TRANSACTIONS AND ALLOCATIONS



     A portion of the Company's U.S. Credit Facility and $20,000 Senior Subordinated Loans, as described in Note 4, is with Chase and CB Capital Investors, Inc., respectively, affiliates of certain members of the Company.



     Charges to operations related to consulting services provided to the Company by certain members of the Company aggregated approximately $400, $386 and $350 for the years ended December 31, 1999, 1998 and 1997, respectively.



     Certain employees and consultants of the Company hold Class A Units of the Company. During the year ended December 31, 1999, the Company acquired the equity instruments owned by its former president for $4,250.



7. OPTION PLAN



     The Company adopted the disclosure requirements of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation". The Company, however, has elected to continue to measure compensation cost using the intrinsic value method, in accordance with APB Opinion 25 ("APB 25"), "Accounting for Stock Issued to Employees".



     The Company has issued options to purchase Class A Units which are outstanding under the Company's 1995 Option Plan ("the Plan"). As of December 31, 1999 and 1998, the Company was authorized under the Plan to issue options to purchase up to 4,200 Class A Units to officers, directors and employees of the Company and its subsidiaries. At December 31, 1999, there were 179 options that remained available for grant under the Plan.



     Information concerning options to purchase Class A Units is as follows:



                                                  1999                      1998                      1997
                                          --------------------      --------------------      --------------------
                                                      WEIGHTED                  WEIGHTED                  WEIGHTED
                                                      AVERAGE                   AVERAGE                   AVERAGE
                                           NUMBER     EXERCISE       NUMBER     EXERCISE       NUMBER     EXERCISE
                                          OF UNITS     PRICE        OF UNITS     PRICE        OF UNITS     PRICE
                                          --------    --------      --------    --------      --------    --------
Outstanding at January 1...............    3,971       $1,343        3,903       $1,415        3,525       $1,000
Options granted........................       50       $4,000          280       $3,135          378       $5,287
Options exercised......................      696       $1,251           --           --           --           --
Options cancelled......................      920       $1,150          212       $5,035           --           --
                                           -----                     -----                     -----
Outstanding at December 31.............    2,405       $1,499        3,971       $1,343        3,903       $1,415
                                           =====                     =====                     =====
Exercisable at December 31.............    1,282       $1,532        1,665       $1,398          950       $1,058
                                           =====                     =====                     =====



     All options granted have terms of 15 years and vest as follows:



              WEIGHTED
              AVERAGE
 NUMBER       EXERCISE
OF UNITS       PRICE                               VESTING PERIOD
--------      --------                             --------------
   129         $3,029       Options vest immediately.
 1,379         $1,469       Options vest over periods, generally up to ten years, as
                            determined by the Option Committee. Vesting may be
                            accelerated based on the results of a Liquidity Event, as
                            defined in the Plan, or based upon the achievement of
                            certain operating results of the Company or its
                            subsidiaries.
   275         $1,000       Options vest based on the results of a Liquidity Event, as defined in the Plan.
   622         $1,469       Options vest based upon achievement of certain operating
                            results of the Company.

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



7. OPTION PLAN -- (CONTINUED)


     The Company has elected to continue applying the provisions of APB 25 and accordingly, recognized compensation cost of $400, $558 and $263 for the years ended December 31, 1999, 1998 and 1997, respectively. If compensation cost and the fair value of options granted had been determined based upon the fair value method in accordance with SFAS 123, the pro forma net income (loss) of the Company would have been $5,258, ($290) and ($3,985) the years ended December 31, 1999, 1998 and 1997, respectively. The weighted average fair value of options granted per unit was $2,300, $2,400 and $200 for the years ended December 31, 1999, 1998 and 1997, respectively. Options granted in 1999 and 1998 had exercise prices below market value and 1997 options had exercise prices in excess of market value at the date of grant.



     The fair value of options granted and related pro forma compensation cost were estimated using the Black-Scholes option-pricing model with an expected volatility of zero and the following assumptions:



                                                                1999    1997    1996
                                                                ----    ----    ----
Dividend yield..............................................     0.0%    0.0%    0.0%
Risk-free rate of return....................................     6.0%   5.50%   6.12%
Expected option term (in years).............................       8       8       8



     The following table summarizes the status of the Company's options outstanding and exercisable at December 31, 1999:



               OPTIONS OUTSTANDING
             ------------------------
                         WEIGHTED
                         AVERAGE
  EXERCISE              REMAINING         OPTIONS
   PRICES    UNITS   CONTRACTUAL LIFE   EXERCISABLE
  --------   -----   ----------------   -----------
  1$,000..   2,025          11             1,047
  3$,029..     129          13               129
  3$,485..      65          13                26
  4$,000..      50          14                 8
  5$,610..     136          13                72



8. PENSION PLANS



     The Company has a defined benefit pension plan covering substantially all of SportRack, LLC's domestic employees covered under a collective bargaining agreement. An employee's monthly pension benefit is determined by multiplying a defined dollar amount by the years of credited service earned. Plan assets are comprised principally of marketable equity securities and short-term investments. The Company's funding policy is to contribute annually the amounts necessary to comply with ERISA funding requirements.

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



8. PENSION PLANS -- (CONTINUED)


     The following table sets forth the change in the plan's benefit obligations and plan assets, and the funded status of the plan as of and for the years ended December 31, 1999 and 1998:



                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1999      1998
                                                                 ----      ----
Change in benefit obligation:
  Benefit obligation at beginning of year...................    $2,301    $1,929
  Benefits earned during the year...........................       110        99
  Interest on projected benefit obligation..................       151       140
  Increase as a result in plan amendment....................       363        --
  Actuarial loss (gain).....................................      (362)      202
  Benefits paid.............................................       (72)      (69)
                                                                ------    ------
  Benefit obligation at end of year.........................     2,491     2,301
                                                                ------    ------
Change in plan assets:
  Market value of assets at beginning of year...............     1,831     1,586
  Actual return on plan assets..............................       147       167
  Employer contributions....................................       284       147
  Benefits paid.............................................       (72)      (69)
                                                                ------    ------
  Market value of assets at end of year.....................     2,190     1,831
                                                                ------    ------
Funded status...............................................      (301)     (470)
Unrecognized prior service cost.............................       371         9
Unrecognized net (gain) loss................................      (284)       49
                                                                ------    ------
Accrued pension cost........................................    $ (214)   $ (412)
                                                                ======    ======



                                                           YEAR ENDED DECEMBER 31,
                                                           -----------------------
                                                           1999     1998     1997
                                                           ----     ----     ----
Components of net periodic benefit cost:
  Service cost.........................................    $ 110    $  99    $  75
  Interest cost........................................      151      140      124
  Expected return on plan assets.......................     (175)    (147)    (302)
  Amortization of prior service cost...................        1        1      174
                                                           -----    -----    -----
Net periodic Benefit cost..............................    $  87    $  93    $  71
                                                           =====    =====    =====



     The weighted average discount rate used in determining the actuarial present value of the accumulated benefit obligation was 7.75% and 6.75% at December 31, 1999 and 1998, respectively. The expected long-term rate of return on plan assets was 9.00% at December 31, 1999 and 1998.



     The Company has various defined contribution retirement plans for its domestic and certain foreign subsidiaries, including 401(k) plans, whereby participants can contribute a portion of their salary up to certain maximums established by the related plan documents. The Company makes matching contributions, which are based upon the amounts contributed by employees. The Company's matching contributions charged to operations aggregated $334, $306 and $229 in 1999, 1998 and 1997, respectively.



     Substantially all of the employees of Brink International B.V. are covered by a union-sponsored, collectively-bargained, multi-employer defined benefit plan. Pension expense was $1,271, $1,302 and $660 for the years ended December 31, 1999, 1998 and 1997, respectively.

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



9. OPERATING LEASES



     The Company leases certain equipment under leases expiring on various dates through 2004. Future minimum annual lease payments required under leases that have a noncancellable lease term in excess of one year at December 31, 1999 are as follows:



2000........................................................    $ 3,802
2001........................................................      3,313
2002........................................................      2,543
2003........................................................      1,430
2004 and thereafter.........................................      1,555
                                                                -------
                                                                $12,643



     Rental expense charged to operations was approximately $4,169, $3,947 and $2,252 for the years ended December 31, 1999, 1998 and 1997, respectively.



10. ACCOUNT BALANCES



     Account balances included in the consolidated balance sheets are comprised of the following:



                                                                  DECEMBER 31,
                                                               ------------------
                                                                1999       1998
                                                                ----       ----
INVENTORIES
Raw materials..............................................    $13,043    $12,805
Work-in-process............................................      9,871     12,707
Finished goods.............................................     15,523     17,575
                                                               -------    -------
                                                               $38,437    $43,087
                                                               =======    =======
PROPERTY AND EQUIPMENT
Land, buildings and improvements...........................    $23,694    $22,552
Furniture, fixtures and computer hardware..................      9,891      8,137
Machinery, equipment and tooling...........................     47,565     46,003
Construction-in-progress...................................      2,820      1,984
                                                               -------    -------
                                                                83,970     78,676
Less -- accumulated depreciation...........................    (24,654)   (17,381)
                                                               -------    -------
                                                               $59,316    $61,295
                                                               =======    =======
ACCRUED LIABILITIES
Compensation and benefits..................................    $12,350    $ 9,239
Interest...................................................      3,367      3,256
Customer rebates and discounts.............................      2,072        616
Income taxes...............................................      1,232      1,692
Other taxes................................................      1,257        766
Other......................................................      4,489      5,766
                                                               -------    -------
                                                               $24,767    $21,335
                                                               =======    =======



11. COMMITMENTS AND CONTINGENCIES



     In February 1996, the Company commenced an action against certain individuals alleging breach of contract under the terms of an October 1992 Purchase Agreement and Employment Agreements with the

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



11. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)


predecessor of the Company. The individuals then filed a separate lawsuit against the Company alleging breach of contract under the respective Purchase and Employment agreements. On May 7, 1999 a jury in the United States District Court for the Eastern District of Michigan reached a verdict against the Company and awarded the individuals approximately $3,800 plus interest and reasonable attorney fees. The Company is currently assessing further actions in response to the verdict. During 1999, the Company increased its estimated accrual for this matter by $2,000 which charge is included in other expense. No amounts have been paid as of December 31, 1999.



     In addition to the above, the Company is party to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.



12. SEGMENT INFORMATION



     The Company operates in one reportable segment, providing towing and rack systems and related accessories to the automotive OEM and aftermarket. All sales are to unaffiliated customers. Revenues by geographic area, accumulated by the geographic area where the revenue originated, revenues by product line and long-lived assets, which include net property and equipment and net goodwill and debt issuance costs, by geographic area are as follows:



                                                       YEAR ENDED DECEMBER 31,
                                                 ------------------------------------
                                                   1999          1998          1997
                                                   ----          ----          ----
REVENUES
  United States..............................    $208,757      $190,300      $122,294
  The Netherlands............................      35,647        35,543        36,268
  Italy......................................      19,211        19,900            --
  Other foreign..............................      48,117        44,396        30,116
                                                 --------      --------      --------
                                                 $311,732      $290,139      $188,678
                                                 ========      ========      ========



                                                       YEAR ENDED DECEMBER 31,
                                                 ------------------------------------
                                                   1999          1998          1997
                                                   ----          ----          ----
REVENUES
  Towing systems.............................    $187,276      $175,236      $100,293
  Rack systems...............................     124,456       114,903        88,385
                                                 --------      --------      --------
                                                 $311,732      $290,139      $188,678
                                                 ========      ========      ========



                                                                 DECEMBER 31,
                                                            ----------------------
                                                              1999          1998
                                                              ----          ----
LONG-LIVED ASSETS
  United States.........................................    $ 94,991      $ 93,628
  The Netherlands.......................................      27,303        33,432
  Italy.................................................       8,235        10,774
  Other foreign.........................................      15,190        16,511
                                                            --------      --------
                                                            $145,719      $154,345
                                                            ========      ========

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



12. SEGMENT INFORMATION -- (CONTINUED)


     The Company has two significant customers in the automotive OEM industry. Sales to these customers represented 36% and 12% for the year ended December 31, 1999, 32% and 11% for the year ended December 31, 1998, and 29% and 13% for the year ended December 31, 1997. Accounts receivable from these customers represented 35% and 5% of the Company's trade accounts receivable at December 31, 1999, and 42% and 6% at December 31, 1998, respectively.



     Although the Company is directly affected by the economic well being of the industries and customers referred to above, management does not believe significant credit risk exists at December 31, 1999. Consistent with industry practice, the Company does not require collateral to reduce such credit risk.



13. CONDENSED CONSOLIDATING INFORMATION



     The Notes have been issued by the Company and its wholly-owned subsidiary, AAS Capital Corporation and are guaranteed on a full and unconditional and joint and several basis, by all of the Company's wholly-owned domestic subsidiaries. The following condensed consolidating financial information for 1999, 1998 and 1997 presents the financial position, results of operations and cash flows of
(i) the Company as parent, as if it accounted for its subsidiaries on the equity method, and AAS Capital Corporation as issuers; (ii) guarantor subsidiaries which are domestic, wholly-owned subsidiaries and include SportRack LLC, AAS Holdings, Inc., Valley Industries, LLC, and ValTek LLC; and (iii) the non-guarantor subsidiaries which are foreign, wholly-owned subsidiaries and include Brink International B.V., SportRack International, Inc., and SportRack Automotive, GmbH. The operating results of the guarantor and non-guarantor subsidiaries include management fees of $1,410 and $320, respectively, for the year ended December 31, 1999 and $1,198 and $318, respectively, for the year ended December 31, 1998, in addition to having been charged interest on their intercompany balances. For the year ended December 31, 1997 the financial position and operating results of the guarantor and non-guarantor subsidiaries do not include any allocation of overhead or similar charges except that certain foreign subsidiaries were charged interest on their intercompany debt balance. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that the separate financial statements are not material to investors. Since its formation in September 1997, AAS Capital Corporation has had no operations and has no assets or liabilities at December 31, 1999.

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                     CONDENSED CONSOLIDATING BALANCE SHEET


                               DECEMBER 31, 1999



                                                       GUARANTOR     NON-GUARANTOR   ELIMINATIONS/
                                           ISSUERS    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                           -------    ------------   -------------   -------------   ------------
ASSETS
Current assets
  Cash...................................  $     --     $  5,469       $  3,249        $      --       $  8,718
  Accounts receivable....................        --       32,087         14,831               --         46,918
  Inventories............................        --       16,361         22,076               --         38,437
  Deferred income taxes and other current
     assets..............................        13        3,724          2,946               --          6,683
                                           --------     --------       --------        ---------       --------
       Total current assets..............        13       57,641         43,102               --        100,756
                                           --------     --------       --------        ---------       --------
Property and equipment, net..............        --       32,014         27,302               --         59,316
Goodwill, net............................     1,065       57,100         22,509               --         80,674
Other intangible assets, net.............     4,423          390            916               --          5,729
Deferred income taxes and other
  noncurrent assets......................        93        1,988          2,657               --          4,738
Investment in subsidiaries...............    43,065        9,955             --          (53,020)            --
Intercompany notes receivable............    99,537           --             --          (99,537)            --
                                           --------     --------       --------        ---------       --------
       Total assets......................  $148,196     $159,088       $ 96,486        $(152,557)      $251,213
                                           ========     ========       ========        =========       ========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Current maturities of long-term debt...  $     --     $     --       $ 12,449        $      --       $ 12,449
  Accounts payable.......................        --       18,090          8,625               --         26,715
  Accrued liabilities and deferred
     income taxes........................     5,524        9,231         10,012               --         24,767
                                           --------     --------       --------        ---------       --------
       Total current liabilities.........     5,524       27,231         31,086               --         63,931
                                           --------     --------       --------        ---------       --------
Deferred income taxes and other
  noncurrent liabilities.................     1,553          608          3,931               --          6,092
Long-term debt, less current
  maturities.............................   124,597           --         41,452               --        166,049
Intercompany debt........................        --       64,189         35,348          (99,537)            --
Mandatorily redeemable warrants..........     4,810           --             --               --          4,810
Members' equity..........................    11,712       66,970        (15,331)         (53,020)        10,331
                                           --------     --------       --------        ---------       --------
       Total liabilities and members'
          equity.........................  $148,196     $159,088       $ 96,486        $(152,557)      $251,213
                                           ========     ========       ========        =========       ========

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET


                               DECEMBER 31, 1998



                                                       GUARANTOR     NON-GUARANTOR   ELIMINATIONS/
                                           ISSUERS    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                           -------    ------------   -------------   -------------   ------------
ASSETS
Current assets
  Cash...................................  $     --     $  5,636       $  5,604        $      --       $ 11,240
  Accounts receivable....................        --       28,437         12,290               --         40,727
  Inventories............................        --       15,630         27,457               --         43,087
  Deferred income taxes and other current
     assets..............................         4        2,687          1,553      --.........          4,244
                                           --------     --------       --------        ---------       --------
       Total current assets..............         4       52,390         46,904               --         99,298
                                           --------     --------       --------        ---------       --------
Property and equipment, net..............        --       28,416         32,879               --         61,295
Goodwill, net............................     1,105       59,261         26,713               --         87,079
Other intangible assets, net.............     4,846          300          1,446               --          6,592
Deferred income taxes and other
  noncurrent assets......................        28        2,285          2,404               --          4,717
Investment in subsidiaries...............    34,373       10,022             --          (44,395)            --
  Intercompany notes receivable..........   109,300           --             --         (109,300)            --
                                           --------     --------       --------        ---------       --------
          Total assets...................  $149,656     $152,674       $110,346        $(153,695)      $258,981
                                           ========     ========       ========        =========       ========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Current maturities of long-term debt...  $     --     $     --       $  7,398        $      --       $  7,398
  Accounts payable.......................        --       14,260          8,855               --         23,115
  Accrued liabilities and deferred
     income taxes........................     3,702        6,995         11,718               --         22,415
                                           --------     --------       --------        ---------       --------
     Total current liabilities...........     3,702       21,255         27,971               --         52,928
                                           --------     --------       --------        ---------       --------
Deferred income taxes and other
  noncurrent liabilities.................     1,153        1,255          3,963               --          6,371
Long-term debt, less current
  maturities.............................   124,565           --         55,561               --        180,126
Intercompany debt........................        --       77,951         31,349         (109,300)            --
Mandatorily redeemable warrants..........     4,409           --             --               --          4,409
Members' equity..........................    15,827       52,213         (8,498)         (44,395)        15,147
                                           --------     --------       --------        ---------       --------
       Total liabilities and members'
          equity.........................  $149,656     $152,674       $110,346        $(153,695)      $258,981
                                           ========     ========       ========        =========       ========

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1999



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
Net sales...........................    $    --      $208,855        $102,877         $     --         $311,732
Cost of sales.......................         --       156,281          69,198       --........          225,479
                                        -------      --------        --------         --------         --------
  Gross profit......................         --        52,574          33,679               --           86,253
Selling, administrative and product
  development expenses..............      1,624        25,141          23,493               --           50,258
Amortization of intangible assets...         40         2,326             879               --            3,245
                                        -------      --------        --------         --------         --------
  Operating income (loss)...........     (1,664)       25,107           9,307               --           32,750
Interest expense....................      4,933         5,559           6,961               --           17,453
Equity in net income (loss) of
  subsidiaries......................     13,575            --              --          (13,575)              --
Foreign currency gain (loss)........         --            --          (7,912)              --           (7,912)
Other income (expense)..............     (2,000)           10              --               --           (1,990)
                                        -------      --------        --------         --------         --------
Income (loss) before income taxes...      4,978        19,558          (5,566)         (13,575)           5,395
Provision for income taxes..........         --            14             403               --              417
                                        -------      --------        --------         --------         --------
Net income (loss)...................    $ 4,978      $ 19,544        $ (5,969)        $(13,575)        $  4,978
                                        =======      ========        ========         ========         ========



                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
Net sales...........................    $    --      $190,300        $ 99,839          $    --         $290,139
Cost of sales.......................         --       142,156          71,279               --          213,435
                                        -------      --------        --------          -------         --------
  Gross profit......................         --        48,144          28,560               --           76,704
Selling, administrative and product
  development expenses..............      1,560        23,631          25,648               --           50,839
Amortization of intangible assets...         40         2,314           1,197               --            3,551
Impairment charge...................         --            --           7,863               --            7,863
                                        -------      --------        --------          -------         --------
  Operating income (loss)...........     (1,600)       22,199          (6,148)              --           14,451
Interest expense....................      3,700         6,888           8,045               --           18,633
Equity in net income (loss) of
  subsidiaries......................      5,024            --              --           (5,024)              --
Foreign currency gain...............         --            --           4,995               --            4,995
                                        -------      --------        --------          -------         --------
Income (loss) before income taxes...       (276)       15,311          (9,198)          (5,024)             813
Provision for income taxes..........         --            --             903               --              903
                                        -------      --------        --------          -------         --------
Net income (loss)...................    $  (276)     $ 15,311        $(10,101)         $(5,024)        $    (90)
                                        =======      ========        ========          =======         ========

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
Net sales...........................    $    --      $122,294         $66,384          $    --         $188,678
Cost of sales.......................         --        89,647          45,909               --          135,556
                                        -------      --------         -------          -------         --------
  Gross profit......................         --        32,647          20,475               --           53,122
Selling, administrative and product
  development expenses..............        721        14,685          15,944               --           31,350
Amortization of intangible assets...         53         1,571             712               --            2,336
                                        -------      --------         -------          -------         --------
  Operating income (loss)...........       (774)       16,391           3,819               --           19,436
Interest expense....................      3,348         3,760           5,519               --           12,627
Equity in net income (loss) of
  subsidiaries......................      5,169            --              --           (5,169)              --
Foreign currency gain (loss)........      1,041            --          (7,138)              --           (6,097)
                                        -------      --------         -------          -------         --------
Income (loss) before minority
  interest, extraordinary charge and
  income taxes......................      2,088        12,631          (8,838)          (5,169)             712
Provision (benefit) for income
  taxes.............................         --            --          (2,856)              --           (2,856)
                                        -------      --------         -------          -------         --------
  Income (loss) before minority
     interest and extraordinary
     charge.........................      2,088        12,631          (5,982)          (5,169)           3,568
Minority interest...................         --            97              --               --               97
                                        -------      --------         -------          -------         --------
Extraordinary charge resulting from
  debt extinguishment...............      6,153           525             738               --            7,416
                                        -------      --------         -------          -------         --------
Net income (loss)...................    $(4,065)     $ 12,009         $(6,720)         $(5,169)        $ (3,945)
                                        =======      ========         =======          =======         ========

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS


                      FOR THE YEAR ENDED DECEMBER 31, 1999



                                                     GUARANTOR     NON-GUARANTOR   ELIMINATIONS/
                                          ISSUERS   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                          -------   ------------   -------------   -------------   ------------
Net cash provided by (used for)
  operating activities..................  $(5,953)    $ 26,715        $ 4,252         $   --         $ 25,014
                                          -------     --------        -------         ------         --------
Cash flows from investing activities:
  Acquisition of property and
     equipment..........................       --       (8,000)        (3,775)            --          (11,775)
                                          -------     --------        -------         ------         --------
Net cash used for investing
  activities............................       --       (8,000)        (3,775)            --          (11,775)
                                          -------     --------        -------         ------         --------
Cash flows provided by (used for)
  financing activities:
  Change in intercompany debt...........   10,148      (14,162)         4,014             --               --
  Repayment of debt.....................       --           --         (9,270)            --           (9,270)
  Issuance of membership units..........       50           --             --             --               50
  Repurchase of membership units........   (4,274)          --             --             --           (4,274)
  Collection on members notes
     receivable.........................       29           --             --             --               29
  Distributions from subsidiaries.......    4,720           --             --         (4,720)              --
  Distributions to members..............   (4,720)      (4,720)            --          4,720           (4,720)
                                          -------     --------        -------         ------         --------
     Net cash provided by (used for)
       financing activities.............    5,953      (18,882)        (5,256)            --          (18,185)
                                          -------     --------        -------         ------         --------
Effect of exchange rate changes.........       --           --          2,424             --            2,424
                                          -------     --------        -------         ------         --------
Net increase (decrease) in cash.........       --         (167)        (2,355)            --           (2,522)
Cash at beginning of period.............       --        5,636          5,604             --           11,240
                                          -------     --------        -------         ------         --------
Cash at end of period...................  $    --     $  5,469        $ 3,249         $   --         $  8,718
                                          =======     ========        =======         ======         ========

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS


                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                     GUARANTOR     NON-GUARANTOR   ELIMINATIONS/
                                          ISSUERS   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                          -------   ------------   -------------   -------------   ------------
Net cash provided by (used for)
  operating activities..................  $(4,216)    $ 18,479       $  7,616          $  --         $ 21,879
                                          -------     --------       --------          -----         --------
Cash flows from investing activities:
  Acquisition of property and
     equipment..........................       --       (4,358)        (5,640)            --           (9,998)
  Amount due from sellors of Valley
     Industries, Inc....................       --        1,150             --             --            1,150
  Acquisition of subsidiaries, net of
     cash acquired......................       --           --        (22,770)            --          (22,770)
                                          -------     --------       --------          -----         --------
Net cash used for investing
  activities............................       --       (3,208)       (28,410)            --          (31,618)
                                          -------     --------       --------          -----         --------
Cash flows provided by (used for)
  financing activities:
  Change in intercompany debt...........    6,101      (11,657)         5,556             --               --
  Net reduction in revolving loan.......   (1,900)          --         (2,605)            --           (4,505)
  Repayment of debt.....................       --           --         (3,682)            --           (3,682)
  Issuance of membership units..........       29           --             --             --               29
  Repurchase of membership units........      (14)          --             --             --              (14)
  Distributions from subsidiaries.......      195           --             --           (195)              --
  Distributions to members..............     (195)        (195)            --            195             (195)
                                          -------     --------       --------          -----         --------
     Net cash provided by (used for)
       financing activities.............    4,216      (11,852)          (731)            --           (8,367)
                                          -------     --------       --------          -----         --------
Effect of exchange rate changes.........       --           --          1,998             --            1,998
                                          -------     --------       --------          -----         --------
Net increase in cash....................       --        3,419        (19,527)            --          (16,108)
Cash at beginning of period.............       --        2,217         25,131             --           27,348
                                          -------     --------       --------          -----         --------
Cash at end of period...................  $    --     $  5,636       $  5,604          $  --         $ 11,240
                                          =======     ========       ========          =====         ========

                        ADVANCED ACCESSORY SYSTEMS, LLC

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS


                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                     GUARANTOR     NON-GUARANTOR   ELIMINATIONS/
                                         ISSUERS    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                         -------    ------------   -------------   -------------   ------------
Net cash provided by (used for)
  operating activities.................  $  3,522     $  5,092       $ (1,632)        $    --       $   6,982
                                         --------     --------       --------         -------       ---------
Cash flows from investing activities:
  Acquisition of property and
     equipment.........................        --       (6,005)        (1,746)             --          (7,751)
  Amount due from sellors of Valley
     Industries, Inc...................        --       (1,150)            --              --          (1,150)
  Acquisition of subsidiaries, net of
     cash acquired.....................        --      (56,478)       (14,354)             --         (70,832)
                                         --------     --------       --------         -------       ---------
Net cash used for investing
  activities...........................        --      (63,633)       (16,100)             --         (79,733)
                                         --------     --------       --------         -------       ---------
Cash flows provided by (used for)
  financing activities:
  Change in intercompany debt..........   (99,971)      76,412         23,559              --              --
  Proceeds from issuance of debt.......   124,529       55,000         35,521              --         215,050
  Increase (decrease) in revolving
     loan..............................     1,900       (4,300)         2,904              --             504
  Repayment of debt....................   (27,699)     (63,500)       (22,049)             --        (113,248)
  Debt issuance costs..................    (7,280)          --             --              --          (7,280)
  Issuance of membership units.........     4,999           --             --              --           4,999
  Distributions from subsidiaries......     2,915           --             --          (2,915)             --
  Distributions to members.............    (2,915)      (2,945)            --           2,915          (2,945)
                                         --------     --------       --------         -------       ---------
     Net cash provided by (used for)
       financing activities............    (3,522)      60,667         39,935              --          97,080
                                         --------     --------       --------         -------       ---------
Effect of exchange rate changes........        --           --            505              --             505
                                         --------     --------       --------         -------       ---------
Net increase in cash...................        --        2,126         22,708              --          24,834
Cash at beginning of period............        --           91          2,423              --           2,514
                                         --------     --------       --------         -------       ---------
Cash at end of period..................  $     --     $  2,217       $ 25,131         $    --       $  27,348
                                         ========     ========       ========         =======       =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
Valley Industries, Inc.

     In our opinion, the accompanying balance sheet and the related statements of income and shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Valley Industries, Inc. at August 5, 1997 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles. Those financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 7, on August 5, 1997, Valley Industries, Inc. sold certain net operating assets to Advanced Accessory Systems, LLC. The accompanying financial statements do not give effect to this transaction.

PricewaterhouseCoopers LLP


Detroit, Michigan

December 5, 1997

                            VALLEY INDUSTRIES, INC.


                                 BALANCE SHEET



                                                                AUGUST 5, 1997
                                                                --------------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
ASSETS
Current assets:
  Cash......................................................       $ 2,328
  Accounts and notes receivable, less allowance of $246.....        12,673
  Receivable from shareholders..............................            93
  Inventories:
     Raw materials..........................................         5,599
     Work in progress.......................................         1,965
     Finished products......................................         4,823
                                                                   -------
                                                                    12,387
     Less LIFO reserve......................................           706
                                                                   -------
                                                                    11,681
  Prepaid expenses and other current assets.................         1,151
                                                                   -------
       Total current assets.................................        27,926
Property, plant and equipment:
  Land......................................................           428
  Buildings and improvements................................         2,596
  Machinery and equipment...................................        11,218
  Furniture and office equipment............................         2,654
  Construction in progress..................................           901
                                                                   -------
                                                                    17,797
  Less accumulated depreciation and amortization............         9,300
                                                                   -------
                                                                     8,497
Other assets................................................           871
                                                                   -------
                                                                   $37,294
                                                                   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note payable to bank......................................       $13,721
  Accounts payable..........................................        11,952
  Accrued compensation......................................           959
  Other accrued liabilities.................................           860
  Current portion of long-term debt.........................           692
                                                                   -------
       Total current liabilities............................        28,184
Long-term debt..............................................         1,480
Note payable to shareholder.................................         5,046
Commitments (Note 6)
Shareholders' equity:
  Class A voting common stock, no par value; 2,775 shares
     authorized, issued and outstanding.....................            22
  Class B non-voting common stock, no par value; 52,725
     shares authorized, issued and outstanding..............           421
  Retained earnings.........................................         2,141
                                                                   -------
       Total shareholders' equity...........................         2,584
                                                                   -------
                                                                   $37,294
                                                                   =======


              See accompanying notes to the financial statements.

                            VALLEY INDUSTRIES, INC.


                              STATEMENT OF INCOME



                                                                 PERIOD FROM
                                                                 DECEMBER 29,
                                                                   1996 TO
                                                                AUGUST 5, 1997
                                                                --------------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
Net sales...................................................       $53,510
Cost of products sold.......................................        41,630
Selling and distribution expenses...........................         4,560
General and administrative expenses.........................         4,686
Product development costs...................................           352
                                                                   -------
Operating income............................................         2,282
Other income (expense):
  Interest expense..........................................          (587)
  Other, net................................................          (125)
                                                                   -------
Income before provision (benefit) for income taxes..........         1,570
Provision (benefit) for income taxes........................           (11)
                                                                   -------
Net income..................................................       $ 1,581
                                                                   =======


              See accompanying notes to the financial statements.

                            VALLEY INDUSTRIES, INC.


                       STATEMENT OF SHAREHOLDERS' EQUITY


                PERIOD FROM DECEMBER 29, 1996 TO AUGUST 5, 1997



                                                                  SHAREHOLDER                    TOTAL
                                                        COMMON       NOTE        RETAINED    SHAREHOLDERS'
                                                        STOCK     RECEIVABLE     EARNINGS       EQUITY
                                                        ------    -----------    --------    -------------
                                                                      (DOLLARS IN THOUSANDS)
Balance at December 28, 1996........................     $443        $(117)      $ 4,809        $ 5,135
Dividends...........................................       --           --        (4,249)        (4,249)
Payments received on note receivable................       --          117            --            117
Net income..........................................       --           --         1,581          1,581
                                                         ----        -----       -------        -------
Balance at August 5, 1997...........................     $443        $  --       $ 2,141        $ 2,584
                                                         ====        =====       =======        =======


              See accompanying notes to the financial statements.

                            VALLEY INDUSTRIES, INC.


                            STATEMENT OF CASH FLOWS



                                                                 PERIOD FROM
                                                                 DECEMBER 29,
                                                                   1996 TO
                                                                AUGUST 5, 1997
                                                                --------------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
OPERATING ACTIVITIES
Net income..................................................       $ 1,581
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................           775
  Deferred income tax expense (benefit).....................           (23)
  Net changes in operating assets and liabilities:
     Accounts, notes and shareholder receivable.............           538
     Inventories............................................          (879)
     Prepaid expenses and other current assets..............          (529)
     Accounts payable.......................................         1,956
     Accrued compensation...................................          (215)
     Other accrued liabilities..............................           111
                                                                   -------
     Net cash provided by operating activities..............         3,315
                                                                   -------
INVESTING ACTIVITIES
Purchases of property, plant and equipment..................        (1,844)
Other, net..................................................            48
                                                                   -------
     Net cash used in investing activities..................        (1,796)
                                                                   -------
FINANCING ACTIVITIES
Net proceeds from notes payable to bank.....................         5,012
Proceeds of long-term debt..................................           251
Payments of long-term debt..................................          (356)
Payments received on note receivable from shareholder.......           117
Dividends paid..............................................        (4,249)
                                                                   -------
Net cash provided by financing activities...................           775
                                                                   -------
Net increase in cash........................................         2,294
Cash at beginning of period.................................            34
                                                                   -------
Cash at end of period.......................................       $ 2,328
                                                                   =======


              See accompanying notes to the financial statements.

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Valley Industries, Inc. (the "Company") is engaged in the manufacture and marketing of automotive vehicle products (primarily trailer hitches and towing products) and sells to original equipment manufacturers and automotive aftermarket customers principally within the United States.


INVENTORIES



     Inventories for the Company's Western division are carried at the lower of cost, as determined by the last-in, first-out (LIFO) method, or market. The current costs of LIFO inventories exceed their balance sheet carrying amount by $706 at August 5, 1997.


     Inventories for the Company's Eastern division are carried at the lower of cost, as determined by the first-in, first-out (FIFO) method, or market.

RECEIVABLE FROM SHAREHOLDERS

     Shareholder receivables represent costs associated with the sale of Valley Industries, Inc. of $93 which the Shareholders have agreed to pay.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets or the capital lease term, whichever is less. The estimated useful lives range from 5 to 20 years. Amortization of equipment recorded under capital leases is included in depreciation expense.

INCOME TAXES

     The Company has elected S corporation status for federal and state income tax purposes except for California income tax purposes for which the Company files its tax return as a C corporation. No provision has been made for federal income taxes in the accompanying financial statements because the federal income tax consequences of the Company's operations are the responsibility of the individual shareholders. The Company provided for income taxes in California and is subject to the Michigan Single Business Tax (MSBT). MSBT is based primarily on factors other than income, and accordingly, is classified as general and administrative expense.

     The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

REVENUE RECOGNITION

     Revenues are recognized when the product is shipped to the customer.

ADVERTISING COSTS


     The Company accounts for advertising costs as expense in the period in which incurred. Advertising expense for the period ended August 5, 1997 was $428.

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS


     The Company manufactures and sells automotive vehicle products to companies in the automotive industry. The Company performs periodic credit evaluations of its customers and generally does not require collateral. At August 5, 1997, primarily all of the Company's accounts receivable were from customers in the automotive industry. The Company believes that adequate provision for uncollectible accounts receivable has been made in the accompanying financial statements.



     Three customers accounted for approximately 21%, 17% and 17% of net sales for the period ended August 5, 1997.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. FINANCING ARRANGEMENTS

NOTE PAYABLE TO BANK

     The Company has a revolving credit agreement with a bank that expires in April 1998. Pursuant to an amendment on March 10, 1997, the agreement provides for borrowings of up to $14,000 based upon specified percentages of eligible accounts receivable and inventory. Under the agreement, borrowings bear interest at either the bank's prime rate or a defined Eurodollar-based rate. At August 5, 1997, the outstanding borrowings of $13,721 bear interest at the bank's prime rate of 8.5%. The Company is subject to certain restrictive covenants under the revolving credit agreement, including, among other things, the maintenance of certain financial ratios, and restrictions on repayment of the note payable to shareholder, payment of dividends (except for tax distributions to the Company's shareholders), the sale or redemption of the Company's common stock and the incurrence of additional indebtedness. Substantially all of the Company's assets are pledged as collateral for borrowings under the revolving credit agreement.

     The term note payable to a bank (see "Long-Term Debt" below) is subject to the restrictive covenants and security arrangements discussed above. As explained in Note 7, the Company's outstanding debt at August 5, 1997 was repaid from the proceeds of the sale of certain of the Company's net operating assets.

NOTE PAYABLE TO SHAREHOLDER

     The note payable to shareholder is secured by the Company's Lodi facilities including land and building with a net book value at August 5, 1997 of approximately $1,365. Payments of principal on the note payable to shareholder were not made through August 4, 1997 due to the restrictive covenants under the Company's current and former revolving credit agreements. While the agreements with the Company's principal bank permit the payment of interest on the note payable to shareholder, the Company and the note holder have agreed to forego the payment or accrual of interest.

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

2. FINANCING ARRANGEMENTS -- (CONTINUED)
LONG-TERM DEBT

     Long-term debt consists of the following:


                                                                AUGUST 5,
                                                                  1997
                                                                ---------
Term note payable to a bank due in quarterly installments of principal of $194 through March 1998, and quarterly
  installments of principal of $113 from June 1998 to April
  2001; with interest at the bank's prime rate (8.5% at
  August 5, 1997)...........................................     $2,032
Capitalized lease obligation due in monthly installments of
  $6, including principal and interest imputed at 10.6%,
  through December 1999.....................................        140
                                                                 ------
                                                                  2,172
Less current portion........................................        692
                                                                 ------
                                                                 $1,480
                                                                 ======


     On March 10, 1997, the Company executed an amendment to the term note payable to a bank with an outstanding balance of $2,032 at August 5, 1997. In addition, the Company obtained a new term credit facility which provides for borrowings of up to $900 to fund a portion of certain planned capital expenditures. Borrowings under the new term equipment note are due in eight equal quarterly installments commencing September 1997. No borrowings have been made under the new term equipment note through August 5, 1997. The term note payable of $2,032 was repaid from the proceeds of the sale of certain of the Company's net operating assets as described in Note 7.


     Interest paid during the period ended August 5, 1997 was $628.


3. SHAREHOLDERS' EQUITY


     On January 1, 1995, the Company sold 55 shares of common stock to its President in exchange for a note receivable in the amount of $292. The note receivable is due in ten annual installments of $29 commencing January 1, 2000, and bears interest payable annually at a variable rate of interest (approximately 6% at December 28, 1996). In addition, any cash dividend distributions on the related common stock are to be applied as a reduction of the note receivable balance. For 1997 cash dividends of $117 were applied against the note receivable balance.


     In connection with the issuance of common stock, the Company and the President have entered into an agreement which provides the Company the right of first refusal in the event the President attempts to sell or dispose of such shares. The Company's purchase option allows the Company to acquire the shares at the lesser of adjusted book value or a bona fide offer from a third party. Adjusted book value is defined as book value per share adjusted for the per share difference, if any, between the net book value and fair value of certain of the Company's real estate.

     In July 1997, the Company's Board of Directors approved an amendment to the Company's certificate of incorporation to create two new classes of common stock. Pursuant to the amendment, each existing share of common stock was exchanged for five shares of Class A voting common stock and ninety-five shares of Class B nonvoting common stock.

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

4. INCOME TAXES


     The income tax benefit, which relates solely to California state taxes, consists of the following components (in thousands):



                                                               PERIOD
                                                                ENDED
                                                              AUGUST 5,
                                                                1997
                                                              ---------
Current expense.............................................    $103
Deferred benefit before benefit of net operating loss and
  California manufacturers' investment tax credit...........     (23)
California manufacturers' investment tax credit.............     (91)
                                                                ----
                                                                $(11)
                                                                ====


     The components of deferred tax assets are as follows:


                                                              AUGUST 5,
                                                                1997
                                                              ---------
Inventory...................................................    $ 82
Accounts receivable.........................................      12
Accrued liabilities and other...............................      40
                                                                ----
                                                                $134
                                                                ====



     There were no tax payments made during the period ended August 5, 1997.


5. PENSION PLANS

DEFINED CONTRIBUTION PLAN


     Effective January 1, 1993, substantially all employees became eligible to participate in a tax deferred investment plan (the "401(k) Plan") established by the Company. Effective November 1, 1995, the Company's former profit sharing plan was merged into the 401(k) Plan. The 401(k) Plan permits each participant to contribute up to 15% of compensation on a pre-tax basis, to a specified maximum amount per year. The Company, at its discretion, may make matching contributions. Matching contributions were approximately $16 for 1997.


6. LEASE COMMITMENTS

     In May 1993, the Company sold the land and building relating to its principal operating facility in Michigan for $1,450 cash to Valley Industries Realty, L.P. (the "Partnership"), a related party. Concurrent with the sale, the Company leased the facilities back from the Partnership through December 31, 2002. The lease requires minimum monthly rentals of approximately $15, with escalations in certain circumstances. At August 5, 1997, the Company is obligated to pay minimum lease payments of approximately $84 for the remaining period of 1997, and approximately $180 in each of the five years ending December 31, 2002. The lease arrangement has been accounted for as an operating lease.

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

6. LEASE COMMITMENTS -- (CONTINUED)
     The Company also leases certain machinery, equipment and facilities under agreements which expire at various dates through 2002. At August 5, 1997, annual minimum lease and rental payments for all capital leases and noncancellable operating leases are as follows:

                                                                CAPITAL    OPERATING
                                                                LEASES      LEASES
                                                                -------    ---------
1997........................................................     $ 28       $  274
1998........................................................       68          634
1999........................................................       64          527
2000........................................................       --          473
2001........................................................       --          401
Thereafter..................................................       --          290
                                                                 ----       ------
                                                                  160       $2,599
                                                                            ======
Less amount representing interest...........................      (20)
                                                                 ----
Present value of net minimum lease payments.................     $140
                                                                 ====


     Rental expense for the period ended August 5, 1997 was $295.


7. SUBSEQUENT EVENTS

     On August 5, 1997, the net operating assets of the Company were acquired by Advanced Accessory Systems, LLC. The Company's outstanding debt at August 5, 1997 was repaid from the proceeds of the sale. In conjunction with the sale of the Company, in July 1997 management and other bonuses aggregating approximately $900 were paid. The associated expense is included within general and administrative expenses for the period ended August 5, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Ellebi S.p.A.


     In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of the towbar segment of Ellebi S.p.A. (the Company), at December 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with U.S. generally accepted accounting principles. These financial statements are the responsibility of the management of the Company; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with U.S. generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


     The Company, as disclosed in Note 1 to the accompanying financial statements, is a division of Ellebi S.p.A. and has extensive transactions and relationships with Ellebi S.p.A. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

     As discussed in Note 9, on January 2, 1998, Ellebi S.p.A. sold certain net assets of the Company to Brink International B.V. The accompanying financial statements do not give effect to this purchase transaction.

AXIS S.r.1.

Reggio Emilia, Italy
March 13, 1998

                        TOWBAR SEGMENT OF ELLEBI S.P.A.


                                 BALANCE SHEET

                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)


                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
ASSETS
Current assets
  Cash and cash equivalents.................................         10
  Trade receivables, less allowance of 248 at December 31,
     1997...................................................      7,113
  Other receivables, less allowance of 142 at December 31,
     1997...................................................        627
  Inventories...............................................     15,926
                                                                 ------
     Total current assets...................................     23,676
Property, plant and equipment, net..........................      4,733
Receivables from associated company.........................         71
Other receivables...........................................        113
Intangible assets...........................................         57
                                                                 ------
     TOTAL ASSETS...........................................     28,650
                                                                 ======
LIABILITIES AND ELLEBI S.P.A. INVESTMENT
Current liabilities
  Trade payables............................................      3,876
  Tax payable...............................................      2,707
  Social Security payable...................................        345
  Other payables............................................      1,237
                                                                 ------
     Total current liabilities..............................      8,165
Agents severance fund.......................................        380
Termination indemnity.......................................      1,769
                                                                 ------
     TOTAL LIABILITIES......................................     10,314
                                                                 ------
Ellebi S.p.A. investment....................................     18,336
                                                                 ------
     TOTAL LIABILITIES AND ELLEBI S.P.A. INVESTMENT.........     28,650
                                                                 ======


              See accompanying notes to the financial statements.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.


                            STATEMENT OF OPERATIONS

                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Net sales...................................................     36,378
Cost of sales...............................................     21,180
                                                                 ------
  Gross profit..............................................     15,198
Selling, general and product development expenses...........      6,988
                                                                 ------
  Operating income..........................................      8,210
Other expense...............................................        (37)
                                                                 ------
  Income before provision for income taxes..................      8,173
Taxes on income.............................................      4,460
                                                                 ------
  Net income................................................      3,713
                                                                 ======


              See accompanying notes to the financial statements.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.


                            STATEMENTS OF CASH FLOW

                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Net income..................................................      3,713
Adjustments to reconcile net income to net cash provided by
  operating activities
  Depreciation and amortization.............................        823
  Termination indemnity provision...........................        323
  Changes in assets and liabilities
     Trade receivables......................................       (776)
     Other receivables......................................       (145)
     Inventories............................................      1,089
     Trade, tax and social security payables................     (1,092)
     Other payables.........................................        133
     Agents severance fund..................................        (82)
     Other, net.............................................       (282)
                                                                 ------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES....      3,704
                                                                 ------
CASH FLOW FROM INVESTING ACTIVITIES
Intangible asset additions..................................        (22)
Property, plant and equipment additions.....................       (909)
Other.......................................................       (108)
                                                                 ------
     NET CASH USED IN INVESTING ACTIVITIES..................     (1,039)
                                                                 ------
CASH FLOW FROM FINANCING ACTIVITIES
Increase (decrease) in Ellebi S.p.A. investment.............     (3,213)
                                                                 ------
  NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.......     (3,213)
                                                                 ------
Net decrease in cash........................................       (548)
Cash at beginning of year...................................        558
                                                                 ------
Cash at end of year.........................................         10
                                                                 ======


              See accompanying notes to the financial statements.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

                STATEMENT OF CHANGES IN ELLEBI S.P.A. INVESTMENT
                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                                  ----
BEGINNING ELLEBI S.P.A. INVESTMENT..........................     17,836
Net income..................................................      3,713
Intercompany activity.......................................     (3,213)
                                                                 ------
ENDING ELLEBI S.P.A. INVESTMENT.............................     18,336
                                                                 ======


              See accompanying notes to the financial statements.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

                         NOTES TO FINANCIAL STATEMENTS
                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The towbar segment of Ellebi S.p.A. (the "Company"), is a manufacturer and distributor of trailers, towbars, accessories and spare parts. The financial statements have been prepared on a carve-out basis and present the historical financial position, results of operations and cash flows of the Company previously included in the financial statements of Ellebi S.p.A. The Company's financial information included herein is not necessarily indicative of its financial position, results of operations and cash flows in the future, or of the results which would have been reported if the Company had operated as an unaffiliated enterprise.

SIGNIFICANT ESTIMATES

     The preparation of combined financial statements on a carve-out basis in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue from product sales is recognized at the time of shipment to the customer, which represents the moment when ownership passes.

CONCENTRATION OF CREDIT RISK


     Financial instruments, which potentially expose the Company to a concentration of credit risk, consist primarily of accounts receivable. The Company does not require collateral from its customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed. At December 31, 1997, approximately 41% of trade accounts receivable were from the Company's ten major customers. For the same years the major customer (Fiat Auto S.p.A.) represented 25% of trade accounts receivable.


FINANCIAL INSTRUMENTS

     The carrying value of the Company's financial instruments, comprising cash, accounts receivable, accounts payable and accrued liabilities, approximate their fair values.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and on deposit.

RECEIVABLES

     Receivables are stated at face value reduced to their estimated realizable value by the allowance for doubtful accounts.

INVENTORIES

     Inventories are carried at the lower of cost, as determined per item by the last-in-first-out (LIFO) method, or market. Inventories are periodically reviewed and reserves established for excess and obsolete items.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The allowance for doubtful trade receivables is provided for based on specific identification.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are carried at cost and depreciated using estimated useful lives. Depreciation is computed on the straight-line method. Maintenance and repairs costs are charged to expense as incurred. Plant and equipment additions and improvements are capitalized. Yearly depreciation rates are as follows:

Plant and machinery.........................................  10%
Equipment and tools (molds).................................  25%
Cars........................................................  25%
Furniture...................................................  12%
Computers...................................................  20%
Vans........................................................  20%

     Management believes that there are no impairments of property, plant and equipment or other long-lived assets at December 31, 1997.

INTANGIBLE ASSETS

     Intangible assets are carried at cost and amortized on the straight-line method over their estimated useful lives.

RESEARCH, DEVELOPMENT AND ENGINEERING


     Research, development and engineering costs are charged to expense as incurred. These costs for the year ended December 31, 1997 was 1,350.


DEFERRED COMPENSATION

     All employees are covered by a plan required under Italian law and labor contracts which grants a termination indemnity based on compensation and years of service. The Company accrues the amount due to each employee, based on the relevant factors at year-end.

TRANSACTIONS IN FOREIGN CURRENCIES

     Transactions in foreign currencies are recorded using the exchange rates in effect at the transaction dates. Exchange gains or losses realized during the year are included in the statement of income. The effect of translation of foreign currency receivables and payables using year-end rates are reported as other payables in the balance sheet.

INCOME TAXES

     The Company is included in the income tax return of Ellebi S.p.A. In preparing its financial statements, the Company has determined its tax provision on a separate return basis and the resulting liability is settled on an intercompany basis. There are no temporary differences that give rise to deferred taxes.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

2. INTERCOMPANY TRANSACTIONS AND ALLOCATIONS

     The profit and loss accounts are prepared based upon an allocation of costs between Ellebi S.p.A. and the Company. The allocation of costs has been prepared taking into account the activities of the Company and of Ellebi S.p.A. and also under the assumption that the segments were separate and that each segment should carry its own direct operating costs.

     Management believes that the methods utilized to allocate costs to the Company, as discussed above, are reasonable. However, the terms of transactions between the Company and Ellebi S.p.A., including allocated costs, may differ from those that would result from transactions with unrelated parties.

3. NET SALES

     Classification of net sales is as follows:


                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                ------------
                                                                    1997
                                                                    ----
Towbars -- aftermarket......................................       16,946
Towbars -- OEM..............................................        5,939
Trailers....................................................       10,894
Accessories and spare parts.................................        3,106
Other.......................................................          233
Bonuses to customer.........................................         (740)
                                                                   ------
                                                                   36,378
                                                                   ======


4. TAXES ON INCOME


     Current income tax expense for the year ended December 31, 1997 was calculated at a rate of 53.2% on taxable income. Current income tax expense included in the statements of operations are as follows:



                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                ------------
                                                                    1997
                                                                    ----
Income before taxes.........................................       8,173
Non deductible costs........................................         207
                                                                   -----
                                                                   8,380
                                                                   -----
Tax charge..................................................       4,460
                                                                   =====


5. INVENTORIES


     The difference between LIFO and current valuation as of December 31, 1997 is 2,770.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

6. ACCOUNT BALANCES

     Account balances included in the balance sheet are comprised of the following:


                                                                DECEMBER 31,
                                                                ------------
                                                                    1997
                                                                    ----
CASH AND CASH EQUIVALENTS
Cash on hand................................................           10
                                                                  -------
                                                                       10
                                                                  =======
OTHER RECEIVABLES
Due from personnel..........................................            6
Due from sales agents.......................................          397
Due from freight forwarders.................................          209
Due from suppliers..........................................           10
Other.......................................................          147
Allowance for doubtful accounts.............................         (142)
                                                                  -------
                                                                      627
                                                                  =======
INVENTORIES VALUED AT LIFO
Raw materials and supplies..................................        2,846
Work-in-process.............................................        6,491
Finished goods and merchandise..............................        6,793
Allowance for obsolescence and slow-moving items............         (204)
                                                                  -------
                                                                   15,926
                                                                  =======
PROPERTY, PLANT AND EQUIPMENT
Plant and machinery.........................................       10,050
Molds, jigs and other tools.................................        9,476
Other fixed assets..........................................        2,283
Assets under construction and advances......................            8
Accumulated depreciation....................................      (17,084)
                                                                  -------
                                                                    4,733
                                                                  =======
TAXES PAYABLE
Income taxes................................................        2,325
Tax on equity...............................................           30
V.A.T. tax..................................................          150
Withholding tax.............................................          202
                                                                  -------
                                                                    2,707
                                                                  =======
OTHER PAYABLES
Due to customers............................................          740
Due to workers..............................................          444
Other.......................................................           53
                                                                  -------
                                                                    1,237
                                                                  =======


7. ELLEBI S.P.A. INVESTMENT

     The Ellebi S.p.A. investment balance represents the cumulative activity from transactions between the Company and Ellebi S.p.A.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

8. LEASE COMMITMENTS

     The Company leases certain buildings under operating lease agreements. Rent charged from Ellebi S.p.A. to the Company approximates 750 annually.

9. SUBSEQUENT EVENT (UNAUDITED)

     On January 2, 1998, Ellebi S.p.A. sold substantially all of the net assets of the Company to Brink International B.V. for approximately 35,000, subject to certain post-closing adjustments. The accompanying financial statements do not give effect to this transaction.

---------------------------------------------------------
---------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
Available Information...................      3
Prospectus Summary......................      4
Risk Factors............................     11
Use of Proceeds.........................     15
Capitalization..........................     16
Selected Historical Financial Data......     17
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................     20
Business................................     29
Management..............................     39
Security Ownership of Certain Beneficial
  Owners and Management.................     44
Limited Liability Company Agreement.....     45
Certain Transactions....................     45
Description of the Credit Facilities....     46
Description of the Notes................     48
Plan of Distribution....................     79
Legal Matters...........................     79
Experts.................................     79
Index to Financial Statements...........    F-1


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                                  $125,000,000

                        ADVANCED ACCESSORY SYSTEMS, LLC

                            AAS CAPITAL CORPORATION

                             9 3/4% SERIES B SENIOR
                          SUBORDINATED NOTES DUE 2007

                            ------------------------
                                   PROSPECTUS
                            ------------------------


                                 April 6, 2000


---------------------------------------------------------
---------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of Capital Corp. and AAS Holdings, Inc. provide that the directors of Capital Corp. and AAS Holdings, Inc., individually or collectively, shall not be held personally liable to Capital Corp. or AAS Holdings, Inc. (as the case may be) or their respective stockholders for monetary damages for breaches of fiduciary duty as directors, except that any director shall remain liable (1) for any breach of the director's fiduciary duty of loyalty to Capital Corp. or AAS Holdings, Inc. (as the case may be) or their respective stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for liability under Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit. The by-laws of Capital Corp. and AAS Holdings, Inc. provide for indemnification of their respective officers and directors to the full extent authorized by law.

     Section 18-108 of the Delaware Limited Liability Company Act (the "Act") provides that, subject to such standards and restrictions, if any, as are set forth in a limited liability company's operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Bylaws of AAS, SportRack, LLC and Valley Industries, LLC provide that AAS, SportRack, LLC and Valley Industries, LLC shall, to the fullest extent authorized under the Act, indemnify and hold harmless against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered, any manager or officer of AAS, SportRack, LLC or Valley Industries, LLC, as the case may be, including indemnification for negligence or gross negligence but excluding indemnification (i) for acts or omissions involving actual fraud or willful misconduct or (ii) with respect to any transaction from which the indemnity derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS.


 NUMBER                             DESCRIPTION
 ------                             -----------
  3.1       Amended and Restated Certificate of Formation of AAS.
  3.2       Second Amended and Restated Operating Agreement of AAS.
  3.3       Amended Bylaws of AAS.
  3.4       Third Amended and Restated Operating Agreement of AAS,
            Incorporated by reference to Exhibit 3.2 to AAS' Quarterly
            Report for the quarterly period ended September 30, 1999 on
            Form 10-Q (File No. 333-49011).
  4.1       Indenture dated as of October 1, 1997 for the Notes
            (including the form of New Note attached as Exhibit B
            thereto) among the Issuers, the Guarantors named therein and
            First Union National Bank, as Trustee.
  5.1       Opinion of O'Sullivan Graev & Karabell, LLP.
 10.1       Asset Purchase Agreement among MascoTech Automotive Systems
            Group, Inc., MascoTech Accessories, Inc. and Advanced
            Accessory Systems, LLC dated as of September 28, 1995.
 10.2       Agreement for the Sale and Purchase of Shares in Brink BV
            dated October 30, 1996 among AAS Holdings, Inc., AAS
            Holdings, LLC, Brink Holding BV and Brink BV.

 NUMBER                             DESCRIPTION
 ------                             -----------
 10.3       Asset Purchase Agreement among Bell Sports Corp., Bell
            Sports Canada, Inc. and Advanced Accessory Systems Canada
            Inc./Les Systemes d'Accessoire Advanced Canada Inc. dated as of July 2, 1997.
 10.4       Stock Purchase Agreement dated July 24, 1997 among Robert
            Boulard and Alan Hamer and Advanced Accessory Systems Canada
            Inc./Les Systems d'Accessoire Advanced Canada Inc.
 10.5       Asset Purchase Agreement among Valley Industries, LLC,
            Valley Industries, Inc., certain affiliates of Valley
            Industries, Inc., Robert L. Fisher and Roger T. Morgan dated as of August 5, 1997.
 10.6       Preliminary Agreement for the Transfer of a Business dated
            December 16, 1997 between Ellebi S.p.A. and Brink Italia
            S.r.1. and Brink International B.V.
 10.7       Second Amended and Restated Credit Facility among AAS,
            SportRack, LLC, Brink International BV, Brink BV and Valley
            Industries, LLC, as Borrowers, NBD Bank as Administrative
            Agent and Documentation and Collateral Agent and The Chase
            Manhattan Bank as Co-Administrative Agent and Syndication
            Agent dated August 5, 1997.
 10.7(a)    Amendment No 1. Dated as of September 5, 1997 to Second
            Amended and Restated Credit Agreement Dated as of August 5,
            1997 and Security Agreements Dated as of October 5, 1996.
            Incorporated by reference to Exhibit 10.7(a) to AAS' Annual
            Report on Form 10-K for the fiscal year ended December 31,
            1998 (File No. 333-49011).
 10.7(b)    Amendment No. 2 Dated as of September 24, 1997 to Second
            Amended and Restated Credit Agreement Dated as of August 5,
            1997. Incorporated by reference to Exhibit 10.7(b) to AAS'
            Annual Report on Form 10-K for the fiscal year ended
            December 31, 1998 (File No. 333-49011).
 10.7(c)    Amendment No. 3 Dated as of December 29, 1997 to Second
            Amended and Restated Credit Agreement dated as of August 5,
            1997. Incorporated by reference to Exhibit 10.7(c) to AAS'
            Annual Report on Form 10-K for the fiscal year ended
            December 31, 1998 (File No. 333-49011).
 10.7(d)    Amendment No. 4 Dated as of December 31, 1997 to Second
            Amended and Restated Credit Agreement Dated as of August 5,
            1997. Incorporated by reference to Exhibit 10.7(d) to AAS'
            Annual Report on Form 10-K for the fiscal year ended
            December 31, 1998 (File No. 333-49011).
 10.7(e)    Amendment No. 5 and Waiver Dated as of December 31, 1998 to
            Second Amended and Restated Credit Agreement Dated as of
            August 5, 1997. Incorporated by reference to Exhibit 10.7(e)
            to AAS' Annual Report on Form 10-K for the fiscal year ended
            December 31, 1998 (File No. 333-49011).
 10.7(f)    Amendment No. 6 to Second Amended and Restated Credit
            Agreement Dated as of August 5, 1997. Incorporated by
            reference to Exhibit 10.7(f) to AAS' Annual Report on Form
            10-K for the fiscal year ended December 31, 1999 (File No.
            333-49011).
 10.8       First Amended and Restated Credit Agreement among SportRack
            International, Inc. and First Chicago NBD Bank, Canada, The
            Chase Manhattan Bank of Canada and The Bank of Nova Scotia
            dated as of March 19, 1998.
 10.9       Amended and Restated Employment Agreement between AAS and
            Richard Borghi dated September 30, 1999. Incorporated by
            reference to Exhibit 10.9 to AAS' Quarterly Report for the quarterly period ended September 30, 1999 on Form 10-Q (File
            No. 333-49011).
 10.10      Employment Agreement between AAS and Marshall Gladchun dated
            September 28, 1995.
 10.11      Management Consulting Agreement between AAS and Barry
            Banducci dated September 28, 1995.
 10.12      Management Consulting Agreement between AAS and F. Alan
            Smith dated September 28, 1995.

 NUMBER                             DESCRIPTION
 ------                             -----------
 10.13      Amended and Restated Employment Agreement between AAS and
            Terence C. Seikel dated September 30, 1999. Incorporated by reference to Exhibit 10.13 to AAS' Quarterly Report for the quarterly period ended September 30, 1999 on Form 10-Q (File
            No. 333-49011).
 10.14      Employment Agreement between AAS and Roger T. Morgan dated
            August 5, 1997.
 10.15      Employment Agreement between Brink B.V. and Gerrit de Graaf dated November 1, 1996.
 10.17      Lease dated as of January 24, 1997 between Valley Industries
            Realty, L.P. and Valley Industries, Inc.
 10.18      Addendum to Sublease dated as of July 2, 1997 between Bell
            Sports Canada, Inc. and SportRack International, Inc.
            (formerly known as Advanced Accessory Systems Canada Inc./
            Les Systems d'Accessoire Advanced Canada Inc.).
 10.18(a)   Sublease Amending Agreement made as of the 1st day of
            January, 2000, between Bell Sports Canada Inc. and SportRack
            Accessories Inc. (previously known as SportRack
            International). Incorporated by reference to AAS' Annual
            Report on Form 10-K for the fiscal year ended December 31,
            1999 (File No. 333-49011).
 10.19      Lease dated May 25, 1994 between VBG Towbars AB and VBG
            Produkter AB.
 10.20      Lease Agreement for commercial use between Ellebi S.p.A. and
            Brink Italia S.r.l.
 10.21      Registration Rights Agreement dated September 25, 1997 by
            and among Advanced Accessory Systems, LLC, AAS Capital
            Corporation, the Guarantors named therein and Chase
            Securities, Inc. and First Chicago Capital Markets, Inc.
*12.1       Statement Re: Computation of ratios.
 21.1       Subsidiaries of the Registrant.
 23.1       Consent of O'Sullivan Graev & Karabell, LLP (included in
            Exhibit 5.1).
*23.2       Consent of PricewaterhouseCoopers LLP.
*23.3       Consent of AXIS S.r.l.
 24.1       Power of Attorney. Incorporated by reference to Exhibit 24.1 to AAS's Annual Report on Form 10-K for the fiscal year
            ended December 31, 1999 (File No. 333-49011).
 25.1       Statement of Eligibility and Qualifications under the Trust
            Indenture Act of 1939 of First Union National Bank as
            Trustee.
*27.1       Financial Data Schedule.
 99.1       Form of Letter of Transmittal.
 99.2       Form of Notice of Guaranteed Delivery.
 99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and Other Nominees.
 99.4       Form of Letter to Clients.


-------------------------
* Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES:

     SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore have been omitted.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrants pursuant to the DGCL, the Act, the Certificate of Incorporation and Bylaws of Capital Corp., the Certificate of Formation, Operating Agreement and Bylaws of AAS, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of April, 2000.


                                          ADVANCED ACCESSORY SYSTEMS, LLC

                                          By:     /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                          Name:  Terence C. Seikel
                                          Title: President and Chief Executive
                                                 Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 has been signed as of the 6th day of April, 2000 by the following persons in the capacity indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ TERENCE C. SEIKEL                       President and Chief Executive Officer and
-----------------------------------------------------       Manager (principal executive officer and
                  Terence C. Seikel                         principal financial and accounting officer)

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Manager
-----------------------------------------------------
                  Richard E. Borghi

                          *                                 Manager
-----------------------------------------------------
                   Barry Banducci

                          *                                 Manager
-----------------------------------------------------
                Gerard Jacobus Brink

                          *                                 Manager
-----------------------------------------------------
                  Donald J. Hofmann

                          *                                 Manager
-----------------------------------------------------
                   Roger T. Morgan

                          *                                 Manager
-----------------------------------------------------
                   Gerrit de Graaf

        *By:           /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of April, 2000.


                                          AAS CAPITAL CORPORATION

                                          By:     /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 has been signed as of the 6th day of April, 2000 by the following persons in the capacity indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President (principal executive officer)
-----------------------------------------------------
                  Donald J. Hofmann

                /s/ TERENCE C. SEIKEL                       Treasurer and Director (principal financial
-----------------------------------------------------       and accounting officer)
                  Terence C. Seikel

                          *                                 Director
-----------------------------------------------------
                  John J. Daileader

             *By: /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of April, 2000.


                                          AAS HOLDINGS, INC.

                                          By: /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 has been signed as of the 6th day of April, 2000 by the following persons in the capacity indicated.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ TERENCE C. SEIKEL                       Chief Executive Officer and Director
-----------------------------------------------------       (principal executive officer and principal
                  Terence C. Seikel                         financial and accounting officer)

                          *                                 Chairman of the Board of Directors
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Director
-----------------------------------------------------
                   Barry Banducci

                          *                                 Director
-----------------------------------------------------
                  Donald J. Hofmann

                          *                                 Director
-----------------------------------------------------
                  Richard E. Borghi

              By: /s/ TERENCE C. SEIKEL
  -------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of April, 2000.


                                          SPORTRACK, LLC

                                          By: /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                            Name: Terence C. Seikel
                                              Title: Vice President of Finance
                                                     and Administration and
                                                     Manager


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 has been signed as of the 6th day of April, 2000 by the following persons in the capacity indicated.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President and Chief Operating Officer and
-----------------------------------------------------       Manager (principal executive officer)
                  Richard E. Borghi

                /s/ TERENCE C. SEIKEL                       Vice President of Finance and
-----------------------------------------------------       Administration, Chief Financial Officer and
                  Terence C. Seikel                         Manager
                                                            (principal financial and accounting officer)

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Manager
-----------------------------------------------------
                   Barry Banducci

                          *                                 Manager
-----------------------------------------------------
                  Donald J. Hofmann

        *By:           /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of April, 2000.


                                          VALLEY INDUSTRIES, LLC

                                          By: /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 has been signed as of the 6th day of April, 2000 by the following persons in the capacity indicated.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            President and Manager
-----------------------------------------------------
                   Roger T. Morgan

                /s/ TERENCE C. SEIKEL                  Chief Executive Officer and Manager
-----------------------------------------------------  (principal executive officer and principal
                  Terence C. Seikel                    financial and accounting officer)

                          *                            Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                            Manager
-----------------------------------------------------
                   Barry Banducci

                          *                            Manager
-----------------------------------------------------
                Gerard Jacobus Brink

                          *                            Manager
-----------------------------------------------------
                  Richard E. Borghi

                          *                            Manager
-----------------------------------------------------
                  Donald J. Hofmann

                          *                            Manager
-----------------------------------------------------
                   Roger T. Morgan

        *By:           /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of April, 2000.


                                          VALTEK, LLC

                                          By:     /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                          Name:  Terence C. Seikel
                                          Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 has been signed as of the 6th day of April, 2000 by the following persons in the capacity indicated.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ TERENCE C. SEIKEL                       Chief Executive Officer and Manager
-----------------------------------------------------       (principal executive officer and principal
                  Terence C. Seikel                         financial and accounting officer)

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Manager
-----------------------------------------------------
                   Barry Banducci

                          *                                 Manager
-----------------------------------------------------
                  Richard E. Borghi

                          *                                 Manager
-----------------------------------------------------
                Gerard Jacobus Brink

                          *                                 Manager
-----------------------------------------------------
                  Donald J. Hofmann

                          *                                 Manager
-----------------------------------------------------
                   Roger T. Morgan

        *By:           /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                DESCRIPTION
 -------                                -----------
      3.1       Amended and Restated Certificate of Formation of AAS.
      3.2       Second Amended and Restated Operating Agreement of AAS.
                Incorporated by reference to Exhibit 3.2 to AAS'
                Registration Statement on Form S-4 (File No. 333-49011).
      3.3       Amended Bylaws of AAS.
      3.4       Third Amended and Restated Operating Agreement of AAS,
                Incorporated by reference to Exhibit 3.2 to AAS' Quarterly
                Report for the quarterly period ended September 30, 1999 on
                Form 10-Q (File No. 333-49011).
      4.1       Indenture dated as of October 1, 1997 for the Notes
                (including the form of New Note attached as Exhibit B
                thereto) among the Issuers, the Guarantors named therein and
                First Union National Bank, as Trustee.
      5.1       Opinion of O'Sullivan Graev & Karabell, LLP.
     10.1       Asset Purchase Agreement among MascoTech Automotive Systems
                Group, Inc., MascoTech Accessories, Inc. and Advanced
                Accessory Systems, LLC dated as of September 28, 1995.
     10.2       Agreement for the Sale and Purchase of Shares in Brink BV
                dated October 30, 1996 among AAS Holdings, Inc., AAS
                Holdings, LLC, Brink Holding BV and Brink BV.
     10.3       Asset Purchase Agreement among Bell Sports Corp., Bell
                Sports Canada, Inc. and Advanced Accessory Systems Canada
                Inc. / Les Systemes d'Accessoire Advanced Canada Inc. dated as of July 2, 1997.
     10.4       Stock Purchase Agreement dated July 24, 1997 among Robert
                Boulard and Alan Hamer and Advanced Accessory Systems Canada
                Inc. / Les Systems d'Accessoire Advanced Canada Inc.
     10.5       Asset Purchase Agreement among Valley Industries, LLC,
                Valley Industries, Inc., certain affiliates of Valley
                Industries, Inc., Robert L. Fisher and Roger T. Morgan dated as of August 5, 1997.
     10.6       Preliminary Agreement for the Transfer of a Business dated
                December 16, 1997 between Ellebi S.p.A. and Brink Italia
                S.r.1. and Brink International B.V.
     10.7       Second Amended and Restated Credit Facility among AAS,
                SportRack, LLC, Brink International BV, Brink BV and Valley
                Industries, LLC, as Borrowers, NBD Bank as Administrative
                Agent and Documentation and Collateral Agent and The Chase
                Manhattan Bank as Co-Administrative Agent and Syndication
                Agent dated August 5, 1997.
   10.7(a)      Amendment No 1. Dated as of September 5, 1997 to Second
                Amended and Restated Credit Agreement Dated as of August 5,
                1997 and Security Agreements Dated as of October 5, 1996.
                Incorporated by reference to Exhibit 10.7(a) to AAS' Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1998 (File No. 333-49011).
   10.7(b)      Amendment No. 2 Dated as of September 24, 1997 to Second
                Amended and Restated Credit Agreement Dated as of August 5,
                1997. Incorporated by reference to Exhibit 10.7(b) to AAS'
                Annual Report on Form 10-K for the fiscal year ended
                December 31, 1998 (File No. 333-49011).
   10.7(c)      Amendment No. 3 Dated as of December 29, 1997 to Second
                Amended and Restated Credit Agreement dated as of August 5,
                1997. Incorporated by reference to Exhibit 10.7(c) to AAS'
                Annual Report on Form 10-K for the fiscal year ended
                December 31, 1998 (File No. 333-49011).

 EXHIBIT
  NUMBER                                DESCRIPTION
 -------                                -----------
   10.7(d)      Amendment No. 4 Dated as of December 31, 1997 to Second
                Amended and restated Credit Agreement Dated as of August 5,
                1997. Incorporated by reference to Exhibit 10.7(d) to AAS'
                Annual Report on Form 10-K for the fiscal year ended
                December 31, 1998 (File No. 333-49011).
   10.7(e)      Amendment No. 5 and Waiver Dated as of December 31, 1998 to
                Second Amended and Restated Credit Agreement Dated as of
                August 5, 1997. Incorporated by reference to Exhibit 10.7(e)
                to AAS' Annual Report on Form 10-K for the fiscal year ended
                December 31, 1998 (File No. 333-49011).
   10.7(f)      Amendment No. 6 to Second Amended and Restated Credit
                Agreement Dated as of August 5, 1997. Incorporated by
                reference to Exhibit 10.7(f) to AAS' Annual Report on Form
                10-K for the fiscal year ended December 31, 1999 (File No.
                333-49011).
     10.8       First Amended and Restated Credit Agreement among SportRack
                International, Inc. and First Chicago NBD Bank, Canada, The
                Chase Manhattan Bank of Canada and The Bank of Nova Scotia
                dated as of March 19, 1998.
     10.9       Amended and Restated Employment Agreement between AAS and
                Richard Borghi dated September 30, 1999. Incorporated by
                reference to Exhibit 10.9 to AAS' Quarterly Report for the quarterly period ended September 30, 1999 on Form 10-Q (File
                No. 333-49011).
     10.10      Employment Agreement between AAS and Marshall Gladchun dated
                September 28, 1995.
     10.11      Management Consulting Agreement between AAS and Barry
                Banducci dated September 28, 1995.
     10.12      Management Consulting Agreement between AAS and F. Alan
                Smith dated September 28, 1995.
     10.13      Amended and Restated Employment Agreement between AAS and
                Terence C. Seikel dated September 30, 1999. Incorporated by reference to Exhibit 10.13 to AAS' Quarterly Report for the year ended September 30, 1999 on Form 10-Q (File No.
                333-49011).
     10.14      Employment Agreement between AAS and Roger T. Morgan dated
                August 5, 1997.
     10.15      Employment Agreement between Brink B.V. and Gerrit de Graaf dated November 1, 1996.
     10.17      Lease dated as of January 24, 1997 between Valley Industries
                Realty, L.P. and Valley Industries, Inc.
     10.18      Addendum to Sublease dated as of July 2, 1997 between Bell
                Sports Canada, Inc. and SportRack International, Inc.
                (formerly known as Advanced Accessory Systems Canada Inc. /
                Les Systems d'Accessoire Advanced Canada Inc.).
  10.18(a)      Sublease Amending Agreement made as of the 1st day of
                January, 2000, between Bell Sports Canada Inc. and SportRack
                Accessories Inc. (previously known as SportRack
                International). Incorporated by reference to AAS' Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1999 (File No. 333-49011).
     10.19      Lease dated May 25, 1994 between VBG Towbars AB and VBG
                Produkter AB.
     10.20      Lease Agreement for commercial use between Ellebi S.p.A. and
                Brink Italia S.r.l.
     10.21      Registration Rights Agreement dated September 25, 1997 by
                and among Advanced Accessory Systems, LLC, AAS Capital
                Corporation, the Guarantors named therein and Chase
                Securities, Inc. and First Chicago Capital Markets, Inc.
    *12.1       Statement Re: Computation of ratios.
     21.1       Subsidiaries of the Registrant.
     23.1       Consent of O'Sullivan Graev & Karabell, LLP (Included in
                Exhibit 5.1).
    *23.2       Consent of PricewaterhouseCoopers LLP.

 EXHIBIT
  NUMBER                                DESCRIPTION
 -------                                -----------
    *23.3       Consent of AXIS S.r.l.
     24.1       Power of Attorney. Incorporated by reference to Exhibit 24.1 to AAS's Annual Report on Form 10-K for the fiscal year
                ended December 31, 1999 (File No. 333-49011).
     25.1       Statement of Eligibility and Qualifications under the Trust
                Indenture Act of 1939 of First Union National Bank as
                Trustee.
    *27.1       Financial Data Schedule.
     99.1       Form of Letter of Transmittal.
     99.2       Form of Notice of Guaranteed Delivery.
     99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                Companies and Other Nominees.
     99.4       Form of Letter to Clients.


-------------------------
* Filed herewith.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON


                         FINANCIAL STATEMENT SCHEDULES



To the Board of Managers


and Members of


Advanced Accessory Systems, LLC:



     Our audits of the consolidated financial statements referred to in our report dated March 17, 2000 appearing in the this Post-Effective Amendment No. 2 of this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC, and AAS Capital Corporation, also included an audit of the financial statement schedule listed in Item 21(b) of this Registration Statement. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



PricewaterhouseCoopers LLP



Detroit, Michigan


March 17, 2000

                        ADVANCED ACCESSORY SYSTEMS, LLC

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

             FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997,

                         (DOLLAR AMOUNTS IN THOUSANDS)


                                                                   ADDITIONS
                                                           --------------------------
                                            BALANCE AT     CHARGED TO     CHARGED TO
                                           BEGINNING OF    COSTS AND        OTHER                      BALANCE AT
                                               YEAR         EXPENSES     ACCOUNTS (1)    WRITE-OFFS    END OF YEAR
                                           ------------    ----------    ------------    ----------    -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
  For the year ended December 31,
     1999..............................       $2,766         $2,670         $  (67)        $  372        $4,997
     1998..............................        1,699          2,413            523          1,869         2,766
     1997..............................          605            458            734             98         1,699
ALLOWANCE FOR INVENTORY AND LOWER OF
  COST OR MARKET RESERVE
  For the year ended December 31,
     1999..............................       $3,917         $  573         $ (136)        $1,137        $3,217
     1998..............................        2,590          4,735             15          3,423         3,917
     1997..............................        1,579            423          1,303            715         2,590
ALLOWANCE FOR REIMBURSABLE TOOLING
  For the year ended December 31,
     1999..............................       $  324         $  230         $   --         $   13        $  541
     1998..............................          890            294             --            860           324
     1997..............................          368            195            493            166           890
ALLOWANCE FOR DEFERRED TAX ASSETS
     1999..............................       $4,225         $  854         $  179         $   --        $5,258
     1998..............................           --          4,225             --             --         4,225


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(1) Charges to other accounts includes amounts related to acquired companies and the effects of changing foreign currency exchange rates for the Company's foreign subsidiaries.